Exhibit 4.1

Execution Version

NAVIOS SOUTH AMERICAN LOGISTICS INC.

and

NAVIOS LOGISTICS FINANCE (US) INC.,

as Co-Issuers

the GUARANTORS party hereto,

as Guarantors,

and

WILMINGTON TRUST,

NATIONAL ASSOCIATION,

as Trustee and Collateral Trustee

INDENTURE

Dated as of July 8, 2020

10.750% Senior Secured Notes due 2025

-i-

-ii-

-iii-

-iv-

-v-

Exhibit A	-	Form of Note
Exhibit B	-	Form of Legends
Exhibit C	-	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit D	-	Form of Supplemental Indenture for Additional Guarantor(s)
Exhibit E	-	Form of Notation of Guarantee
Exhibit F	-	Form of Incumbency Certificate
Exhibit G	-	Form of Assignment of Freights and Hires
Exhibit H-1	-	Form of Assignment of Insurance for Mortgaged Vessel Guarantors
Exhibit H-2	-	Form of Assignment of Insurance for Bareboat Charterers
Exhibit I	-	Form of Assignment of Supplemental Charter
Exhibit J	-	Form of Pledge Agreement
Exhibit K	-	Form of Mortgage

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

-vi-

INDENTURE dated as of July 8, 2020 among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”) and Navios Logistics Finance (US) Inc., a Delaware corporation, as co-issuers (“Logistics Finance”, with the Company and Logistics Finance being referred to herein individually as a “Co-Issuer” and collectively as “Co-Issuers”), each of the Guarantors named herein, as Guarantors, and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”) and as Collateral Trustee (the “Collateral Trustee”).

The Co-Issuers have duly authorized the creation of an issue of 10.750% Senior Secured Notes due 2025 and, to provide therefor, the Co-Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Co-Issuers and authenticated and delivered hereunder, the valid and binding, joint and several, obligations of the Co-Issuers and to make this Indenture a valid and binding agreement of the Co-Issuers and the Guarantors have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

Set forth below are certain defined terms used in this Indenture.

“Acquired Debt” means, with respect to any specified Person:

  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Administrative Services Agreement” means the Administrative Services Agreement dated April 12, 2011 entered into between the Company and Navios Holdings, which was assigned from Navios Holdings to Navios Corporation pursuant to an assignment agreement dated May 28, 2014 and subsequently assigned from Navios Corporation to Navios Shipmanagement Inc. pursuant to an assignment agreement dated August 29, 2019, as further amended through the Issue Date and as such agreement may be further amended, modified, supplemented, replaced, extended or renewed from time to time in compliance with Section 4.14(b)(6).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” has correlative meanings as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Note at August 1, 2022 plus (ii) all remaining interest payments due on such Note through and including August 1, 2022 (excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 1, 2022 to the Make-Whole Redemption Date, computed using a discount rate equal to the Applicable Treasury Rate plus 0.50%, over (B) the principal amount of such Note on the Make-Whole Redemption Date. The Co-Issuers will calculate or cause the calculation of the Applicable Premium and the Trustee will have no duty to calculate or verify the Co-Issuers’ calculation thereof.

“Applicable Treasury Rate” for any Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to August 1, 2022; provided, however, that if the period from the Make-Whole Redemption Date to August 1, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to August 1, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Appraised Value” means the fair market sale value (determined as provided for in the definition of “Fair Market Value” with respect to any Charter(s) relating to such Vessel) as of a specified date of a specified Vessel that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Independent Appraiser selected by the Company and, in the event such Independent Appraiser is not a Designated Appraiser, reasonably acceptable to the Trustee.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets (other than, in the case of Collateral, an Event of Loss); provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Co-Issuers and their Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.09 and/or 5.01 and not by the provisions of Section 4.13;

(2) the issuance by any of the Company’s Restricted Subsidiaries of any Equity Interest of such Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiaries (other than in each case (x) directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Subsidiaries or (y) preferred stock or Disqualified Stock issued in compliance with Section 4.10); and

(3) in the case of the Vale Port Contract, any (x) modification, amendment, waiver, acceleration of payment or termination (whether or not in accordance with the terms of the agreement) or (y) judgment, settlement, arbitration or otherwise, whether in the nature of a breach of contract claim, tort claim or otherwise, in each case in favor of the Company or any of the Company’s Restricted Subsidiaries; provided that such event shall not be deemed to be an Asset Sale unless and to the extent the Company or any of the Company’s Restricted Subsidiaries actually receives cash proceeds in connection therewith.

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(1) other than in the case of any Collateral or the Equity Interests of any Mortgaged Vessel Guarantor or any parent or indirect parent of a Mortgaged Vessel Guarantor that is a subsidiary of the Company, any single transaction or series of related transactions that involves assets or the issuance of Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $7.5 million;

(2) a sale, lease, conveyance, transfer or other disposition of assets between or among the Company and/or its Restricted Subsidiaries; provided that if such sale, lease, conveyance, transfer or other disposition involves (i) any Mortgaged Vessel Collateral, such exemption shall only be available if such transaction is between or among the Company and/or one or more Mortgaged Vessel Guarantors, and (ii) any Collateral in respect of the Vale Port Contract, such exemption shall only be available if such transaction is between or among the Company and/or a Guarantor;

(3) an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or other disposition of damaged, worn-out or obsolete assets or property or assets in connection with maintenance and equipment upgrades;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) (i) a Restricted Payment that does not violate Section 4.11 or a Permitted Investment; and (ii) any issuance, sale, transfer or other disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

(7) sales of accounts receivable, inventory and other current assets (other than Vessels and Related Business Assets) in the ordinary course of business and any charter-out of a Vessel or contract of affreightment entered into in the ordinary course of business;

(8) a Permitted Asset Swap;

(9) the unwinding of any Hedging Obligations;

(10) the lease, assignment or sublease of any real or personal property including but not limited to a Vessel in the ordinary course of business;

(11) the grant in the ordinary course of business of any license or sublicense of patents, trademarks, know-how and any other intellectual property;

(12) any sale or disposition deemed to occur in connection with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;

(13) sale of assets received upon the foreclosure of a Lien;

(14) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business other than in respect of the Vale Port Contract; and

(15) foreclosures, condemnations or any similar actions on assets.

“Assignment of Freights and Hires” means each assignment, between either a Co-Issuer or a Mortgaged Vessel Guarantor, as applicable, and the Collateral Trustee, dated the Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture and substantially in the form of Exhibit G hereto, together with the documents contemplated thereby, pursuant to which a Co-Issuer or such Mortgaged Vessel Guarantor, as applicable, assigns its right, title and interest in, to and under all Charters, freights, hires and other earnings in respect of its Mortgaged Vessel.

“Assignment of Insurance” means (i) with respect to any Mortgaged Vessel, each assignment, substantially in the form of Exhibit H-1, between either a Co-Issuer or a Mortgaged Vessel Guarantor, as applicable, and the Collateral Trustee, and (ii) with respect to any Mortgaged Vessel subject to a bareboat charter, each assignment, substantially in the form of Exhibit H-2, between the applicable bareboat charterer and the Collateral Agent, in each case, dated the Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture, together with the documents contemplated thereby, pursuant to which a Co-Issuer or such Mortgaged Vessel Guarantor and/or any bareboat charterer in respect of any Mortgaged Vessel, as applicable, assigns its right, title and interest in, to and under all policies and contracts of insurance in respect of its Mortgaged Vessel as well as any proceeds of such insurance.

“Assignment of the Vale Port Contract” means the security assignment, between CNSA as assignor and the Collateral Trustee as assignee, dated on or about the Issue Date, as amended from time to time in accordance with the terms of this Indenture and the Security Documents (including pursuant to any successor assignment or other Lien contemplated by Section 11.09), together with the documents contemplated thereby, pursuant to which CNSA assigns by way of security all of its right, title and interest in, to and under the Vale Port Contract and all proceeds thereunder.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate implicit in such transaction for the relevant lease period, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Financing Lease Obligation, the amount of Indebtedness required thereby shall be determined in accordance with the definition of “Financing Lease Obligation.”

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any applicable United States federal, state or foreign law for the relief of debtors, or bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such board; and

(2) with respect to any other Person, the functional equivalent of a board of directors of a corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf thereof.

“Board Resolution” means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary (or individual with similar authority) of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, the location of the office of the Paying Agent or the location of the Corporate Trust Office of the Trustee are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars or Euro or Pound Sterling or other currency of a member of the Organization for Economic Cooperation and Development (including such currencies as are held as overnight bank deposits and demand deposits with banks);

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any Member State of the European Union or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3) demand and time deposits and eurodollar time deposits and certificates of deposit or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case, with any financial institution organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Rating Agency) or (b) having capital and surplus and undivided profits in excess of $250.0 million;

(4) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (2) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper and variable or fixed rate notes rated P-1 or higher by Moody’s or A-1 or higher by S&P and, in each case, maturing within one year after the date of acquisition;

(6) money market funds that invest primarily in Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in any other foreign currency and comparable in credit quality and tenor to those referred to above and customarily to the extent reasonably required in connection with (a) any business conducted by the Company or any of its Restricted Subsidiaries in such jurisdiction or (b) any Investment in the jurisdiction in which such Investment is made; and

(8) local currency held by the Company or any of its Restricted Subsidiaries from time to time in the ordinary course of business.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Company;

(2) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Restricted Subsidiary or one or more Permitted Holders or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (2), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(3) the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

“Charter” means each bareboat charter or time charter entered into with respect to a Mortgaged Vessel by a Mortgaged Vessel Guarantor.

“CNSA” means Corporación Navios Sociedad Anónima.

“Collateral” means, collectively, all of the property and assets (including, without limitation, Trust Monies) that are from time to time subject to the Security Documents.

“Collateral Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Navios South American Logistics Inc., a Marshall Islands corporation.

“Consolidated Cash Flow” means, for any period, for any Person, an amount determined for such Person and its Restricted Subsidiaries on a consolidated basis equal to:

(1) Consolidated Net Income for such period; plus

(2) the sum, without duplication, of the amounts for such Person and its Restricted Subsidiaries for such period (in each case to the extent reducing such Consolidated Net Income) of:

(a) Fixed Charges;

(b) provision for taxes based on income;

(c) total depreciation expenses;

(d) total amortization expenses (including, without limitation, the amortization of capitalized drydocking expenses);

(e) other non-cash items reducing such Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); and

(f) to the extent any Attributable Indebtedness is outstanding and is not a Financing Lease Obligation, the amount of any payments therefor less the amount of interest implicit in such payments; minus

(3) the amount for such period (to the extent increasing such Consolidated Net Income) of non-cash items increasing such Consolidated Net Income (other than any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period);

provided that the items listed in clauses (2)(a) through (f) of a Restricted Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

Notwithstanding the foregoing, for purposes of Consolidated Cash Flow, in the event that the Co-Issuers or any of their Restricted Subsidiaries (i) receive (a) any advances for services rendered or to be rendered over multiple periods, (b) termination payments in connection with the termination of charter contracts which otherwise would have been in effect for multiple periods, (c) insurance payments in respect of Vessels which were subject to charters that would have been in effect for multiple periods and/or (ii) pays a termination payment in order to terminate a charter that would have been in effect over multiple periods, the Company may, in its good faith judgment, (without duplication) adjust Consolidated Cash Flow to amortize the receipt of such payments over the applicable periods and the effect of such expenses over the applicable period.

“Consolidated Net Income” means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (without duplication):

(1) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto);

(2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales or dispositions of securities;

(3) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period;

(4) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually, or is permitted to be, paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that with respect to a Guarantor this clause (4) shall be applicable solely for purpose of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under Section 4.11;

(5) any non-cash expenses or charges resulting from stock, stock option or other equity-based awards;

(6) the cumulative effect of a change in accounting principles;

(7) any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(8) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof; and

(9) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

provided, however, that (x) Consolidated Net Income shall be reduced by the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period and (y) Consolidated Net Income shall be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary that is a Guarantor except to the extent of the dividends paid in cash (or convertible to cash) during such period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties.

“Consolidated Total Indebtedness” means, as of any date of determination, the Indebtedness of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis; provided that “Consolidated Total Indebtedness” shall be calculated (i) excluding any obligation, liability or indebtedness of any such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount, and (ii) shall not include (A) outstanding stand-by letters of credit which have not been drawn upon and (B) any Hedging Obligations that are incurred for non-speculative purposes; provided further that the amount of Indebtedness used as the basis of the calculation of “Consolidated Total Indebtedness” shall be subject to such adjustments as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Construction Contract” means any contract for the construction (or construction and acquisition) of a Vessel and/or any Related Business Assets entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

“Corporate Trust Office” means with respect to the Trustee or Collateral Trustee, as applicable, the corporate trust office of the Trustee or Collateral Trustee, as applicable, located at 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402, Navios South American Logistics Administrator, or such other office, designated by the Trustee or Collateral Trustee, as applicable, by written notice to the Co-Issuers, at which at any particular time its corporate trust business shall be principally administered.

“Credit Facilities” means one or more debt facilities or agreements or commercial paper facilities providing for revolving credit loans, term loans, bonds, debentures, securitization financing or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced, increased or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying the Co-Issuers and/or Subsidiaries of the Company as borrowers or guarantors thereunder).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company, New York, New York, its nominees and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Co-Issuers, any one or more of the Guarantors and/or Navios Holdings (the “Performance References”).

“Designated Appraiser” means any of VesselsValue, Arrow Shipbroking Group, Fearnleys A/S, Braemar ACM Shipbroking, Clarksons Valuations Limited, Simpson Spence & Young Limited, Maersk Broker KS, MSI Valuation, English White Shipping Ltd. and Howe Robinson Partners; provided that, at the time any such firm is to be utilized, such firm would qualify as an Independent Appraiser.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) issued and sold for cash in a bona-fide financing transaction that is designated as Designated Preferred Stock pursuant to an Officer’s Certificate on or about the issuance date thereof, the net cash proceeds of which are excluded from the calculation of Restricted Payments for purposes of Section 4.11(a)(3) and are not used for purposes of Section 4.11(a)(3)(B).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale prior to the stated maturity of the Notes shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.

“Eligible Jurisdiction” means any of the Republic of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Hong Kong, the United Kingdom, Malta, Uruguay, Brazil, Bolivia, Paraguay, Argentina, any Member State of the European Union and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance and sale by the Company of its Qualified Equity Interests.

“Event of Loss” means any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Company within 120 days after the occurrence of such damage (and evidenced by an Officer’s Certificate to such effect delivered to the Trustee and Collateral Trustee, within such 120 day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss; (iii) in the case of any event referred to in clause (c) above, upon the delivery of the Company’s Officer’s Certificate to the Trustee and Collateral Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date that is six months (or in the case of any of the foregoing events resulting from an act of piracy covered by insurance, twelve (12) months) after the occurrence of such event.

“Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by the Company, any Mortgaged Vessel Guarantor or the Trustee or Collateral Trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute or statutes thereto and, in each case, the rules and regulations promulgated by the Commission thereunder.

“Excluded Contributions” means the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or Designated Preferred Stock or sales of Equity Interest to or cash contribution from the Company or any Subsidiary of the Company), in each case, after the Issue Date; in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate executed on the date such capital contributions are made or the date such Equity Interest is sold, the proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3).

“Exercised Purchase Option Contract” means any Purchase Option Contract which has been exercised by the Company or a Restricted Subsidiary, obligating the Company or such Restricted Subsidiary to purchase such Vessel and/or any Related Business Assets, subject only to customary conditions precedent.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date after giving effect to the issuance of the Notes on the Issue Date and the use of proceeds therefrom, including Indebtedness outstanding on the Issue Date under any Credit Facilities in existence on the Issue Date or amounts committed to for Vessels under construction on the Issue Date and described in the Offering Memorandum.

“Fair Market Value” means, with respect to any asset or property, the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party. Fair Market Value shall be determined in good faith by (i) if the value of such property or asset is less than $25.0 million, an Officer of the Company and (ii) if the value of such property or asset equals or exceeds $25.0 million, the Board of Directors of the Company; provided, however, that (x) if such determination is with respect to one or more Vessels (I) with a value that equals or exceeds $25.0 million (as determined by the Company in good faith), Fair Market Value shall be based on the Appraised Value of such Vessel and (II) Fair Market Value shall be the greater of such Vessel’s “charter-free” and “charter-adjusted” values and (y) if such determination is for the purpose of testing compliance with clause (7) of the definition of “Permitted Liens,” to the extent such determination relates to the Fair Market Value of one or more Vessels, the Company may base such determination solely on the Appraised Value of such Vessel or Vessels, and in all other cases to the extent of Related Business Assets that have not been included in the calculation of the Appraised Value of a Vessel which Related Business Assets have a value in excess of $25.0 million, such determination shall be made in good faith by the Board of Directors of the Company. The determination of Fair Market Value hereunder shall be made as of the relevant date of determination of compliance with the applicable covenant or covenants set forth therein or, if earlier, the date on which the Company or a Restricted Subsidiary shall have become contractually obligated to consummate the transaction requiring such determination.

“Financing Lease Obligation” means, at the time of determination, the amount of the liability in respect of a financing lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, provided that all obligations that are or would have been treated as operating leases for purposes of GAAP as in effect prior to December 15, 2018 shall continue to be accounted for as operating leases (and not be treated as Financing Lease Obligations, capital lease obligations or Indebtedness) for purposes of all definitions, calculations and deliverables under this Indenture (including the calculation of Consolidated Net Income and Total Assets) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with GAAP or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be re-characterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurred (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness, Disqualified Stock or preferred stock incurred on such Calculation Date pursuant to Section 4.10(b).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions (including of Vessels and Related Business Assets including, without limitation, chartered-in Vessels) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, of any other Person or any of its Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and any prior acquisitions by such other Person to the extent not fully reflected in the historical results of operations of such other Person, and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to operations (including Vessels and Related Business Assets) or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to operations (including Vessels and Related Business Assets) or businesses (and ownership interests therein) disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated at the actual rate that was in effect from time to time (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);

(7) if the Company or any Restricted Subsidiary shall have entered into an agreement to acquire a Vessel which at the time of calculation of the Fixed Charge Coverage Ratio is in the process of being constructed, refurbished for use by the Company or a Restricted Subsidiary or redelivered from its existing owner to the Company or any Restricted Subsidiary (each such Vessel, a “Pending Vessel”) and if such Pending Vessel is scheduled to be delivered no later than 24 months (or 48 months in the case of a Vessel that is to be utilized in the Company’s cabotage business) from the date of such calculation of the Fixed Charge Coverage Ratio, pro forma effect shall be given to the extent provided in the next paragraph below; and

(8) if the Company or any Restricted Subsidiary shall have entered into an agreement to acquire a Related Business Asset in connection with the expansion of its port business which at the time of calculation of the Fixed Charge Coverage Ratio is being constructed on behalf of the Company or such Restricted Subsidiary and is scheduled to be completed no later than 36 months from the date of such calculation of the Fixed Charge Coverage Ratio and is the subject of an agreement with a third party that is not an Affiliate of the Company entered on customary terms for such agreements (as determined in good faith by the Company), which is binding on such third party and which has a fixed duration of not less than one year (each such Related Business Asset that meets the requirements of this clause (8), a “Qualified Related Business Asset”), pro forma effect shall be given to the extent provided for in the next paragraph.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including, without limitation, the charter-in of a Vessel), construction, refurbishment or redelivery of a Vessel or an acquisition of the Capital Stock of a Person that owns, or charters in, one or more Vessels or the financing thereof, such Person may (i) subject in the case of a Pending Vessel to clause (iv) below, if a relevant Vessel is or is to be subject to a time charter-out or a contract of affreightment with a remaining term of twelve months or longer, apply for the period for which the Fixed Charge Coverage Ratio is being calculated pro forma earnings (losses) for such Vessel based upon such charter-out or a contract of affreightment, (ii) subject in the case of a Pending Vessel to clause (iv) below, if a relevant Vessel is or is to be subject to a time charter-out or a contract of affreightment with a remaining term of between six and twelve months, apply for the period for which the Fixed Charge Coverage Ratio is being calculated the annualized amount of pro forma earnings (losses) for such Vessel based upon such charter-out or contract of affreightment, (iii) subject in the case of a Pending Vessel to clause (iv) below, if a relevant Vessel is not to be subject to a time charter-out or a contract of affreightment or is under time charter-out or is subject to a contract of affreightment that is due to expire in six months or less or is to be subject to charter on a voyage charter basis (whether or not any such charter is in place for such Vessel) or is to be operated by the Company or any Restricted Subsidiary, then in each case apply for the period for which the Fixed Charge Coverage Ratio is being calculated earnings (losses) for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet in the most recent four quarter period (as determined in good faith by the chief financial officer of the Company) or if there is no such comparable Vessel, then based upon industry average earnings for comparable Vessels (as determined in good faith by the chief financial officer of the Company) or (iv) if such Vessel is a Pending Vessel described in clause (7) of this definition, then, include, to the extent that such Pending Vessel has not been delivered to the Company or a Restricted Subsidiary or if so delivered has not been deployed for the entire period for which the Fixed Charge Coverage Ratio is being calculated, for such period (or the portion of such period during which such Pending Vessel was not deployed if such Pending Vessel has been deployed but not for the entire period) the Proportionate Amount of pro forma earnings (losses) for such Pending Vessel with such earnings determined based upon the applicable provisions of clauses (i) through (iii) above (or the ratable amount of such Proportionate Amount of pro forma earnings (losses) to the extent the Pending Vessel has been deployed but for less than the entire period (with the actual earnings of such Pending Vessel being given effect to for the period deployed to the extent otherwise included in the calculation of Consolidated Cash Flow). For purposes of this definition, whenever pro forma effect is to be given to the acquisition of a Qualified Related Business Asset described in clause (8) of this definition include, to the extent that such Qualified Related Business Asset has not been delivered to the Company or a Restricted Subsidiary or if so delivered has not been employed for the entire period for which the Fixed Charge Coverage Ratio is being calculated, for such period (or the portion of such period during which such Qualified Related Business Asset was not employed if such Qualified Related Business Asset has been employed but not for the entire period) the Proportionate Amount of pro forma earnings (losses) for such Qualified Related Business Asset based upon the contractual terms of such Qualified Related Business Asset’s related third party agreement applicable to the first twelve months following scheduled acquisition of such Qualified Related Business Asset (or the ratable amount of such Proportionate Amount of pro forma earnings (losses) to the extent the Qualified Related Business Asset has been employed but for less than the entire period (with the actual earnings of such Qualified Related Business Asset being given effect to for the period deployed to the extent otherwise included in the calculation of Consolidated Cash Flow)). As used herein, “Proportionate Amount of pro forma earnings (losses)” means the product of the earnings (losses) referred to above and the percentage of the aggregate purchase price for such Vessel or Qualified Related Business Assets, as the case may be, that has been paid as of the relevant date of the determination of the Fixed Charge Coverage Ratio.

Additionally, any pro forma calculations may include the reduction or increase in costs for the applicable period resulting from, or in connection with, the acquisition of assets, an asset sale, any vessel lay-up that shall have occurred on or prior to the Calculation Date or other transaction or event which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Regulation S-X under the Securities Act or (b) has been realized at the time such pro forma calculation is made or is reasonably expected to be realized within twelve months following the consummation of the transaction to which such pro forma calculations relate, which actions shall be made in good faith by a responsible accounting officer of the Company.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, (x) including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Financing Lease Obligations and the net payments made pursuant to Hedging Obligations in respect of interest rates (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP) and (y) excluding any write-off of original issue discount in excess of regular amortization, amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses incurred in connection with the incurrence of Indebtedness and any expensing of bridge, commitment and other financing fees; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends accrued or paid on any series of Disqualified Stock or Designated Preferred Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary (other than any such Disqualified Stock, Designated Preferred Stock or preferred stock held by the Company or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests); plus

(5) to the extent any Attributable Indebtedness is outstanding and is not a Financing Lease Obligation, the amount of interest implicit in any payments related to such Attributable Indebtedness during such period.

“Forward Freight Agreement” means, with respect to any Person, any forward freight agreement or comparable swap, future or similar agreement or arrangement relating to derivative trading in freight or similar rates.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case, as in effect on the Issue Date, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person.

“Guarantee” or “Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Guarantor” means each Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture and its successors and assigns, until such Subsidiary is released from its Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under swap, cap, collar, forward purchase, Forward Freight Agreements or agreements or arrangements similar to any of the foregoing and dealing with interest rates, currency exchange rates, commodity prices or freight rates, either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered on the books maintained by the Registrar.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person representing the balance of the deferred and unpaid purchase price of any property or services due more than six months after such property is acquired or such services are completed and which is treated as indebtedness under GAAP, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors incurred in the ordinary course of business;

(5) all Financing Lease Obligations of such Person;

(6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(8) all Attributable Indebtedness;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

Notwithstanding the foregoing, Indebtedness shall be deemed not to include any operating leases as such an instrument would be determined in accordance with GAAP on the Issue Date.

Notwithstanding clause (4) above, the obligation of the Company or any Restricted Subsidiary to pay the purchase price for an Exercised Purchase Option Contract entered into and exercised in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries shall not constitute “Indebtedness” under clause (4) above even though the purchase price therefor may be due more than six months after exercise thereof.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Independent Appraiser” means a Person:

(1) that is (a) engaged in the business of appraising Vessels and qualified to appraise the applicable Vessel, in each case, as determined in good faith by the Company or (b) if no Person described in clause (1)(a) is at such time generally providing appraisals of vessels (as determined in good faith by the Company) then, an independent investment banking firm of international standing qualified to perform such valuation (as determined in good faith by the Company); and

(2) who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, partner or person performing similar functions.

“Intercompany Debt” means Indebtedness of a Mortgaged Vessel Guarantor to the extent issued to or held by the Company or any Subsidiary of the Company.

“interest” means, with respect to the Notes, interest on the Notes (regardless of whether so stated).

“Interest Payment Date” means each February 1 and August 1 starting with February 1, 2021.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (with stable outlook or better) (or the equivalent) by Moody’s and BBB- (with stable outlook or better) (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP but excluding extensions or assumptions of trade credit or advances, deposits and payments to or with Persons other than Affiliates or for workers’ compensation in the ordinary course of business or prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.11(b). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.11(b). Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means July 8, 2020, the date of the original issuance of the Notes under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease that is not a Financing Lease Obligation be deemed to constitute a Lien.

“Logistics Finance” means Navios Logistics Finance (US) Inc., a Delaware corporation.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Make-Whole Redemption” has the meaning given in Section 5 of the Notes.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange, the Hong Kong Stock Exchange or Euronext.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.

“Mortgaged Vessel Guarantor” means any Co-Issuer or Restricted Subsidiary that is the owner of a Mortgaged Vessel.

“Mortgaged Vessels” means any Vessels subject to the Lien of the Security Documents in favor of the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders pursuant to Section 11.09.

“Navios Holdings” means Navios Maritime Holdings Inc., a Marshall Islands corporation.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Event of Loss or any proceeds received in connection with the Vale Port Contract (x) as a result of any modification, amendment or waiver in respect of the Vale Port Contract, or which represents an acceleration of payments due under such agreement, in each case that the Company elects to apply in accordance with the provisions of Section 4.13(II) for purposes of satisfying the provisions of

Section 11.19 or (y) in connection with any termination (whether or not in accordance with terms of the agreement) or breach by Vale International S.A. of the terms of the Vale Port Contract, in each case, whether as the result of an agreement, judgment, settlement, arbitration or otherwise, and whether in the nature of a breach of contract claim, tort claim or otherwise, including without limitation any amounts received under any insurances covering any such agreements or matters, but excluding in all cases any payments in the ordinary course of business, as determined by the Company in good faith, or any other sale of assets (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, Event of Loss or other sale of assets), net of fees, commissions, expenses and other direct costs relating to such Asset Sale, Event of Loss or other sale of assets including, without limitation, (a) fees and expenses related to such Asset Sale, Event of Loss or other sale of assets (including legal, accounting and investment banking fees, title and recording tax fees and sales and brokerage commissions, and any relocation expenses and severance or shutdown costs incurred as a result of such Asset Sale, Event of Loss or other sale of assets), (b) all federal, state, provincial, foreign and local taxes paid or payable as a result of the Asset Sale, Event of Loss or other sale of assets, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien, (or in the case of Collateral, a prior Lien), incurred in compliance with the terms of this Indenture and the Security Documents on the asset or assets that were the subject of such Asset Sale, Event of Loss or other sale of assets, (d) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to such Asset Sale, Event of Loss or other sale of assets, (e) in the case of any Asset Sale by a Restricted Subsidiary that is not a Guarantor, payments to holders of Equity Interests in such Restricted Subsidiary (other than Equity Interests held by the Company or any of its Restricted Subsidiaries) to the extent that such payment is required to permit the distribution of proceeds of such Asset Sale in respect of Equity Interests in such Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, (f) any escrow or reserve for adjustment in respect of the sale price of such assets established in accordance with GAAP and any reserve in accordance with GAAP against any liabilities associated with such Asset Sale, Event of Loss or other sale of assets and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale except to the extent that such proceeds are released from any such escrow or to the extent such reserve is reduced or eliminated and (g) with respect to an Asset Sale, Event of Loss or other sale of assets involving assets that do not constitute Collateral, any customary escrow or reserve required by the Holders or lenders under any Indebtedness secured by such assets consistent with the practice of such Holders or lenders except to the extent that such escrow or reserve is reduced or eliminated.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Co-Issuers, any Guarantor or Navios Holdings immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) as to which the lenders have been notified in writing or have contractually agreed that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” means, collectively, the Co-Issuers’ 10.750% Senior Secured Notes due 2025 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Obligations” means any principal, interest, penalties, fees, costs and expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including all interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Co-Issuers or any Guarantor, whether or not a claim for post-filing interest, fees and expenses is allowed or allowable under such proceedings).

“Offering Memorandum” means the offering memorandum of the Co-Issuers relating to the Notes issued on the Issue Date, dated June 23, 2020.

“Officer” means, with respect to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any other officer designated by the relevant Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed on behalf of the Company by any one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Sections 13.04 and 13.05. The counsel may be an employee of, or counsel to, the Co-Issuers, or a Guarantor. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required in the relevant jurisdiction or related to the items covered by the opinion and counsel delivering such Opinions of Counsel may rely on certificates of the Co-Issuers or government authority or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various covenants have been complied with.

“pari passu Indebtedness” means any Indebtedness of the Co-Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Asset Swap” means the exchange of Vessels and Related Business Assets of the type described in clauses (i) to (viii) of the definition thereof not constituting Collateral of the Company or any Restricted Subsidiary for assets to be used by the Company or a Restricted Subsidiary in a Permitted Business.

“Permitted Business” means any business conducted by the Company or any of its Subsidiaries as described in the Offering Memorandum and the ownership or operation of Vessels and any activities within the ship owning and shipping and trading industries or any port or logistics business or any other business which, in the good faith judgment of the Board of Directors of the Company, is reasonably related, ancillary, supplementary or complementary thereto, or a reasonable extension, development or expansion of any business in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, including without limitation owning and/or operating or other activities in connection with barges, floating vessels or crafts, floating storage production units, storage tanks and terminals, salvage, port facilities and services, pipelines and loading and discharging facilities and drying and conditioning facilities and equipment related thereto (including any investment in real estate in respect of the foregoing). For purposes hereof, the acquisition of loans and other third party debt obligations in connection with the acquisition or potential acquisition of Vessels or ports or related activities is a Permitted Business.

“Permitted Flag Jurisdiction” means any of the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Panama, Greece, Malta, the Republic of Cyprus, the Commonwealth of the Bahamas, the British Virgin Islands and the Hong Kong Special Administrative Region of the People’s Republic of China, Argentina, Uruguay, and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Board of Directors.

“Permitted Hedging Obligations” means at any time, Hedging Obligations designed to manage interest rates or interest rate risk or protect against fluctuations in currency exchange rates, commodity prices or freight rates and not for speculative purposes (all as determined by the Company on the date of entering into such Hedging Obligation). Forward Freight Agreements entered into by the Company in its good faith determination for the purpose of hedging available days against fluctuations in freight rates (as so determined by the Company on the date of entering into such Forward Freight Agreement) shall be deemed to have been entered into not for speculative purposes and shall qualify as “Permitted Hedging Obligations” for all purposes under this Indenture.

“Permitted Holders” means each of: (i) Navios Holdings and any of its Subsidiaries (but only for so long as it continues to be a Subsidiary of Navios Holdings); (ii) Angeliki Frangou; (iii) for the individual named in (ii) above, each of her spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iv) all Affiliates controlled by the Persons named in clauses (ii) and (iii) above.

“Permitted Investments” means:

(1) any Investment in cash or Cash Equivalents;

(2) any Investment in a Co-Issuer or in a Restricted Subsidiary;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Co-Issuer or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

(5) any Investment made for consideration consisting of Qualified Equity Interests of the Company;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers, including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Permitted Hedging Obligations;

(8) Investments (a) in existence on the Issue Date or (b) committed to be made or made in connection with arrangements or agreements in existence on the Issue Date;

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(10) payroll, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advances to be treated as expenses in accordance with GAAP;

(11) Investments held by a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged into the Company or a Restricted Subsidiary of the Company and not made in contemplation of such Person becoming a Restricted Subsidiary or merger;

(12) Investments in any Person that is an Affiliate of the Company having a Fair Market Value, when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $10.0 million;

(13) other Investments in any Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $20.0 million and (y) 2.5% of Total Assets; provided that such Investments shall not be in Persons that are Affiliates of the Company (other than (i) Unrestricted Subsidiaries or (ii) Persons that are Affiliates solely because either (x) the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls such Person or (y) a director of such Person is also a director of the Company);

(14) guarantees issued in accordance with Section 4.10; and

(15) unlimited Investments, provided that after giving pro forma effect to such Investment, the Total Debt Ratio determined on a pro forma basis as of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of investment, does not exceed 3.5 to 1.0.

“Permitted Liens” means:

(1) Liens on assets and property of the Company or any of its Subsidiaries securing Indebtedness and other related Obligations under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (x) $75.0 million and (y) 8.5% of Total Assets; provided that no such Liens shall extend to any assets or property constituting Collateral;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in connection with such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with the Company or the Restricted Subsidiary; provided further that no such Liens shall extend to any assets or property constituting Collateral;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with such acquisition; provided further that no such Liens shall extend to any assets or property constituting Collateral;

(5) Liens incurred or deposits in connection with workers’ compensation, employment insurance or other types of social security, including Liens securing letters of credit issued in the ordinary course of business or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations including those arising from regulatory, contractual or warranty requirements of the Company and its Subsidiaries, including rights of offset and setoff (in each case exclusive of obligations for the payment of borrowed money);

(6) (i) Liens represented by any interest or title of a lessor under any Financing Lease Obligation (including in respect of Vessels and Related Business Assets); provided that such Liens do not extend to any property or assets which are not leased property subject to such Financing Lease Obligation or (ii) Liens securing Indebtedness in respect of mortgage financings or purchase money or other obligations, in each case, incurred for the purpose of acquiring assets or a business that is a Permitted Business or financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including, without limitation, Vessels and Related Business Assets) used in the business of the Company or any of its Restricted Subsidiaries (whether through the direct purchase of such property, plant or equipment or the Capital Stock of any person owning such property, plant or equipment); provided that (A) such Indebtedness does not exceed the purchase price or cost of such property, plant or equipment or improvement and shall not be secured by any property, plant or equipment of the Company or any Restricted Subsidiary other than the property, plant and equipment so acquired, constructed, installed or improved and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition, construction, installation, delivery or improvement;

(7) Liens securing Indebtedness incurred to finance (A) the construction, purchase or lease of, or repairs, improvements or additions to, one or more Vessels and/or any Related Business Assets or (B) the Capital Stock of a Person the assets of which include one or more Vessels and/or any Related Business Assets (and, in each case, Liens securing Indebtedness that refinances or replaces any such Indebtedness); provided, however, that, (i) except as provided in clauses (ii) and (iii) below and except to the extent that any portion of such Indebtedness is secured by a Lien incurred and outstanding pursuant to another clause of this definition of “Permitted Liens” or otherwise in compliance with Section 4.12, the principal amount of Indebtedness secured by such a Lien in respect of this clause (7) does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel(s) or Related Business Assets, 80%, without duplication, of the sum of (1) the greater of (x) the Fair Market Value of such Vessel(s) and (y) the contract price pursuant to the Construction Contract(s) for such Vessel(s), in each case for such Vessel(s) plus, without duplication, the Fair Market Value of any Related Business Assets and (2) any other ready for sea cost for such Vessel(s) or, if applicable, Related Business Assets (as determined in good faith by the Company), and (y) with respect to Indebtedness incurred to finance the acquisition of such Vessel(s), Related Business Assets or Person, 80% of the greater of (x) the Fair Market Value and (y) the contract price pursuant to the purchase contract for such Vessel(s), Related Business Assets or the Vessel and/or Related Business Assets of such

Person at the time such Lien is incurred, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness (other than any Permitted Refinancing Indebtedness of such Indebtedness or Indebtedness that matures within one year prior to the Stated Maturity of the Notes), the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value of such, without duplication, Vessel(s), Related Business Assets and/or the Vessel and Related Business Assets of such Person at the time such Lien is incurred, and (iii) in the case of Indebtedness representing Financing Lease Obligations relating to a Vessel or Related Business Assets, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1), without duplication, the Fair Market Value of such Vessel or Related Business Assets at the time such Lien is incurred and (2) any ready for sea cost for such Vessel or, if applicable, Related Business Assets (as determined in good faith by the Company); provided further that no such Liens shall extend to any assets or property constituting Collateral;

(8) Liens arising from Uniform Commercial Code financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels and Related Business Assets in respect of Vessels, repairs and improvements to Vessels and Related Business Assets in respect of Vessels, including ports, masters’, officers’ or crews’ wages and maritime Liens and any other Liens (other than Liens in respect of Indebtedness) incurred in the ordinary course of operations of a Vessel; provided that in the case of a Charter of a Mortgaged Vessel, such Lien is subject to the Lien of this Indenture and the Security Documents;

(10) Liens for general average and salvage;

(11) Liens existing on the Issue Date in respect of Existing Indebtedness; provided that no such Liens shall extend to any assets or property constituting Collateral;

(12) Liens for taxes, assessments or governmental charges or claims that are not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(13) (x) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business and (y) other Liens arising by operation of law covered by insurance including any deductibles thereon;

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially adversely affect the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(15) Liens securing the Notes or the Guarantees issued on the Issue Date or payment obligations to the Trustee;

(16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens (a) are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced (other than (x) any improvements or accessions to such property or assets or any items which constitute Related Business Assets with respect to such underlying property or assets securing the Indebtedness so refinanced or (y) any Lien on additional property or assets which Lien would have been permitted to be granted pursuant to Section 4.12 in respect of the Indebtedness being refunded, refinanced, replaced, defeased or discharged by such Permitted Refinancing Indebtedness at the time such prior Indebtedness was initially incurred by the Company or such Restricted Subsidiary);

(17) Liens arising by reason of any judgment, decree or order of any court not giving rise to an Event of Default;

(18) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

(19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) Liens securing Permitted Hedging Obligations which Permitted Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; provided, however, that no such Liens shall extend to any assets or property constituting Collateral;

(21) Liens arising under a contract over goods, documents of title to goods and related documents and insurances and their proceeds, in each case in respect of documentary credit transactions entered into in the ordinary course of business;

(22) Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company or a Restricted Subsidiary in the ordinary course of business;

(23) Liens securing Pari Passu Notes Indebtedness; provided that such Lien shall rank pari passu with the Lien on the Collateral securing the Notes and shall not be secured by any other property or assets of the Company or any of its Restricted Subsidiaries;

(24) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (1) through (27) of this definition; provided that any such extension, renewal or replacement is no more restrictive in any material respect that the Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(25) Liens incurred by the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the greater of (x) $25.0 million and (y) 3.0% of Total Assets at any one time outstanding; provided that such obligations may not be secured by Liens on any assets or property constituting Collateral;

(26) customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures and partnerships; and

(27) Liens on any Segregated Funds which secure any Additional Notes as contemplated under Section 2.02 of this Indenture.

For purposes of determining what category of Permitted Lien that any Lien shall be included in, the Company in its sole discretion may classify such Lien on the date of its incurrence and later reclassify all or a portion of such Lien in any manner that complies with this definition (including in part in one category and in part in another category). Notwithstanding the foregoing, the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any Capital Stock, Intercompany Debt or other securities issued by any Mortgaged Vessel Guarantor or any Pledged LNG Equity other than in favor of the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders.

“Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries; provided that, in the case of Indebtedness which is not being used to concurrently refinance or defease the Notes in full:

(1) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends in connection therewith, of the Indebtedness, Disqualified Stock or preferred stock extended, refinanced, renewed, replaced, defeased or refunded (plus all dividends and accrued interest on such Indebtedness, Disqualified Stock or preferred stock and the amount of all fees, expenses, premiums and other amounts incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity or final Redemption Date either (i) no earlier than the final maturity or final Redemption Date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) after the Maturity Date;

(3) the portion, if any, of the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or a Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is incurred either by (i) if a Restricted Subsidiary that is not a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, any Restricted Subsidiary that is not a Guarantor or (ii) the Company (and Logistics Finance, to the extent it is serving as a co-obligor or guarantor of Indebtedness incurred by the Company or any Guarantor or any Restricted Subsidiary that becomes a Guarantor in contemplation or upon the incurrence of such Permitted Refinancing Indebtedness) or a Guarantor (or any Restricted Subsidiary that becomes a Guarantor in contemplation of or upon the incurrence of such Permitted Refinancing Indebtedness).

For all purposes of this Indenture, Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries (collectively, the “Replacement Indebtedness”) may in the Company’s discretion be deemed to replace other Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries (collectively, the “Replaced Indebtedness”) if such Replacement Indebtedness satisfies the requirements of clauses (1) through (5) above and (x) is incurred no later than 180 days of the date on which the Replaced Indebtedness was repaid, redeemed, defeased or discharged and (y) if the proceeds of the Replaced Indebtedness were primarily utilized to finance or refinance the acquisition of one or more Vessels, then substantially all of the net proceeds from such Replacement Indebtedness must be used to finance or refinance the acquisition of assets used or useful in a Permitted Business (including, without limitation, Vessels and Related Business Assets, which need not be the same Vessel or Vessels or Related Business Assets which were financed or refinanced with the Replaced Indebtedness).

“Permitted Repairs” means, with respect to any newly acquired second-hand Vessel, repairs which, in the reasonable judgment of the Company, are required to be made to such Vessel upon acquisition and which are made within 120 days of the acquisition thereof.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, whether legal or not.

“Pledge Agreements” means each Pledge Agreement between the parent of a Mortgaged Vessel Guarantor and the owner of any Pledged LNG Equity, if any, and the Collateral Trustee, as amended from time to time in accordance with the terms of this Indenture and substantially in the form of Exhibit J, together with the documents contemplated thereby, relating to the Pledged Equity Interests.

“Pledged Equity Interests” means the first-priority pledge of the Capital Stock of the Mortgaged Vessel Guarantors or any Pledged LNG Equity, together with all certificates, instruments, agreements, options or rights of any nature whatsoever that may be issued or granted by the Mortgaged Vessel Guarantors or Future LNG Entity while the Pledge Agreements are in effect.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Private Placement Legend” means the legends in the form set forth in Exhibit B to be placed on the Notes except where otherwise permitted by the provisions of this Indenture.

“Purchase Option Contract” means any contract granting the Company or any Restricted Subsidiary the option to purchase one or more Vessels and/or any Related Business Assets or any asset to be used or useful in a Permitted Business, including any amendments, supplements or modifications thereto.

“Qualified Collateral” means one or more Qualified Vessels, Marketable Securities and/or cash and Cash Equivalents, the aggregate Fair Market Value of which is at least equal to the Appraised Value of the Mortgaged Vessel or Mortgaged Vessels or the Fair Market Value of Marketable Securities or cash or Cash Equivalents, as applicable, for which such Qualified Collateral is being substituted.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Vessel” means, as of any date, a Vessel which (i) is not a Mortgaged Vessel as of such date and (ii) is to be owned by the Company or a Mortgaged Vessel Guarantor.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed on a Redemption Date, means the price fixed for such redemption pursuant to and in accordance with this Indenture, exclusive of accrued and unpaid interest, if any, thereon to the Redemption Date, unless otherwise specifically provided herein.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Asset” means any assets used, established or maintained or useful in a Permitted Business, including without limitation (i) any insurance policies and contracts from time to time in force with respect to a Vessel, (ii) the Capital Stock of any Restricted Subsidiary of the Company owning a Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of a Vessel, (iv) any earnings derived from the use or operation of a Vessel and/or any earnings account with respect to such earnings, (v) any charters, operating leases, contracts of affreightment, Vessel purchase options and related agreements entered and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to a Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to a Vessel and any security or guarantee in respect of the builder’s obligations under such contract, (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of a Vessel and any asset reasonably related, ancillary or complementary thereto, and (ix) storage facilities and terminals, salvage, port facilities and services, pipelines and loading and discharging facilities and drying and conditioning facilities and equipment related thereto (including any investment in real estate in respect of the foregoing).

“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, as applicable, any officer in the Corporate Trust Office of the Trustee or Collateral Trustee, as applicable, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee or Collateral Trustee, as applicable, who currently performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means any arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Guarantors” means the Mortgaged Vessel Guarantors, each parent of a Mortgaged Vessel Guarantor and CNSA.

“Secured Indebtedness” means any Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary of the Company secured by a Lien on any of its assets.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time and any successor statute or statutes thereto and, in each case, the rules and regulations promulgated by the Commission thereunder.

“Security Documents” means the Ship Mortgages, the Vessel Security Agreements, the Pledge Agreements and the Assignment of the Vale Port Contract and all other security documents hereafter delivered to the Collateral Trustee granting a Lien on any property of any Person to secure the obligations and liabilities of any party to this Indenture.

“Shareholders Agreement” means the shareholders’ agreements (i) dated June 17, 2010, between the Company, Navios Corporation and Grandall Investments S.A., assigned to Peers Business Inc. (“Peers”) pursuant to an assignment and succession agreement dated December 17, 2012, whereby Peers assumed all rights and obligations of Grandall Investments S.A. under the shareholders’ agreement, and (ii) dated November 19, 2019 by and between the Company, Navios Holdings and Peers, in each case as may be further amended, modified, supplemented, replaced, extended or renewed from time to time in compliance with Section 4.14(b)(6).

“Ship Mortgage” means either the first preferred ship mortgage or first priority statutory mortgage and related deed of covenants, in each case, on each of the Mortgaged Vessels granted by a Mortgaged Vessel Guarantor to the Collateral Trustee and dated on or before the Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of this Indenture and such Ship Mortgages, which in the case of any Ship Mortgage from time to time established under the terms of any jurisdiction, including any Ship Mortgage in connection with the transfer or change of flag to a Permitted Flag Jurisdiction, shall be substantially in the form of Exhibit K hereto.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (or, if incurred after the Issue Date, as of the date of the initial incurrence thereof) and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled by that Person or one or more Subsidiaries of such Person (or a combination thereof); and

(2) any other Person of which at least a majority of the voting interest (without regard to the occurrence of any contingency) is at the time directly or indirectly owned by such Person or one or more Subsidiaries of such Person (or a combination thereof).

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company prepared in accordance with GAAP, provided that in the event that the Co-Issuers or any Restricted Subsidiary make any investments, acquisitions, dispositions, mergers or consolidations, or dispose or discontinue any operations, prior to or simultaneously to the date of the Company’s most recent balance sheet, Total Assets shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to the most recent balance sheet date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by an Officer of the Company.

“Total Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness to (y) the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Cash Amount” means, as of any date of determination, an amount equal to the sum of (a) the unrestricted cash and Cash Equivalents and (b) cash and Cash Equivalents which are Qualified Collateral (which may also include cash and Cash Equivalents securing other Indebtedness secured on a pari passu basis with the Obligations thereunder, so long as the holders of such other Indebtedness do not have the benefit of a control agreement or other equivalent method of perfection (unless the Trustee also has the benefit of a control agreement or other equivalent method of perfection)), of the Company and its Restricted Subsidiaries on such date.

“Unrestricted Subsidiary” means (1) after the Issue Date, any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution and (2) Grimaud Ventures S.A., a Marshall Islands corporation, but in each case only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.14 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to make any additional capital contributions or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence immediately following such designation. Any Subsidiary of an Unrestricted Subsidiary will automatically be designated as an Unrestricted Subsidiary. The Company has no Unrestricted Subsidiaries as of the Issue Date other than Grimaud Ventures S.A.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted in the Wall Street Journal at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Vale Port Contract” means that certain unloading, storing, weighing and loading services contract, dated as of September 27, 2013, by and among CNSA and Vale International S.A., as amended through the Issue Date, and as amended from time to time on or after the Issue Date in a manner that does not violate the terms of this Indenture or the Security Documents.

“Vessel” means a tanker, bulk carrier, barge, liquid petroleum gas/liquid natural gas tanker, chemical carrier, bulk carrier, container vessel, reefer vessel, tug boat, push boat, off shore supply vessel, floating storage production unit, barge and in general any floating craft whose purpose may be partially or wholly to deploy, procure, process, transport, load, discharge, transfer or store lawful commodities or to transport crew, personnel or passengers, and all related spares, stores, equipment, additions and improvement equipment related to such work whether it is attached to such vessel or not which is owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Financing Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Security Agreements” means (i) each Assignment of Freights and Hires and (ii) each Assignment of Insurance.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment in respect of such Disqualified Stock or preferred stock, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness or the maximum amount payable upon maturity of, or pursuant to any mandatory redemption provisions of, amount of such Disqualified Stock or preferred stock.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person, all of the outstanding Equity Interests of which (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Subsidiaries) are at the time owned by such Person or another Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“144A Global Note”	2.01
“Additional Amounts”	4.20	(b)
“Additional Notes”	2.02
“Affiliate Transaction”	4.14	(a)
“Asset Sale Offer”	4.13	(I)(d)

Term	Defined in Section
“Asset Sale Offered Price”	4.13	(I)(d)
“Asset Sale Payment Date”	4.13	(I)(e)(2)
“Authentication Order”	2.02
“Base Currency”	13.16	(b)(1)(A)
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Co-Issuer”	Preamble
“Collateral Account”	12.01	(a)
“Collateral Sale Offer”	4.13	(II)(c)
“Collateral Sale Offered Price”	4.13	(II)(c)
“Collateral Sale Payment Date”	4.13	(II)(c)
“Collateral Trustee”	Preamble
“Company”	Preamble
“Company Process Agent”	13.15	(a)
“Covenant Defeasance”	8.04
“Covenant Suspension Event”	4.19	(a)
“Directing Holder”	6.02	(b)
“DTC”	4.20	(d)
“Event of Default”	6.01
“Event of Loss Offer”	4.21	(c)
“Event of Loss Offered Price”	4.21	(c)
“Event of Loss Payment Date”	4.21	(e)(2)
“Excess Collateral Proceeds”	4.13	(II)(c)
“Excess Collateral Proceeds Payment Amount”	4.13	(II)(c)
“Excess Loss Proceeds Payment Amount”	4.21	(c)
“Excess Proceeds”	4.13	(I)(d)
“Excess Proceeds Payment Amount”	4.13	(I)d)
“Future LNG Entity”	11.18
“Global Notes”	2.01
“Guarantee Obligations”	10.01
“incur”	4.10	(a)
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Judgment Currency”	13.16	(b)(1)(A)
“Legal Defeasance”	8.03
“Logistics Finance”	Preamble
“Loss Redemption Amount”	4.21	(a)
“Lost Mortgaged Vessel”	4.21	(a)
“Notation of Guarantee”	10.03
“Noteholder Direction”	6.02	(b)
“Notice of Acceleration”	6.02	(a)
“Parallel Debt”	11.13	(a)
“Pari Passu Notes Indebtedness”	4.10	(b)(15)
“Participants”	2.15	(a)

Term	Defined in Section
“Paying Agent”	2.03
“Payment Default”	6.01	(5)(a)
“Permitted Debt”	4.10	(b)
“Physical Notes”	2.01
“Pledged LNG Equity”	11.18
“Position Representation”	6.02	(b)
“Primary Lien”	4.12	(a)(2)
“Process Agent”	13.15	(b)
“rate of exchange”	13.16	(d)
“Registrar”	2.03
“Regulation S Global Note”	2.01
“Related Agreements”	4.13	(II)(a)(2)
“Released Monies”	12.02
“Relevant Taxing Jurisdiction”	4.20	(a)
“Restricted Payments”	4.11	(a)
“Reversion Date”	4.19	(b)
“Security Trustee”	11.15
“Segregated Funds”	2.02
“Sold Mortgaged Vessel	4.13	(II)(a)(2)
“Specified Courts”	13.08
“Supplemental Collateral Trustee”	11.15	(b)
“Surviving Entity”	2.02
“Suspended Covenants”	4.19	(a)
“Suspension Period”	4.19	(c)
“Tendered Vessel Owner”	11.09	(a)
“Third Party Process Agent”	13.15	(b)
“Transferee Mortgaged Vessel Guarantor”	11.14	(b)
“Trust Monies”	12.01
“Verification Covenant”	6.02	(b)
“Vessel Tender Date”	11.09	(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Solely to the extent this Indenture specifically refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” in respect of this Indenture or on the Notes means a Co-Issuer, any Guarantor and any other obligor on the Notes.

All other Trust Indenture Act terms used in provisions of the Trust Indenture Act specifically incorporated by reference into this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

For all purposes under this Indenture and the Notes, except as otherwise provided and unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (for the avoidance of doubt, determinations of whether an action is for speculative purposes is not an accounting term);

(3) words in the singular include the plural, and words in the plural include the singular;

(4) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(6) references to “$” or dollars are to United States dollars;

(7) references to Subsidiaries are to Subsidiaries of the Company; and

(8) the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Trustee or the Collateral Trustee pursuant to procedures approved by Trustee or the Collateral Trustee, as the case may be.

ARTICLE TWO

THE NOTES

SECTION 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Co-Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Notation of Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon substantially in the form of Exhibit E.

The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Co-Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Co-Issuers (and having an executed Notation of Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form substantially in the form of Exhibit A (the “Regulation S Global Note”; and together with the 144A Global Note, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by each Co-Issuer (and having an executed Notation of Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by each Co-Issuer (and having an executed Notation of Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the “Physical Notes”).

Subject to the provisions of Sections 2.02, 4.10 and 4.12, the Co-Issuers may issue, from time to time, Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date (in each case, other than with respect to the date of issuance, offering price, amount of interest payable on the first Interest Payment Date applicable thereto and repurchase or redemption provisions that may be applicable to the Additional Notes at the Company’s sole election), as the case may be. Any Additional Notes shall be part of the same class for all purposes of this Indenture as the Notes being issued on the Issue Date and will vote and consent on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Asset Sale Offers, Collateral Sale Offers and Event of Loss Offers.

SECTION 2.02. Execution, Authentication and Denomination; Additional Notes.

One Officer of each Co-Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Co-Issuer by manual, facsimile or other electronic signature. One Officer of a Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Notation of Guarantee for such Guarantor by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note or Notation of Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Notations of Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $500.0 million (the “Initial Notes”) and (ii) additional Notes (the “Additional Notes”) having identical terms and conditions to the Initial Notes, except for issue date, issue price and first Interest Payment Date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Sections 4.10 and 4.12), in each case upon a written order of the Co-Issuers in the form of a certificate of an Officer of each Co-Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

All Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate “CUSIP” or “ISIN” number; and, provided, further, that with respect to any issuance of Additional Notes, all or any portion of the proceeds of the issuance of such Additional Notes (together with other funds available to the Company, if applicable) may at the Company’s sole election be deposited with the Trustee or its designee as Segregated Funds pursuant to customary arrangements (determined in good faith by the Company) and in connection therewith held by the Trustee (or its designee) to secure such Additional Notes (without any requirement that any other then outstanding Notes are also secured) (“Segregated Funds”) until such time as such Segregated Funds are released (in whole or in part) to the Company and/or applied to redeem or prepay such Additional Notes, in each case, in accordance with the terms of the arrangements governing the issuance of such Additional Notes, pursuant to Section 3.07. None of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any manner, except that Holders of Additional Notes may separately vote or consent with respect to matters relating solely to the Additional Notes. The Additional Notes shall bear any legend required by applicable law.

If the Company makes the election described in the second proviso of the preceding paragraph in connection with the issuance of Additional Notes, it shall deliver an Officer’s Certificate to the Trustee two Business Days before depositing Segregated Funds with the Trustee (unless a shorter time period is agreed to by the Trustee), stating that (1) the Company elects to deposit with the Trustee all or any portion of the proceeds from an issuance of Additional Notes (together with other funds available to the Company, if applicable) as Segregated Funds pursuant to customary arrangements (determined in good faith by the Company) pursuant to this Section 2.02, (2) the Trustee is directed to hold such funds as Segregated Funds under this Section 2.02, (3) such election is authorized by this Indenture and (4) all conditions precedent thereto have been satisfied.

The Trustee may appoint an authenticating agent reasonably acceptable to the Co-Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Co-Issuers and Affiliates of the Co-Issuers. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

In case a Co-Issuer, pursuant to and in accordance with Article Five, shall, in one or more related transactions, be consolidated or merged with or into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all the assets of such Co-Issuer and its Restricted Subsidiaries taken as a whole to any Person, and the surviving Person resulting from such consolidation or surviving such merger or into which such Co-Issuer shall have been merged, or the surviving Person which shall have participated in the sale, assignment, transfer, conveyance or other disposition as aforesaid, shall have assumed all of the obligations of such Co-Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee in accordance with Article Five (such Person, the “Surviving Entity”), any of the Global Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition may, from time to time, at the request of the Surviving Entity, be exchanged for other Global Notes executed in the name of the Surviving Entity with only such changes in phraseology as may be appropriate to reflect the identity of the Surviving Entity, but otherwise in substance of like tenor, terms and conditions in all respects as the Global Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the Surviving Entity, shall authenticate and deliver Global Notes as specified in such request for the purpose of such exchange. If Global Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.03. Registrar and Paying Agent.

The Co-Issuers shall maintain or cause to be maintained an office or agency in the United States where (a) Notes may be presented for payment or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served. The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve either Co-Issuer of its obligation to maintain or cause to be maintained an office or agency in the United States, for such purposes. At the option of the Co-Issuers, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $100,000 aggregate principal amount of Notes that have given wire transfer instructions to the Co-Issuers at least ten (10) Business Days prior to the applicable payment date, the Co-Issuers shall make all payments of principal, interest and premium, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Company or any Subsidiary of the Company may act as Registrar or Paying Agent, except that for the purposes of Article Eight, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Co-Issuers, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Co-Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

To the extent necessary, the Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Co-Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

The Co-Issuers shall require each Paying Agent other than the Trustee or the Company or any Subsidiary of the Company to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Co-Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the Co-Issuers (or any other obligor on the Notes) in making any such payment. The Co-Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Co-Issuers to the Paying Agent, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for such assets. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Co-Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act §312(a) as if the Trust Indenture Act applied to this Indenture. If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Co-Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Co-Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Co-Issuers shall not be required and, without the prior written consent of the Co-Issuers, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, (iii) that has been tendered (and not validly withdrawn) in a Change of Control Offer, and (iv) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Co-Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide evidence satisfactory to the Trustee of such loss, destruction or wrongful taking, and an indemnity bond, surety or other indemnity, sufficient in the judgment of the Co-Issuers to protect the Co-Issuers, the Trustee or any Agent and in the judgment of the Trustee to protect the Trustee and any Agent, from any loss which any of them may suffer if a Note is replaced. The Co-Issuers and the Trustee may charge such Holder for their respective reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel.

Every replacement Note is an additional obligation of the Co-Issuers and every replacement Notation of Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because a Co-Issuer, a Guarantor or any of their respective Affiliates holds the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Co-Issuers and a Responsible Officer of the Trustee receive written proof satisfactory to them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue thereon. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or non-callable U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest ceases to accrue thereon.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Co-Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Co-Issuers may prepare and the Trustee shall, upon receipt of an authentication order, authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Co-Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Co-Issuers shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes in equal principal amounts. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

A Co-Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Co-Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Co-Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation (which shall not prohibit the Co-Issuers from issuing any Additional Notes in accordance with the terms of this Indenture). If a Co-Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

If the Co-Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner, in each case at the rate provided in the Notes and in Section 4.01. The Co-Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Co-Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Co-Issuers or, at the Co-Issuers’ request, the Trustee, shall deliver electronically or mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP and ISIN Numbers.

The Co-Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers; provided further that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate “CUSIP” or “ISIN” number. The Co-Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14. Deposit of Moneys.

Subject to Section 2 of the Notes, prior to 12:00 p.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Asset Sale Payment Date, Collateral Sale Payment Date and Event of Loss Payment Date, the Co-Issuers shall have deposited with the Paying Agent (or the Collateral Trustee, as applicable) in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Asset Sale Payment Date, Collateral Sale Payment Date and Event of Loss Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Asset Sale Payment Date, Collateral Sale Payment Date and Event of Loss Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors and their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in Global Notes if (i) (a) the Depository notifies the Co-Issuers that it is unwilling or unable to act as Depository for any Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Co-Issuers so notify the Trustee in writing and a successor Depository is not appointed by the Co-Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b), the Trustee shall register such Physical Note in the name of, and shall cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to Beneficial Owners pursuant to Section 2.15(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d) In connection with the transfer of a Global Note as an entirety to Beneficial Owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Co-Issuers shall execute, (ii) the Guarantors shall execute notations of Note Guarantees on and (iii) the Trustee shall upon written instructions from the Co-Issuers authenticate and deliver, to each Beneficial Owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer and Exchange Provisions.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the first anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Co-Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Co-Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

(b) [Reserved].

(c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

(i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Co-Issuers may reasonably request; and

(ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note, in an amount equal to the principal amount of the 144A Global Note to be transferred or cancel the Physical Notes to be transferred, as the case may be, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the 144A Global Note or the Physical Notes, as the case may be, to be transferred.

(d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Co-Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold pursuant to an effective registration statement under the Securities Act.

(f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Co-Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Co-Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption, except the unredeemed portion of any Note being redeemed in part.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository, Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Collateral Trustee or any Agent shall have responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

SECTION 2.17. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to this Section 2.17, the Co-Issuers, the Trustee, any Paying Agent, any co-registrar and any Registrar shall deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Co-Issuers, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Co-Issuers, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

SECTION 2.18. Joint and Several Liability.

Except as otherwise expressly provided herein, the Co-Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture, the Notes and the Security Documents.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Co-Issuers elect to redeem Notes pursuant to Section 5, Section 6, Section 7 or Section 8 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Co-Issuers shall give notice of redemption to the Trustee at least 15 days but not more than 60 days before the Redemption Date (except that a notice issued in connection with a redemption referred to in Article Eight may be more than 60 days before such Redemption Date), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02. Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(x) if the Notes are listed on any national securities exchange and the Trustee knows of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(y) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method in accordance with the Trustee’s customary procedures (or, in the case of Notes issued in global form based on the method required by DTC, if it is not so required, a method of selection in accordance with the Trustee’s customary procedures).

No Notes of a minimum of $2,000 principal amount or less shall be redeemed in part. The Trustee shall promptly notify the Co-Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed or purchased.

SECTION 3.03. Notice of Redemption.

(a) At least 15 days but not more than 60 days before a Redemption Date (except that a notice issued in connection with a redemption referred to in Article Eight may be more than 60 days before such Redemption Date), the Co-Issuers shall deliver electronically or mail or cause to be delivered electronically or mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Co-Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if delivered electronically or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver electronically or give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b) At the Co-Issuers’ request (which may be given prior to the time at which the Trustee shall have given such notice to Holders), the Trustee shall give the notice of redemption to each Holder in the Co-Issuers’ names and at their expense; provided, however, that the Co-Issuers shall have delivered to the Trustee, at least 10 days prior to the date on which notice of redemption is to be sent (unless a shorter time period is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). The notice, if delivered electronically or mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is delivered electronically or mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any; provided that in connection with any redemption of Notes (including a redemption with funds in an amount not exceeding the net cash proceeds of one or more Equity Offerings), any such redemption may, in the Co-Issuers’ discretion, be subject to one or more conditions precedent (including, if applicable, the completion of such Equity Offering). In addition, if such redemption or notice is subject to one or more conditions precedent, such notice shall state that, in the Co-Issuers’ discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee and the Holders prior to the close of business two Business Days prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt from and by request of the company the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest, if any, thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date, interest, if any, shall cease to accrue on Notes or portions thereof called for redemption unless the Co-Issuers shall have not complied with their respective obligations pursuant to Section 3.05 or any conditions precedent are not satisfied. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or before 12:00 p.m. New York City time on the Redemption Date, the Co-Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes (or portions thereof) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Co-Issuers any money deposited with the Trustee or the Paying Agent by the Co-Issuers in excess of the amounts necessary to pay the Redemption Price (including accrued and unpaid interest, if any) for all Notes to be redeemed. In addition, so long as no payment Default or Event of Default has occurred and is continuing, all money, if any, earned on funds held by the Paying Agent shall be remitted to the Co-Issuers to the extent not applied to payments on the Notes.

SECTION 3.06. Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

SECTION 3.07. Optional Redemption.

The Notes shall be optionally redeemable as set forth in Section 5, Section 6, Section 7 and Section 8 of the Notes. Any such redemption shall be made in accordance with the provisions of this Article Three. Notwithstanding the foregoing provisions of this Article Three, any issuance of Additional Notes may provide for the redemption or repurchase of all or any portion of such Additional Notes without any requirement that the Company redeem or repurchase (or offer to redeem or repurchase) any other then-outstanding Notes. The Company shall be permitted to apply Segregated Funds (or any portion thereof) to such redemption or repurchase. To the extent that any portion of Segregated Funds did not constitute proceeds from an issuance of Additional Notes, the Company shall be entitled to a release of such other funds in accordance with the terms of the arrangements governing the issuance of such Additional Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Co-Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest, if any, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent, other than the Company or a Subsidiary of the Company, (or if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.04) holds on that date as of 12:00 p.m. New York City time U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If the due date for any payment falls on a non-Business Day, payment shall be made on the next Business Day and no interest shall accrue on such payment as the result of the delay.

The Co-Issuers shall pay interest on overdue principal (including, without limitation, post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, if any, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

The Co-Issuers shall maintain the office required under Section 2.03 (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar). The Co-Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02; provided that no office of the Trustee shall be an office or agency for the purposes of service of legal process on the Co-Issuers or any Guarantor, which offices shall be as set forth in Section 13.15.

The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented for payment or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Co-Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Co-Issuers in accordance with Section 2.03.

SECTION 4.03. Corporate Existence.

Except as otherwise permitted by Section 4.13 and Article Five, each Co-Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of each Co-Issuer and each Restricted Subsidiary; provided, however, that subject to the terms of Article Eleven and the Security Documents, the Co-Issuers shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary, if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the Company and the Restricted Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes.

The Co-Issuers and the Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon them or any of the Restricted Subsidiaries or upon the income, profits or property of them or any of the Restricted Subsidiaries; provided, however, that subject to the terms of the applicable Security Documents, the Co-Issuers and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made, or any such tax, assessment, charge or claim that would not reasonably be expected to have a material adverse effect on the Co-Issuers and the Guarantors taken as a whole.

SECTION 4.05. Limitations on Business Activities of Logistics Finance.

Logistics Finance (and any other Subsidiary of the Company that may in the future act as a co-issuer of the Notes) shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of the Equity Interest to the Company or any Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-issuer, co-obligor or guarantor of Indebtedness incurred by the Company or any Restricted Subsidiary, including the Notes, that is permitted to be incurred by the Company or any Restricted Subsidiary pursuant to Section 4.10 and activities incidental thereto.

For so long as the Company or any successor obligor under the Notes is a Person that is not incorporated in the United States of America, any State of the United States or the District of Columbia there shall be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of the Company and that is a corporation organized and incorporated in the United States of America, any State of the United States or the District of Columbia.

SECTION 4.06. Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 165 days after the close of each fiscal year of the Company beginning with the fiscal year ending December 31, 2020, an Officer’s Certificate signed by its chief executive officer, chief financial officer or chief accounting officer, stating that a review of the activities of the Co-Issuers and the Guarantors has been made under the supervision of the signing Officer with a view to determining whether the Co-Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents to which they are a party and further stating that to the best of such Officer’s actual knowledge, the Co-Issuers and the Guarantors during such preceding fiscal year have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Security Documents to which they are a party in all material respects and as of the date of such certificate, there is no Default or Event of Default that has occurred and is continuing (including, without limitation a Default or Event of Default triggered by the failure of the Co-Issuers and/or a Mortgaged Vessel Guarantor to maintain the security interests of each of the Security Documents required to be maintained on such date) or, if such signing Officer does know of such Default or Event of Default, the certificate shall specify such Default or Event of Default and what action, if any, the Co-Issuers are taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b) The Company shall deliver to the Trustee as promptly as practicable and in any event within 30 days after the Company (or any of its Officers) becomes aware of the occurrence of any Default an Officer’s Certificate specifying the Default or Event of Default and what action, if any, the Company is taking or proposes to take with respect thereto.

SECTION 4.07. Further Assurances.

The Co-Issuers and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Trustee or Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interest and Liens created or intended to be created by this Indenture or the Security Documents on the Collateral. The Company shall deliver or cause to be delivered to the Collateral Trustee all such instruments and documents (including Officer’s Certificates, Opinions of Counsel and lien searches) as the Collateral Trustee shall reasonably request to evidence compliance with this Section 4.07.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

Each Co-Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture and the Security Documents, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

If a Change of Control occurs, the Co-Issuers shall be required to make an offer to repurchase all of the Notes as described below (the “Change of Control Offer”). In the Change of Control Offer, the Co-Issuers shall offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to (but excluding) the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control or, at the Co-Issuers’ option, prior to such Change of Control but after it is publicly announced and subject to the consummation of a Change of Control, the Co-Issuers shall deliver electronically or mail or cause to be delivered electronically or mailed a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed, other than as may be required by law, pursuant to the procedures described below. If the notice is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control and thereafter be extended from time to time until the occurrence of the Change of Control. Such notice, whether sent before or after the consummation of the Change of Control, shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and to the extent lawful that all Notes tendered and not withdrawn shall be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

(3) that any Note not tendered shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Co-Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase, certificate numbers, if applicable, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to a minimum of $2,000 principal amount or an integral multiple of $1,000 in excess thereof).

On or before the Change of Control Payment Date, the Co-Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes in minimum amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof, properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent U.S. Legal Tender equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Co-Issuers.

The applicable Paying Agent shall promptly mail or pay by wire transfer to each Holder whose Notes have been properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. So long as no payment Default or Event of Default has occurred and is continuing and to the extent not applied to make payments on the Notes, the Paying Agent shall return to the Co-Issuers any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Redemption Price. However, if the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

The Co-Issuers shall inform the Holders in writing of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Co-Issuers shall be required to make a Change of Control Offer regardless of whether the provisions of Section 5.01 also apply in connection with the applicable Change of Control.

The Co-Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given in respect of all of the Notes then outstanding pursuant to Section 5 or Section 6 of the Notes, unless and until there is a Default in payment of the applicable Redemption Price.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Co-Issuers, or any third party making a Change of Control Offer in lieu of the Co-Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Co-Issuers or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase, pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The Co-Issuers shall comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Co-Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of such compliance.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any shares of Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt), issue shares of Disqualified Stock or issue shares of preferred stock, if (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) such Indebtedness (other than secured Indebtedness), Disqualified Stock or preferred stock shall not have a scheduled maturity date or any scheduled principal payments or be subject to any mandatory redemption, prepayment or sinking fund (except for customary change of control provisions and customary mandatory redemptions or prepayments with proceeds of permitted refinancings thereof or equity issuances and customary asset sale provisions that permit application of the applicable proceeds to the payment of the Notes) due prior to the date that is 365 days after the Maturity Date; provided, further, that Logistics Finance may incur Indebtedness in connection with serving as a co-issuer, co-obligor or guarantor of Indebtedness incurred by the Company or any Guarantor that is otherwise permitted by this Section 4.10.

(b) Section 4.10(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate amount at any time outstanding under this clause (1) not to exceed the greater of (A) $75.0 million and (B) 8.5% of Total Assets;

(2) the incurrence of the Notes on the Issue Date and the Guarantees of such Notes;

(3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Financing Lease Obligations, mortgage financings or purchase money or other obligations, in each case, incurred for the purpose of acquiring assets or a business that is a Permitted Business or financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including, without limitation, Vessels and Related Business Assets) used in the business of the Company or any of its Restricted Subsidiaries (whether through the direct purchase of such property, plant or equipment or the Capital Stock of any person owning such property, plant or equipment) and Permitted Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed at any time outstanding the greater of (A) $15.0 million and (B) 1.75% of Total Assets;

(4) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in respect of Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.10(a) or Sections 4.10(b)(2), (b)(4) or (b)(5);

(6) the incurrence of Indebtedness by the Company owed to a Restricted Subsidiary and Indebtedness by any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock or preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such Disqualified Stock or preferred stock to a Person that is neither the Company nor a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred stock by such Restricted Subsidiary that is not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Hedging Obligations;

(9) the guarantee by a Co-Issuer or any Guarantor of Indebtedness of a Co-Issuer or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.10; provided that if the Indebtedness being guaranteed is contractually subordinated to the Notes or a Guarantee, then the guarantee shall be contractually subordinated to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, or performance, completion, bid, appeal and surety bonds, in each case, in the ordinary course of business;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the disposition or acquisition of assets, including, without limitation, shares of Capital Stock;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit so long as each such obligation is satisfied within 30 days of the incurrence thereof;

(14) the incurrence by the Company or any of its Subsidiary Guarantors of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to this clause (14), not to exceed the greater of (A) $25.0 million and (B) 3.0% of Total Assets; and

(15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred in respect of this clause (15), in an amount equal to $35.0 million (“Pari Passu Notes Indebtedness”); provided that any Indebtedness (including all Permitted Refinancing Indebtedness) incurred by the Company or any Restricted Subsidiary pursuant to this clause (15) shall be deemed to be Indebtedness secured by a Lien on the Collateral that ranks pari passu with the Lien on the Collateral securing the Notes whether or not so secured.

(c) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.10(b), or is entitled to be incurred pursuant to Section 4.10(a), the Company, in its sole discretion, may divide, classify and/or reclassify such item of Indebtedness, Disqualified Stock and preferred stock (or any portion thereof) on the date of its incurrence, or later redivide and/or reclassify, all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock, in any manner that complies with this Section 4.10. Indebtedness under any Credit Facilities outstanding on the Issue Date or any amounts committed to for Vessels under construction as of the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.10(b)(4) but thereafter may be reclassified in any manner that complies with this Section 4.10.

(d) The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, as the case may be, shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

(e) The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value of such Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person that is secured by such assets.

(f) For purposes of determining compliance with this Section 4.10, (i) Acquired Debt shall be deemed to have been incurred by the Company or its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary of the Company (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be, (ii) the maximum amount of Indebtedness, Disqualified Stock or preferred stock that the Company and its Restricted Subsidiaries may incur pursuant to this Section 4.10 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Disqualified Stock or preferred stock due solely to the result of fluctuations in the exchange rates of currencies and (iii) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness permitted to be incurred under this Section 4.10 shall not be double counted.

(g) For purposes of determining compliance of any non-U.S. dollar-denominated Indebtedness with this Section 4.10, the amount outstanding under any U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same or different currency, such refinancing shall be calculated at the relevant currency exchange rate in effect on the date of the initial incurrence of Indebtedness in respect thereof (which may reflect multiple refinancings in which case the time of incurrence of the initial Indebtedness shall be applicable), so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus any costs or premiums incurred in connection with such refinancing.

(h) For purposes of the calculation of the Fixed Charge Coverage Ratio in connection with the incurrence of any Indebtedness pursuant to the first paragraph of this Section 4.10, the Company may elect to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness; provided that if the Company have made such an election, in connection with the calculation of any ratio or basket for any purpose under this Indenture on or following such date until terminated, such calculation shall include the portion of the Indebtedness which has been deemed incurred, as of the applicable date of determination.

(i) Notwithstanding anything to the contrary in this Section 4.10, a Restricted Subsidiary that is formed or organized under the laws of the Republic of Paraguay shall not be permitted to directly incur Indebtedness in excess of $20.0 million at any one time outstanding which, to the knowledge of the Company or such Restricted Subsidiary, is or would be initially owed to a resident of the Republic of Paraguay. For clarity purposes, the foregoing provision will not limit the ability of such Restricted Subsidiary to guarantee any Indebtedness that is otherwise permitted by this Section 4.10.

SECTION 4.11. Limitations on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Qualified Equity Interests or (B) dividends or other payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii) make any voluntary or optional principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of a Co-Issuer or any Guarantor that is contractually subordinated to the Notes or any Guarantee (excluding any Indebtedness owed to and held by the Company or any of its Restricted Subsidiaries), other than (x) payments of principal at the Stated Maturity thereof and (y) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above, other than any of the exceptions thereto, being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (13), (14) and (15) of Section 4.11(b)), is not greater than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2020 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) (i) 100% of the aggregate net cash proceeds received by the Company and (ii) 100% of the Fair Market Value of the property and assets other than cash received by the Company (in the case of clause (ii) from a Person other than an Affiliate of the Company), in each case, after the Issue Date as a contribution to its equity capital or from the issue or sale (other than to a Restricted Subsidiary of the Company) of Qualified Equity Interests, including upon the exercise of options or warrants, or from the issue or sale (other than to a Restricted Subsidiary of the Company) of Disqualified Stock or Indebtedness of the Company that has been converted into or exchanged for Qualified Equity Interests, together with the aggregate cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries at the time of such conversion or exchange; provided, however, that this clause (B) shall not include the proceeds from any such contribution or issuance or sale to the extent used to incur Excluded Contributions; plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date or is merged into the Company or a Restricted Subsidiary or transfers all or substantially all its assets to the Company or a Restricted Subsidiary or an entity in which the Company or a Restricted Subsidiary has made a Restricted Investment becomes a Restricted Subsidiary, the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Subsidiary (or the assets so transferred, if applicable) as of the date of such redesignation (other than (x) to the extent of such Investment in such Unrestricted Subsidiary that was made as a Permitted Investment or (y) in respect of any Unrestricted Subsidiary that has been so designated as of the Issue Date) merger, transfer or other action, as the case may be; plus

(E) any amount previously treated as a Restricted Payment on account of any guarantee entered into by the Company or a Restricted Subsidiary upon the unconditional release of such guarantee.

(b) The preceding provisions shall not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of the dividend or other distribution, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company), including upon exercise of an option or warrant, of, Qualified Equity Interests or from the substantially concurrent contribution of equity capital with respect to Qualified Equity Interests to the Company; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.11(a)(3)(B);

(3) the payment, defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the Notes or to any Guarantee with the net proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or in exchange for Qualified Equity Interests;

(4) the payment of any dividend or other distribution (or, in the case of any partnership, limited liability company or similar entity, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of Equity Interests in such Restricted Subsidiary;

(5) cancellation of Indebtedness owing to the Company from members of management of the Company in connection with a repurchase of Qualified Equity Interests of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement approved by the Board of Directors to the extent such Indebtedness was issued to such member of management as consideration for the purchase of the Qualified Equity Interests so repurchased;

(6) so long as no Default or Event of Default has occurred and is continuing or would result thereby, any dividend or distribution consisting of Equity Interests of an Unrestricted Subsidiary or the assets of an Unrestricted Subsidiary or proceeds of the sale of Equity Interests of an Unrestricted Subsidiary;

(7) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible securities;

(8) so long as no Default or Event of Default has occurred and is continuing or would result thereby, the declaration and payment of cash dividends on Designated Preferred Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Designated Preferred Stock, the Company would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a);

(9) so long as no Default or Event of Default has occurred and is continuing or would result thereby, the declaration and payment of cash dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with Section 4.10;

(10) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the Notes or to any Guarantee (i) following the occurrence of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount (or accreted value, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any, after the Company and its Restricted Subsidiaries have satisfied their obligations with respect to a Change of Control Offer set forth under Section 4.09 or (ii) with the Excess Proceeds of one or more Asset Sales, at a purchase price not greater than 100% of the principal amount (or accreted value, in the case of any debt issued at a discount from its principal amount at maturity) thereof, plus accrued and unpaid interest, if any, after the Company and its Restricted Subsidiaries have satisfied their obligations with respect to such Excess Proceeds pursuant to Section 4.13 to the extent that such subordinated Indebtedness is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale;

(11) payments pursuant to Section 4.14(b)(6);

(12) so long as no payment Default or Event of Default has occurred and is continuing or would result thereby, the payment of cash dividends on the Company’s shares of common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the consummation of the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S/F-4 or Form S-8, or any successor Form;

(13) Restricted Payments in an amount not to exceed the unused amount of Excluded Contributions previously received;

(14) Restricted Payments in an amount not to exceed since the Issue Date the sum of (A) $20.0 million plus (B) on and after January 1, 2022, an additional $20.0 million, so long as, in the case of this clause (B) the Total Debt Ratio determined on a pro forma basis as of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of payment, does not exceed 4.75 to 1.0; and

(15) unlimited Restricted Payments, provided that after giving pro forma effect to such Restricted Payment, the Total Debt Ratio determined on a pro forma basis as of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of payment, does not exceed 3.25 to 1.0.

The amount of all Restricted Payments (other than cash and Cash Equivalents) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c) For purposes of determining compliance with this Section 4.11, in the event that a Restricted Payment permitted pursuant to this Section 4.11 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in Section 4.11(b)(1) through (b)(15) or one or more clauses of the definition of “Permitted Investment”, the Company shall be permitted to classify such Restricted Payment or Permitted Investment (or any portion thereof) on the date it is made, or later reclassify, all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.11, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.11 or of the definition of “Permitted Investments.”

SECTION 4.12. Limitations on Liens.

(a) The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur or assume any Lien that secures obligations under any Indebtedness or any related guarantee, on any asset of the Company or any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, except Permitted Liens, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien (such Lien, the “Primary Lien”).

Notwithstanding the foregoing, the Co-Issuers will not and will not permit any Guarantor to, create, incur or assume any Lien (other than in favor of the Trustee or Collateral Trustee for their benefit and the benefit of the Holders) upon any of the Collateral other than Permitted Liens (subject to the limitations set forth in the definition thereof) and those Liens permitted by the Security Documents and, further, the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any Capital Stock, Intercompany Debt or other securities issued by any Mortgaged Vessel Guarantor or any Pledged LNG Equity other than in favor of the Collateral Trustee for the benefit of Trustee and the Holders.

Additionally, notwithstanding the foregoing, the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (other than Liens that do not secure Indebtedness and/or Liens securing Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Debt”) on (i) any Capital Stock, Intercompany Debt or other securities issued by CNSA (or any successor Person who succeeds CNSA as party to the Vale Port Contract) or (ii) any real property comprising all or any portion of the port storage and transfer facilities owned by the Company or any of its Restricted Subsidiaries as of the Issue Date.

(b) Any Lien created for the benefit of the Holders pursuant to Section 4.12(a) shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person (other than notice of such release to the Collateral Trustee, but the failure to deliver such notice shall not affect such release).

SECTION 4.13. Limitations on Asset Sales.

(I) With respect to all Asset Sales not involving Collateral:

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale involving assets or Equity Interests that do not constitute Collateral unless:

(1) the Company or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (for the avoidance of doubt, the Fair Market Value may be determined at the time a contract is entered into for an Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b) For purposes of Section 4.13(I)(a), each of the following shall be deemed to be cash:

(1) any Indebtedness or other liabilities that are outstanding on the date the Asset Sale is consummated and that would appear on the Company’s consolidated balance sheet or the notes thereto prepared in accordance with GAAP, of the Company or any of its Restricted Subsidiaries (other than liabilities that are expressly subordinated to the Notes or any Guarantee) that are assumed, repaid or retired by the transferee (or a third party on behalf of the transferee) of any such assets;

(2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee or any other Person on account of such Asset Sale that are, within 180 days of the Asset Sale, converted, sold or exchanged by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange;

(3) the Fair Market Value of (i) any assets (other than securities and other than assets that are classified as current assets under GAAP) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business (including, without limitation, Vessels and Related Business Assets), (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Company or (iii) a combination of (i) and (ii);

(4) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.13(I)(b) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 5.5% of Total Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(5) any Marketable Securities received by the Company or any Restricted Subsidiary in such Asset Sale having a Fair Market Value not to exceed 25% of the aggregate consideration received by the Company in such Asset Sale.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale involving assets that do not constitute Collateral, the Company or any of its Restricted Subsidiaries shall apply such Net Proceeds to:

(1) repay or prepay any and all obligations under any Secured Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business; provided that in the case of acquisition of Capital Stock of any Person, such Person is or becomes a Restricted Subsidiary of the Company;

(3) make a capital expenditure;

(4) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (including, without limitation, Vessels and Related Business Assets);

(5) repay unsecured senior Indebtedness of the Co-Issuers or any Restricted Subsidiary (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Co-Issuers or any Guarantor shall so reduce senior Indebtedness, the Co-Issuers or such Guarantor shall equally and ratably reduce Obligations under the Notes (A) by redeeming the Notes as provided under Section 3.07 or (B) by making an Asset Sale Offer in accordance with the provisions described herein; and/or

(6) any combination of the transactions permitted by the foregoing clauses (1) through (5).

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce outstanding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales involving assets that do not constitute Collateral that are not applied or invested as provided in Section 4.13(I)(c) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Co-Issuers shall make an offer (an “Asset Sale Offer”) to all Holders and all holders of other pari passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be required to be purchased out of the Excess Proceeds (the “Excess Proceeds Payment Amount”). The offer price for the Notes in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to (but excluding) the date of purchase (the “Asset Sale Offered Price”), and shall be payable in cash, and the offer or redemption price for such pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Co-Issuers shall select the Notes and the Co-Issuers or the agent for such other pari passu Indebtedness shall select such other pari passu Indebtedness to be purchased on a pro rata basis (subject to adjustments to maintain the authorized denominations for the Notes and such other pari passu Indebtedness). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Co-Issuers may elect to satisfy their obligations to make an Asset Sale Offer prior to the expiration of the relevant period or with respect to Excess Proceeds of $30.0 million or less.

(e) Upon the commencement of an Asset Sale Offer, the Co-Issuers shall deliver electronically or send, or cause to be delivered electronically or sent, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.13(I) and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Excess Proceeds Payment Amount, the Asset Sale Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notice is mailed or delivered electronically (the “Asset Sale Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Company defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Co-Issuers, the Depository or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Payment Amount, the Co-Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Co-Issuers so that only Notes in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof, shall be purchased); and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

(f) On the Asset Sale Payment Date, the Co-Issuers shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to pro ration if the aggregate Notes tendered exceed the Excess Proceeds Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Excess Proceeds Payment Amount allocable to the Notes and the amount sufficient to pay the Asset Sale Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Co-Issuers. The Co-Issuers shall inform the Holders of the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(g) The applicable Paying Agent shall promptly mail or pay by wire transfer to each Holder whose Notes have been properly tendered the Asset Sale Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. So long as no payment Default or Event of Default has occurred and is continuing, and to the extent not applied to make payments on the Notes, the Paying Agent shall return to the Co-Issuers any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Asset Sale Offered Price.

However, if the Asset Sale Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(h) The Co-Issuers shall comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Co-Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13 by virtue of such compliance.

(II) With respect to all Asset Sales involving Collateral:

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale involving Collateral unless:

(1) the Company or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (for the avoidance of doubt, the Fair Market Value may be determined at the time a contract is entered into for an Asset Sale) of the assets or Equity Interests sold or otherwise disposed of;

(2) in the case of a Mortgaged Vessel, such Asset Sale is either of (i) the Company’s or the relevant Restricted Subsidiary’s entire interest in the applicable Mortgaged Vessel (the “Sold Mortgaged Vessel”) together with the applicable Charters, freights and hires, insurance and related agreements (collectively, the “Related Agreements”); provided that the Company may elect to sell only the Sold Mortgaged Vessel and retain all or any portion of the Related Agreements, provided that if any such Related Agreements are transferred to a Subsidiary that is not a Mortgaged Vessel Guarantor, then the Company or such Mortgaged Vessel Guarantor shall receive cash in an amount equal to the Fair Market Value of such Related Agreement which it shall immediately deliver to the Collateral Trustee, which amounts shall constitute Trust Monies hereunder or (ii) all the Capital Stock of the Restricted Subsidiary that owns such Mortgaged Vessel and Related Business Assets;

(3) the consideration received in the Asset Sale by the Company or such Restricted Subsidiary consists entirely of cash or Cash Equivalents in an amount that is not less than the Fair Market Value of the Collateral that is the subject of such Asset Sale;

(4) no Default or Event of Default shall have occurred and be continuing; and

(5) such Asset Sale is made in compliance with the provisions described in Section 11.04.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale involving Collateral, the Company or the applicable Restricted Subsidiary shall apply such Net Proceeds to:

(1) in the case of Mortgaged Vessel Collateral, so long as no Default or Event of Default shall have occurred and be continuing, purchase one or more Qualified Vessels (and to make any Permitted Repairs with respect thereto) and make such Qualified Vessel(s) subject to the Lien of this Indenture and the applicable Security Documents in accordance with the provisions thereof described under Section 11.04 and Section 11.09;

(2) either (A) make a Collateral Sale Offer in accordance with the provisions described herein, (B) at the option of the Company, redeem Notes as provided in Section 3.07; and/or

(3) in the case of an Asset Sale involving Mortgaged Vessel Collateral, any combination of the transactions permitted by the foregoing clauses (1) and (2).

(c) Any Net Proceeds from Asset Sales involving Collateral that are not applied or invested as provided in Section 4.13(II)(b) will constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $30.0 million, the Co-Issuers will make an offer (a “Collateral Sale Offer”) to all Holders to purchase the maximum principal amount of Notes that may be required to be purchased out of the Excess Collateral Proceeds (the “Excess Collateral Proceeds Payment Amount”). The offer price for the Notes in any Collateral Sale Offer shall be equal to 100% of principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Collateral Sale Offered Price”), and shall be payable in cash. If any Excess Collateral Proceeds remain after consummation of a Collateral Sale Offer, those Excess Collateral Proceeds shall be retained as Trust Monies. If the aggregate principal amount of Notes tendered into such Collateral Sale Offer exceeds the amount of Excess Collateral Proceeds, the Company will select the Notes to be purchased on a pro rata basis (subject to adjustments to maintain the authorized denominations of the Notes). Upon completion of each Collateral Sale Offer (each such date, a “Collateral Sale Payment Date”), the amount of Excess Collateral Proceeds shall be reset at zero. The Co-Issuers may elect to satisfy their obligations to make a Collateral Sale Offer prior to expiration of the relevant period or with respect to Excess Collateral Proceeds of $30.0 million or less.

(d) Whenever Net Proceeds from any Asset Sale involving Collateral are received by the Co-Issuers, such Net Proceeds shall be retained by the Collateral Trustee as Trust Monies constituting Collateral subject to disposition as provided in this Section 4.13(II) or as provided in Sections 11.04 and 12.02. At the written direction of the Co-Issuers, such Net Proceeds may be invested by the Collateral Trustee in Cash Equivalents denominated in U.S. Dollars in which the security interest of the Collateral Trustee can be and remain perfected.

(e) Upon the commencement of a Collateral Sale Offer, the Co-Issuers shall deliver electronically or send, or cause to be delivered electronically or sent, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Collateral Sale Offer. Any Collateral Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Collateral Sale Offer, shall state:

(1) that the Collateral Sale Offer is being made pursuant to this Section 4.13(II) and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Excess Collateral Proceeds Payment Amount, the Collateral Sale Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notice is mailed or delivered electronically (the “Collateral Sale Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Co-Issuers default in making such payment, any Notes accepted for payment pursuant to the Collateral Sale Offer shall cease to accrue interest on and after the Collateral Sale Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to any Collateral Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Co-Issuers, a depository, if appointed by the Co-Issuers, or the Paying Agent at the address specified in the notice at least three Business Days before the Collateral Sale Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Co-Issuers, the Depository or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Collateral Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Collateral Proceeds Payment Amount, the Co-Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Co-Issuers so that only Notes in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof, shall be purchased); and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

(f) On the Collateral Sale Payment Date, the Co-Issuers shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Collateral Sale Offer, subject to pro ration if the aggregate Notes tendered exceed the Excess Collateral Proceeds Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Excess Collateral Proceeds Payment Amount allocable to the Notes and the amount sufficient to pay the Collateral Sale Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Co-Issuers. The Co-Issuers shall inform the Holders of the results of the Collateral Sale Offer on or as soon as practicable after the Collateral Sale Payment Date.

(g) The applicable Paying Agent shall promptly mail or pay by wire transfer to each Holder whose Notes have been properly tendered the Collateral Sale Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. So long as no payment Default or Event of Default has occurred and is continuing, and to the extent not applied to make payments on the Notes, the Paying Agent shall return to the Co-Issuers any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Collateral Sale Offered Price.

(h) However, if the Collateral Sale Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Collateral Sale Offer.

(i) The Co-Issuers shall comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Collateral Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Co-Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13(II) by virtue of such compliance.

SECTION 4.14. Limitations on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving annual payments or consideration in excess of $2.5 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, with such determination to be made at the time such Affiliate Transaction is entered into or agreed to; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of international standing qualified to perform the task for which such firm has been engaged (as determined by the Company in good faith).

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to Section 4.14(a):

(1) director, officer, employee and consultant compensation, benefit, reimbursement and indemnification agreements, plans and arrangements (and payment awards in connection therewith) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because either (x) the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person or (y) a director of such Person is also a director of the Company; provided such director abstains from voting as a director of the Company on any matter involving such other person;

(4) (x) any issuance of Qualified Equity Interests of the Company (other than Designated Preferred Stock) to an Affiliate and the granting or performance of registration rights in respect of any Qualified Equity Interests of the Company (other than Designated Preferred Stock), which rights have been approved by the Board of Directors of the Company or (y) any contribution to the Qualified Equity Interest capital of the Company by an Affiliate (other than in respect of Designated Preferred Stock);

(5) Restricted Payments that do not violate Section 4.11 and Investments consisting of Permitted Investments;

(6) the performance of obligations of the Company or any Restricted Subsidiary under the terms of any agreement that is in effect as of or on the Issue Date and disclosed in the Offering Memorandum (including the Shareholders Agreement and the Administrative Services Agreement) or any amendment, modification, supplement, extension or renewal, from time to time, thereto or any transaction contemplated thereby (including pursuant to any amendment, modification, supplement, extension or renewal, from time to time, thereto) or in any replacement agreement thereto, so long as any such amendment, modification, supplement, extension or renewal, or replacement agreement, is not materially more disadvantageous to the Holders taken as a whole than the original agreement as in effect on the Issue Date; and

(7) payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any of its Restricted Subsidiaries that is not a Guarantor to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) However, the restrictions set forth in Section 4.15(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements, including, without limitation, those governing Existing Indebtedness or Credit Facilities, as in effect or committed to on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order or governmental or other license, permit or concession;

(4) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or issued in connection with such acquisition to provide funds to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary provisions restricting assignments, subletting or other similar transfers in contracts, licenses and other agreements (including, without limitation, leases and agreements relating to intellectual property) entered into in the ordinary course of business;

(6) purchase money obligations and Financing Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.15(a)(3);

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens and agreements related thereto that were permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property (including Capital Stock of any Person in which the Company has an Investment) in joint venture agreements, stockholder agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable in all material respects only to the assets or property that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

(12) customary provisions restricting the disposition of real property interests set forth in any easements or other similar agreements or arrangements of the Company or any Restricted Subsidiary;

(13) provisions restricting the transfer of any Capital Stock of an Unrestricted Subsidiary; and

(14) Indebtedness of a Co-Issuer or any Restricted Subsidiary incurred subsequent to the Issue Date pursuant to the provisions of Section 4.10 (i) in respect of the subordination provisions, if any, of such Indebtedness, (ii) if the encumbrances and restrictions contained in any such Indebtedness taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in this Indenture or that may be contained in any Credit Facility in accordance with this Section 4.15 or (iii) if such encumbrance or restriction is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction shall not adversely affect in any material respect the Company’s ability to make principal or interest payments on the Notes as and when due or (y) such encumbrance or restriction applies only in the event of and during the continuance of a default under such Indebtedness.

SECTION 4.16. Subsidiary Guarantees.

(a) If the Company or any of its Restricted Subsidiaries acquires, creates, transfers assets to or otherwise invests in a Wholly Owned Restricted Subsidiary or redesignates an Unrestricted Subsidiary as a Restricted Subsidiary and such Restricted Subsidiary is a Wholly Owned Restricted Subsidiary (other than, in each case, (i) any Wholly Owned Restricted Subsidiary if the net book value of the total assets of such Wholly Owned Restricted Subsidiary, when taken together with the net book value of the total assets of all other Wholly Owned Restricted Subsidiaries that are not Guarantors as of such date, does not exceed $35.0 million, (ii) Logistics Finance (or any other Subsidiary that is at such time a co-issuer of the Notes), (iii) any Wholly Owned Restricted Subsidiary if the laws of the jurisdiction of incorporation or formation of such Wholly Owned Restricted Subsidiary prohibit the issuance of such guarantee for the benefit of the Notes or (iv) any Wholly Owned Restricted Subsidiary if such guarantee could reasonably be expected to result in any violation or breach of, or conflict with, the fiduciary duties of such Wholly Owned Restricted Subsidiary’s officers, directors or managers as reasonably determined by the Co-Issuers acting in good faith) then such Wholly Owned Restricted Subsidiary shall become a Guarantor and shall, within 45 Business Days of the date of such acquisition, creation, transfer of assets, investment in or redesignation:

(1) execute and deliver to the Trustee a supplemental indenture in substantially the form of Exhibit D and a Notation of Guarantee, pursuant to which such Wholly Owned Restricted Subsidiary shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and this Indenture on the terms set forth in this Indenture and, if such Wholly Owned Restricted Subsidiary owns a Vessel required to become a Mortgaged Vessel, execute one or more Ship Mortgages and the other Security Documents in favor of the Collateral Trustee pursuant to which each such Vessel shall become a Mortgaged Vessel for all purposes under this Indenture and the parent of such Wholly Owned Restricted Subsidiary shall enter into a Pledge Agreement to pledge such Capital Stock and related assets to the Collateral Trustee, in each case as provided for in Section 11.09; and

(2) deliver to the Trustee and Collateral Trustee one or more Opinions of Counsel that such supplemental indenture and Security Documents, if any, have been duly authorized, executed and delivered by such Wholly Owned Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Wholly Owned Restricted Subsidiary, subject to customary exceptions, and if such Wholly Owned Restricted Subsidiary owns Collateral, addressing customary creation and perfection matters.

Thereafter, such Wholly Owned Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b) In addition, (i) to the extent that the collective net book value of the total assets of the Company’s non-Guarantor Wholly Owned Restricted Subsidiaries, as of the date of the acquisition, creation, transfer of assets to, investment in or redesignation of a non-Guarantor Wholly Owned Restricted Subsidiary, exceeds $35.0 million, then, within 45 Business Days of such date, the Company shall cause one or more of such non-Guarantor Wholly Owned

Restricted Subsidiaries to similarly execute a supplemental indenture (and deliver the related Opinions of Counsel), described in Section 4.16(a), pursuant to which such Wholly Owned Restricted Subsidiary or Wholly Owned Restricted Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and this Indenture, in each case, such that the collective net book value of the total assets of all remaining non-Guarantor Wholly Owned Restricted Subsidiaries does not exceed $35.0 million and (ii) the Company may, at its option, cause any other Restricted Subsidiary of the Company to guarantee its Obligations under the Notes and this Indenture and enter into a supplemental indenture with respect thereto.

(c) The Note Guarantee of a Guarantor shall automatically and unconditionally (without any further action on the part of any Person) be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.13 or Section 4.14;

(2) in connection with any sale or other disposition of a majority of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if (x) such Guarantor would no longer constitute a “Subsidiary” under this Indenture and (y) the sale or other disposition does not violate Section 4.13;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.18;

(4) upon liquidation or dissolution of such Guarantor;

(5) in the case of a Guarantor that is not a Wholly Owned Restricted Subsidiary that has voluntarily issued a Guarantee of the Notes, upon notice to the Trustee by the Company of the designation of such Guarantor as non-Guarantor Restricted Subsidiary if (x) the Company would be permitted to make an Investment in such Restricted Subsidiary at the time of such release equal to the Fair Market Value of the Investment of the Company and its other Restricted Subsidiaries in such Guarantor as either a Permitted Investment or pursuant to Section 4.11 and (y) all transactions entered into by such Restricted Subsidiary while a Guarantor would be permitted under this Indenture at the time its Guarantee is released; and

(6) upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Notes as provided below under Section 8.01, Section 8.03 and Section 8.04.

SECTION 4.17. Reports to Holders.

(a) Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and furnish to the Holders, so long as the Notes are outstanding:

(1) within 75 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports containing unaudited financial statements (including a balance sheet and statement of operations, changes in equity and cash flows) and a management’s discussion and analysis of financial condition and results of operations (or equivalent disclosure) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding fiscal year); and

(2) within 120 days after the end of each fiscal year, an annual report containing audited financial statements (including a balance sheet and statement of operations, changes in equity and cash flows) and a management’s discussion and analysis of financial condition and results of operations for and as of the end of such fiscal year (with comparable financial statements for the immediately preceding fiscal year).

(b) In addition, the Company agrees that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The Company will make available such information and such reports to the Holders and to securities analysts and prospective investors, in each case, by confidentially posting such information on its website or on Intralinks or any comparable password-protected online data system and making readily available any password or other login information to any such recipient. The Company will hold a quarterly conference call for the Holders and securities analysts to discuss such financial information for the previous quarter (which may be held as part of a public earnings call for any direct or indirect parent of the Company) no later than ten Business Days after distribution of such financial information. The Company may require an acknowledgement from any such recipient that (i) it will keep all information confidential, (ii) it will not use such information in violation of applicable securities laws and (iii) it will not use the information to compete with the Company and is not a person principally engaged in a Permitted Business or that derives a significant portion of its revenues from a Permitted Business in connection with access to its financial information or conference calls and may withhold access from any person who does not satisfy such conditions in its good faith judgment. While the Company or any direct or indirect parent of the Company is in registration with respect to an initial public offering, the Company or any direct or indirect parent of Company, including Navios Holdings, shall not be required to disclose any information or take any actions which, in the view of the Company, would violate the securities laws or the Commission’s gun jumping rules.

(d) Notwithstanding the foregoing provisions of this Section 4.17, in the event that the Company is or becomes a public reporting company and files the reports containing substantially the information required pursuant to Section 4.17(a), then the Company shall satisfy the delivery requirements under this Section 4.17 upon the filing of such reports with the Commission.

(e) The Trustee will have no responsibility for the filing, timeliness or content of reports.

(f) Delivery of the reports, information and documents in accordance with this Section 4.17 will satisfy the Company’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

SECTION 4.18. Limitations on Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Subsidiary (other than Logistics Finance or any other Subsidiary that is at such time a co-issuer of the Notes) to be an Unrestricted Subsidiary if that designation would not cause a Default or cause a Default to be continuing after such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.11 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or cause a Default to be continuing after such redesignation. Grimaud Ventures S.A. shall be automatically designated as an Unrestricted Subsidiary on the Issue Date.

SECTION 4.19. Suspension of Covenants.

(a) If on any date after the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day, Section 4.10, Section 4.11, Section 4.13(I), Section 4.14, Section 4.15, Section 4.16 and Section 5.01(a)(3) (collectively, the “Suspended Covenants”) shall no longer be applicable to the Notes.

(b) In the event that the Co-Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Co-Issuers and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

(c) The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Co-Issuers and the Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any Suspended Covenant will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (i) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.11 had been in effect since the Issue Date and throughout the Suspension Period, and (ii) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a), whether or not such test would otherwise be satisfied at such time. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. During the Suspension Period, any future obligations to grant further Guarantees of the Notes shall be suspended but such further obligation to grant Guarantees of the Notes shall be reinstated upon the Reversion Date.

(d) The Company will promptly deliver to the Trustee an Officer’s Certificate identifying any Covenant Suspension Event including the date thereof and an Officer’s Certificate identifying any Reversion Date. The Trustee shall not have any duty to monitor the ratings of the Notes or monitor whether there is a Covenant Suspension Event or a Reversion Date and shall not have any duty to notify Holders of any Covenant Suspension Event or Reversion Date.

SECTION 4.20. Payment of Additional Amounts.

(a) All payments made by the Co-Issuers under or with respect to the Notes or by a Guarantor under or with respect to its Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or any Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless such Co-Issuer or Guarantor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) If a Co-Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Note Guarantee of such Guarantor, the Co-Issuers or the relevant Guarantor, as applicable, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall payable with respect to any Tax:

(1) that would not have been imposed, payable or due but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights under such Note or under a Guarantee or the receipt of payments in respect of such Note or a Guarantee;

(2) that would not have been imposed, payable or due but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Co-Issuers have delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required;

(3) that would not have been imposed, payable or due if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later;

(4) subject to Section 4.20(e), that is an estate, inheritance, gift, sales, excise, transfer or personal property tax, assessment or charge; or

(5) as a result of a combination of the foregoing clauses (1) through (4).

In addition, Additional Amounts shall not be payable if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes would not have been entitled to the payment of Additional Amounts by reason of clause (1), (2), (3), (4) or (5) above if such beneficial holder had been the Holder. In addition, Additional Amounts shall not be payable with respect to any Tax which is payable otherwise than by withholding from any payment under or in respect of the Notes or any Guarantee.

(c) Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d) If the Co-Issuers are obligated to pay Additional Amounts under or with respect to any payment made on the Notes at least 30 days prior to the date of such payment, the Co-Issuers will deliver to the Trustee and Holders an Officer’s Certificate stating the fact that Additional Amounts shall be payable and the amount so payable and such other information necessary to enable the Trustee to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Co-Issuers shall deliver such Officer’s Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five Business Days prior thereto, and otherwise in accordance with the requirements of The Depository Trust Company (“DTC”)). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive evidence that such payments are necessary. Upon request, the Co-Issuers will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

(e) The Co-Issuers and the Guarantors shall pay for any present or future stamp, court or documentary taxes, or any similar taxes, charges or levies which arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of the Notes, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to or enforcement of, the Notes or any Guarantee. The Co-Issuers and the Guarantors shall indemnify the Holders for any stamp taxes required to be paid in Argentina which arise from the execution, delivery or registration of this Indenture, the Notes and any other documents or instruments referred to herein or therein or the receipt of any payments with respect to or enforcement of, the Notes or any Guarantee.

(f) Notwithstanding anything to the contrary contained in this Indenture, the Co-Issuers and the Guarantors may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from any payments under this Indenture; provided that the foregoing shall not limit the obligation of the Co-Issuers and the Guarantors to pay Additional Amounts as set forth in this Section 4.20.

SECTION 4.21. Events of Loss of a Mortgaged Vessel.

(a) If an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the “Lost Mortgaged Vessel”), the Company or the relevant Restricted Subsidiary shall deposit all Event of Loss Proceeds with respect to such Event of Loss with the Collateral Trustee as Trust Monies constituting Collateral subject to disposition as provided in this Section 4.21 or as provided in Sections 11.04 and 12.02. Such amount is hereinafter referred to as the “Loss Redemption Amount.”

(b) Within 365 days after the receipt of any Event of Loss Proceeds, the Company or the applicable Restricted Subsidiary shall apply such Event of Loss Proceeds to:

(1) substitute one or more Qualified Vessels (and to make any Permitted Repairs with respect thereto) for such Lost Mortgaged Vessel and make such Qualified Vessel(s) subject to the Lien of this Indenture and the applicable Security Documents in accordance with Section 11.04 and Section 11.09;

(2) make an Event of Loss Offer in accordance with the provisions of this Section 4.21 and the other provisions of this Indenture; and/or

(3) any combination of the transactions permitted by the foregoing clauses (1) and (2).

(c) Any Event of Loss Proceeds that are not applied or invested as provided in Section 4.21(b) will constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $30.0 million, the Co-Issuers will make an offer (an “Event of Loss Offer”) to all Holders to purchase the maximum principal amount of Notes that may be required to be purchased out of the Excess Loss Proceeds (the “Excess Loss Proceeds Payment Amount”). The offer price for the Notes in any Event of Loss Offer shall be equal to 100% of principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Event of Loss Offered Price”), and shall be payable in cash. If any Event of Loss Proceeds remain after consummation of an Event of Loss Offer, those Event of Loss

Proceeds shall be retained as Trust Monies. If the aggregate principal amount of Notes tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Company will select the Notes to be purchased on a pro rata basis (subject to adjustments to maintain the authorized denominations of the Notes). Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. The Co-Issuers may elect to satisfy their obligations to make an Event of Loss Offer prior to expiration of the relevant period or with respect to Excess Loss Proceeds of $30.0 million or less.

(d) Whenever Event of Loss Proceeds from any Event of Loss are received by the Co-Issuers, such Event of Loss Proceeds shall be retained by the Collateral Trustee as Trust Monies constituting Collateral subject to disposition as provided in this Section 4.21 or as provided under Sections 11.04 and 12.02. At the direction of the Co-Issuers, such Event of Loss Proceeds may be invested by the Collateral Trustee in Cash Equivalents in which the Collateral Trustee can maintain a perfected security interest.

(e) Upon the commencement of an Event of Loss Offer, the Co-Issuers shall deliver electronically or send, or cause to be delivered electronically or sent, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Event of Loss Offer. Any Event of Loss Offer shall be made to all Holders. The notice, which shall govern the terms of the Event of Loss Offer, shall state:

(1) that the Event of Loss Offer is being made pursuant to this Section 4.21 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Excess Loss Proceeds Payment Amount, the Event of Loss Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed or delivered electronically (the “Event of Loss Payment Date”);

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Co-Issuers default in making such payment, any Notes accepted for payment pursuant to the Event of Loss Offer shall cease to accrue interest on and after the Event of Loss Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to any Event of Loss Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Co-Issuers, a depository, if appointed by the Co-Issuers, or the Paying Agent at the address specified in the notice at least three Business Days before the Event of Loss Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Co-Issuers, the Depository or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Event of Loss Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds Payment Amount, the Co-Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Co-Issuers so that only Notes in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof, shall be purchased); and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

(f) On the Event of Loss Payment Date, the Co-Issuers shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Event of Loss Offer, subject to pro ration if the aggregate Notes tendered exceed the Excess Loss Proceeds Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Excess Loss Proceeds Payment Amount allocable to the Notes and the amount sufficient to pay the Event of Loss Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Co-Issuers. The Co-Issuers shall inform the Holders of the results of the Event of Loss Offer on or as soon as practicable after the Event of Loss Payment Date.

(g) The applicable Paying Agent shall promptly mail or pay by wire transfer to each Holder whose Notes have been properly tendered the Event of Loss Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. So long as no payment Default or Event of Default has occurred and is continuing, and to the extent not applied to make payments on the Notes, the Paying Agent shall return to the Co-Issuers any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Event of Loss Offered Price.

However, if the Event of Loss Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to an Event of Loss Offer.

(h) The Co-Issuers shall comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Co-Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.21 by virtue of such compliance.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations, Etc.

(a) The Company shall not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person (if other than the Company) formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) is a corporation, limited liability company, trust or limited partnership organized or existing under the laws of an Eligible Jurisdiction and (y) assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents, as applicable, pursuant to a supplemental Indenture and supplements to the Security Documents;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) either (a) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) or (b) the Fixed Charge Coverage Ratio for the Company or such surviving Person determined in accordance with Section 4.10(a) shall be greater than the Fixed Charge Coverage Ratio test for the Company and its Restricted Subsidiaries immediately prior to such transaction, in each case, determined on a pro forma basis; and

(4) delivers to the Trustee and Collateral Trustee an Officer’s Certificate that the merger, consolidation or sale of assets complies with this Indenture and that all conditions precedent have been complied with.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person; provided that the foregoing shall not prohibit the chartering out of Vessels in the ordinary course of business.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) The Company shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving Person) unless:

(1) subject to the Note Guarantee release provisions of Section 4.16, such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company or a Guarantor) expressly assumes all the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Security Documents and pursuant to a supplemental indenture and supplements to the Security Documents, as applicable; and

(2) immediately after such transaction, no Default or Event of Default exists.

(c) This Section 5.01 shall not apply to a merger of the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of such Person with an Affiliate solely for the purpose, and with the effect, of reorganizing the Company, a Guarantor or a Wholly Owned Restricted Subsidiary, as the case may be, in an Eligible Jurisdiction. In addition, nothing in this Section 5.01 shall prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary or reconstituting itself in another jurisdiction for the purpose of reflagging a Vessel.

SECTION 5.02. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and shall be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company”, shall refer instead to the successor and not to the Company); and thereafter, except in the case of a lease of all or substantially all of its properties or assets in accordance with this Indenture, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of the Company.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) default by a Co-Issuer or any Guarantor for 30 consecutive days in the payment when due and payable of interest, if any, on the Notes;

(2) default by a Co-Issuer or any Guarantor in the payment when due and payable of the principal of or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with any other covenants in this Indenture for 60 consecutive days after notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding specifying the default and demanding compliance with any of the other covenants in this Indenture;

(4) failure by the Company or any of its Restricted Subsidiaries to comply with any term, covenant, condition or provision of the Security Documents for 60 consecutive days after notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding specifying the default and demanding compliance with the Security Documents;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, if that default:

(a) is caused by a failure to pay the principal amount of any such Indebtedness at its stated final maturity after giving effect to any applicable grace periods (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity;

and, in the case of clauses (a) and (b) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million in excess of amounts that are covered by insurance or which have been bonded, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(7) except as permitted by this Indenture including upon the permitted release of the Note Guarantee, any Guarantee of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on behalf of any Guarantor shall deny or disaffirm in writing its obligations under its Guarantee and such Default continues for 21 days after notice of such Default has been given to the Trustee;

(8) the occurrence of any event of default under any Security Document, including that any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Collateral Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby (other than by operation of the provisions of the Security Documents), except to the extent that any such default results from the failure of the Trustee to maintain possession of certificates actually delivered to it representing the Pledged Equity Interests pledged under the Pledge Agreements; and

(9) either a Co-Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case or proceeding;

(b) consents to the entry of an order for relief or decree against it in an involuntary case or proceeding;

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(d) makes a general assignment for the benefit of its creditors;

(e) admits in writing its inability to pay its debts generally as they become due; or

(f) files a petition or answer or consent seeking reorganization or relief; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against a Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case or proceeding;

(b) appoints a Custodian of a Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or a Custodian for all or substantially all of the assets of a Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or adjudges any such entity or group a bankrupt or insolvent or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such entity or group; or

(c) orders the winding up or liquidation of a Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration.

(a) In the case of an Event of Default specified in clause (9) or (10) of Section 6.01, with respect to a Co-Issuer, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by written notice to the Co-Issuers, or the Holders of at least 30% in principal amount of the then outstanding Notes, by written notice to the Trustee and the Co-Issuers, may declare all the Notes to be due and payable. Any such notice from the Trustee or Holders shall specify the applicable Event(s) of Default, state that such notice is a “Notice of Acceleration” and may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such Notice of Acceleration. Upon such declaration of acceleration pursuant to a Notice of Acceleration, the aggregate principal of and accrued and unpaid interest, if any, on the outstanding Notes shall become due and payable without further action or notice. In the event of any Event of Default specified in Section 6.01(5), such Event of Default and its consequences (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived and rescinded upon the happening of any such events.

(b) Any notice of Default, notice of acceleration or instruction to the Trustee or Collateral Trustee, as applicable, to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than any Holder that is a Regulated Bank) (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Co-Issuers and the Trustee and the Collateral Trustee, as applicable, that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated.

In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Co-Issuers with such other information as the Co-Issuers may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee or Collateral Trustee, as applicable.

(c) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Co-Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Co-Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.

(d) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Co-Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee and Collateral Trustee, as applicable, shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(e) Notwithstanding anything in Section 6.02(c) or (d) to the contrary, any Noteholder Direction delivered to the Trustee or Collateral Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing Sections 6.02(c) or (d). In addition, for the avoidance of doubt, the foregoing Sections 6.02(c) and (d) shall not apply to any Holder that is a Regulated Bank; provided that if a Regulated Bank is a Directing Holder or a Beneficial Owner directing DTC it shall provide a written representation to the Co-Issuers that it is a Regulated Bank.

(f) For the avoidance of doubt, the Trustee and Collateral Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. Neither the Trustee nor the Collateral Trustee shall have any liability to the Co-Issuers, any Holder or any other Person in acting in good faith on a Noteholder Direction.

SECTION 6.03. Other Remedies.

If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture and the Trustee may direct the Collateral Trustee to enforce the performance of any provision of the Security Documents if any amount becomes due and payable pursuant to Section 6.02 (but not otherwise).

The Trustee and the Collateral Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. All rights of action and claims under the Security Documents may be prosecuted or enforced under the Security Documents by the Collateral Trustee (upon the direction of the Trustee, where appropriate). A delay or omission by the Trustee, the Collateral Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Collateral Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents.

SECTION 6.04. Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may rescind an acceleration or waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal of, or interest or premium on, any Note as specified in Section 6.01(1) or (2). In case of any such rescission or waiver, the Co-Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. For the avoidance of doubt, Section 316(a)(1)(B) of the Trust Indenture Act does not apply to this Indenture. Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission or waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

The Holders of not less than a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Trustee exercising any trust or power conferred on the Trustee or the Collateral Trustee, as applicable. Subject to Section 7.01, however, the Trustee and Collateral Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee or Collateral Trustee in personal liability (it being understood that neither the Trustee nor Collateral Trustee has an affirmative duty to determine whether any such action is prejudicial to any Holder); provided that the Trustee and Collateral Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee or Collateral Trustee takes any action or follows any direction pursuant to this Indenture, each of the Trustee and Collateral Trustee shall be entitled to indemnification satisfactory to each of them against any loss, liability or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy hereunder or thereunder, unless:

(1) an Event of Default has occurred and is continuing and such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered, and if requested, provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense in complying with such request;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

However, such limitations shall not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest or premium, if any, with respect to, such Note on or after the due date therefor.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal, interest or premium specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Co-Issuers or any other obligor on the Notes for the whole amount of principal, premium and accrued interest (if any) and fees remaining unpaid, together with interest, if any, on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, Collateral Trustee, their agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and Collateral Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, their agents and counsel) and the Holders allowed in any judicial proceedings relating to the Co-Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Collateral Trustee any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, Collateral Trustee, their agent and counsel, and any other amounts due the Trustee or Collateral Trustee under Sections 7.07 and 11.16. To the extent that payment of any such compensation, expenses, disbursements and advances of the Trustee, Collateral Trustee, their agents and counsel, and any other amounts due to the Trustee or Collateral Trustee under Sections 7.07 and 11.16 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceedings whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

If the Trustee or the Collateral Trustee collects any money or property pursuant to this Article Six or any other provision of this Indenture, pursuant to any of the Security Documents or as Trust Monies hereunder, it shall pay out the money or property in the following order:

First: to the Trustee and the Collateral Trustee for amounts due under Sections 7.07 and 11.16;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium;

Fourth: without duplication, to the Holders, for any other obligations due to them hereunder or under the Notes, pro rata based on the amounts of such obligations; and

Fifth: to the Co-Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior written notice to the Co-Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Trustee for any action taken or omitted by the Trustee as Trustee or the Collateral Trustee as Collateral Trustee, respectively, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee or the Collateral Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee or the Collateral Trustee, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee or to the Collateral Trustee, as applicable, and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or to the Collateral Trustee, the Trustee or the Collateral Trustee, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Co-Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee and the Collateral Trustee, respectively, shall not be responsible for the application of any money by any Paying Agent other than the Trustee or the Collateral Trustee, respectively.

(h) Subject to Section 9.02, the Collateral Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under any of the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents, in each case which will have an adverse effect on the interests of any Holder. The Collateral Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification will have an adverse effect on the interests of any Holder.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any Board Resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05 (provided that no Officer’s Certificate or Opinion of Counsel shall be required in connection with the initial issuance of Notes on the Issue Date). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Neither the Trustee nor the Collateral Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents whether on its own motion or at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or the Security Documents, unless such Holders shall have offered, and if requested, provided to the Trustee or the Collateral Trustee, as applicable, security or indemnity satisfactory to each of them, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Co-Issuers, to examine the books, records, and premises of the Co-Issuers, personally or by agent or attorney at the sole cost of the Co-Issuers.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) Except with respect to Sections 4.01 (if the Trustee is also the Paying Agent) and 4.06, the Trustee shall have no duty to inquire as to the performance of the Co-Issuers with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2), but solely if the Trustee is also the Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification at the Corporate Trust Office of the Trustee.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) Each of the Trustee and the Collateral Trustee may request that the Co-Issuers deliver a certificate in the form of Exhibit F setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) For certain payments made pursuant to this Indenture, either of the Trustee or Collateral Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee or Collateral Trustee, as applicable, shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee or Collateral Trustee, as applicable, shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee and Collateral Trustee on or prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee and Collateral Trustee shall have the right to request from any party to this Indenture, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee and Collateral Trustee to satisfy their respective reporting and withholding obligations under the Code. To the extent any such forms required to be delivered under this Section 7.02(n) are not provided by the time the related payment is required to be made or are reasonably determined by the Trustee or Collateral Trustee, as applicable, to be incomplete and/or inaccurate in any material respect, the Trustee or Collateral Trustee shall be entitled to withhold on any such payments to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment. The Trustee and Collateral Trustee shall not be responsible for any tax withholding and reporting required pursuant to the laws of any country other than the United States of America.

(o) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

SECTION 7.03. Individual Rights of Trustee and Collateral Trustee.

The Trustee and the Collateral Trustee, each in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee or Collateral Trustee. However, in the event that either the Trustee or the Collateral Trustee acquires any conflicting interest the Trustee or the Collateral Trustee, as applicable, must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. However, the Trustee and the Collateral Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Disclaimer of Trustee and Collateral Trustee.

The Trustee and the Collateral Trustee shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Notes, the Guarantees, or the Security Documents or the Collateral covered thereby, and they shall not be accountable for the Co-Issuers’ use of the proceeds from the Notes, and they shall not be responsible for any statement of the Co-Issuers in this Indenture, the Guarantees, the Security Documents or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. Each of the Trustee and the Collateral Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall deliver electronically or mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default in payment of principal of, or interest, or premium on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Asset Sale Payment Date pursuant to an Asset Sale Offer, the Collateral Sale Payment Date pursuant to a Collateral Sale Offer or on the Event of Loss Payment Date pursuant to an Event of Loss Offer, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. [Reserved].

SECTION 7.07. Compensation and Indemnity.

The Co-Issuers shall pay to the Trustee (acting in any capacity hereunder) from time to time such reasonable compensation as the Co-Issuers and the Trustee shall from time to time agree in writing for its services rendered by it hereunder and under the Security Documents. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it (acting in any capacity hereunder) in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Co-Issuers and the Guarantors shall, jointly and severally, indemnify the Trustee or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims, liability or reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of such Person), liability or expense incurred by them except for such actions to the extent caused by any gross negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or the Security Documents including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Co-Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Co-Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Co-Issuers shall pay the reasonable fees and expenses of such counsel. The Co-Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Co-Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.

To secure the Co-Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(9) or (10) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Security Documents and the resignation or removal of the Trustee. The obligations of the Co-Issuers shall be joint and several obligations of each of Navios South American Logistics Inc. and Navios Logistics Finance (US) Inc.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time upon 30 days’ written notice to the Co-Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee upon 30 days written notice to the Co-Issuers and the Trustee and may appoint a successor Trustee (which Trustee shall be reasonably acceptable to the Co-Issuers). The Co-Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Co-Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee hereunder and under the Security Documents to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver electronically or mail notice of its succession to each Holder. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of such person as a successor to the Trustee under the Security Documents and such successor shall assume all of the obligations of the Trustee under the Security Documents.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Co-Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Co-Issuers, any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Co-Issuers.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Issuers’ and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. The current Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person, without any further act, shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act §§ 310(a)(1), 310(a)(2), 310(a)(3) and 310(a)(5) as if the Trust Indenture Act applied to this Indenture. Each of the Trustee and Collateral Trustee shall individually have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b) as if the Trust Indenture Act applied to this Indenture; provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Co-Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Co-Issuers and any other obligor of the Notes as if the Trust Indenture Act applied to this Indenture.

SECTION 7.11. Preferential Collection of Claims Against the Co-Issuers.

The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a) as if the Trust Indenture Act applied to this Indenture, excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) as if the Trust Indenture Act applied to this Indenture to the extent indicated. The Trustee hereby waives any right to set-off any claim that it may have against the Co-Issuers in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Co-Issuers held by the Trustee.

ARTICLE EIGHT

SATISFACTION OR DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Co-Issuers’ Obligations.

The Co-Issuers may terminate their Obligations under the Notes and this Indenture and the obligations of the Guarantors under the Note Guarantees and this Indenture and this Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder and then outstanding, except those Obligations referred to in the penultimate paragraph of this Section 8.01, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from the trust, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to Section 5, Section 6, Section 7 or Section 8 of the Notes and the Co-Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash or Cash Equivalents in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit including the incurrence of Liens in connection with such borrowings) and the deposit shall not result in a breach or violation of, or constitute a default under, this Indenture;

(3) the Co-Issuers or any Guarantor has paid or caused to be paid all sums payable by them under this Indenture; and

(4) the Co-Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Co-Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In the case of clause (1)(b) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Co-Issuers’ obligations in Sections 2.03, 2.05, 2.06, 2.07, 2.08, 2.12, 4.01, 4.02, 4.03 (as to legal existence of the Co-Issuers only), 7.07, 8.06, 8.08 and 11.16 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Co-Issuers’ obligations in Sections 7.07, 8.06, 8.08 and 11.16 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Co-Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

The Co-Issuers may, at the option of their Boards of Directors evidenced by a Board Resolution accompanied by an Officer’s Certificate, and at any time, elect to have either Section 8.03 or 8.04 applied to all outstanding Notes and all obligations of any Guarantor upon compliance with the conditions set forth in this Article Eight.

SECTION 8.03. Legal Defeasance.

Upon the Co-Issuers’ exercise under Section 8.02 of the option applicable to this Section 8.03, the Co-Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). Such Legal Defeasance means that the Co-Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute such instruments reasonably requested by the Co-Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.06;

(2) the Co-Issuers’ obligations with respect to the Notes under Article Two and Section 4.02;

(3) the rights, powers, trusts, duties, exemptions from liability, immunities and indemnities of the Trustee and the Collateral Trustee hereunder, and the Co-Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article Eight.

Subject to compliance with this Article Eight, the Co-Issuers may exercise their option under this Section 8.03 notwithstanding the prior exercise of their option under Section 8.04.

SECTION 8.04. Covenant Defeasance.

Upon the Co-Issuers’ exercise under Section 8.02 of the option applicable to this Section 8.04, (i) the Co-Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05, be released from each of their obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Co-Issuers), 4.04, 4.07, 4.09 through 4.19, 4.21 and Section 5.01 (except for the covenants contained in clauses (a)(1) and (a)(2) thereof) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, “Covenant Defeasance”), (ii) the Co-Issuers and the Guarantors may cause the release of the Note Guarantees and of any Liens securing the Notes or the Guarantees, and (iii) the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Co-Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply, and any release of the Note Guarantees or of Liens securing the Notes or the Note Guarantees, shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Co-Issuers’ exercise under Section 8.02 of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in this Section 8.04, Sections 6.01(3) through 6.01(10) shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.03 or 8.04:

(1) the Co-Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Co-Issuers must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of an election under Section 8.03, the Co-Issuers must deliver to the Trustee an Opinion of Counsel, subject to customary limitations and exclusions, to the effect that (a) the Co-Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.04, the Co-Issuers must deliver to the Trustee an Opinion of Counsel, subject to customary limitations and exclusions, to the effect that the beneficial owners of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from, or otherwise arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either of the Co-Issuers or any of their Subsidiaries is a party or by which either Co-Issuer or any of their Subsidiaries are bound;

(6) the Co-Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Co-Issuers with the intent of preferring the Holders over the other creditors of the Co-Issuers or any of their Subsidiaries or with the intent of defeating, hindering, delaying or defrauding creditors of the Co-Issuers or any of their Subsidiaries or others; and

(7) the Co-Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to an election under Section 8.03 need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation shall become due and payable within one year under arrangements reasonably satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name and at the expense of the Co-Issuers.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Co-Issuers and the Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.

SECTION 8.06. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07, all cash, Cash Equivalents in U.S. Dollars and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to this Article Eight in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Co-Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article Eight to the contrary, the Trustee shall deliver or pay to the Co-Issuers from time to time upon the request of the Co-Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a firm of independent public accountants or any investment bank or appraisal firm, in each case nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to the Co-Issuers.

Any money deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall promptly be paid to the Co-Issuers on their written request or shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Co-Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Co-Issuers as trustee thereof, shall thereupon cease.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article Eight, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Co-Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article Eight, as the case may be; provided, however, that (a) if a Co-Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and (b) so long as no payment Default or Event of Default has occurred and is continuing, unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and Government Securities (in each case to the extent remaining in their possession) to the Co-Issuers promptly after receiving a written request therefore at any time, if such reinstatement of the Co-Issuers’ obligations has occurred and continues to be in effect other than such money as has been applied to payment on the Notes.

The Co-Issuers shall be entitled to cure any event resulting in the reinstatement of its obligations hereunder.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

The Co-Issuers, the Guarantors, the Trustee and the Collateral Trustee, as applicable, may amend, waive, supplement or otherwise modify this Indenture, the Notes, the Note Guarantees, the Security Documents or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of a Co-Issuer’s or a Guarantor’s obligations to Holders and Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Co-Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder as set forth in an Officer’s Certificate delivered to the Trustee;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to allow any Guarantor to execute a supplemental indenture and a Guarantee with respect to the Notes or to release a Guarantee or a security interest under the Notes or a Guarantee in accordance with the terms of this Indenture;

(7) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture including without limitation to give effect to any arrangements regarding Segregated Funds to be entered into consistent with the terms of Section 2.02 and 3.07;

(8) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee or Collateral Trustee;

(9) to comply with the rules of any applicable securities depository;

(10) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended by the Co-Issuers (as certified in an Officer’s Certificate) to be a substantially verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents;

(11) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders or surrender any rights or powers conferred upon the Company or any Restricted Subsidiary;

(12) to provide for a reduction in the minimum denomination of the Notes, subject to DTC’s and the Trustee’s procedures;

(13) to add Collateral securing the Notes; and

(14) to make such changes as are necessary to facilitate the release and pledging of Collateral that are not materially adverse to any Holder, the Trustee or the Collateral Trustee as set forth in an Officer’s Certificate delivered to the Trustee.

Upon the request of the Co-Issuers accompanied by a Board Resolution of each of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee or the Collateral Trustee, as applicable, of any documents requested under Section 7.02(b) and 9.06, the Trustee or the Collateral Trustee, as applicable, shall join with the Co-Issuers and any Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Collateral Trustee, as applicable, shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders.

(a) Subject to Sections 9.01 and 9.02(b), the Co-Issuers, the Guarantors, the Trustee and the Collateral Trustee, together, with the written or electronic consent of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture, the Notes or the Note Guarantees or any Security Document, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Notwithstanding Section 9.02(a), without the consent of the Co-Issuers and each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than, subject to DTC’s and the Trustee’s procedures, the number of days in advance of the redemption of Notes that notice of redemption must be given) (it being understood that this clause (2) does not apply to Sections 4.09, 4.13 and 4.21);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes in accordance with the provisions of this Indenture and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes or Additional Amounts, if any;

(7) waive a redemption payment with respect to any Note (it being understood that this clause (7) does not apply to a payment required by Section 4.09, 4.13 or 4.21);

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) expressly subordinate in right of payment the Notes or the Note Guarantees to any other Indebtedness of a Co-Issuer or any Guarantor; or

(10) make any change to this Section 9.02.

(c) Notwithstanding Section 9.02(a), without the consent of Holders of Notes representing 66 2/3% of the outstanding Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder to the extent permitted under this Indenture);

(1) amend, change or modify in any material respect the Obligation of the Co-Issuers to make and consummate a Collateral Sale Offer or an Event of Loss Offer, as the case may be, or modify the provisions or definitions with respect thereto; or

(2) release the Lien of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders in any Collateral (other than by operation of the terms of this Indenture and the Security Documents).

(d) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(f) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Co-Issuers shall deliver electronically or mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Co-Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Co-Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Co-Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that the Co-Issuers and the Trustee are able to identify the particular Note which has so consented; provided, further, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest, and premium, if any, on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Co-Issuers may require the Holder to deliver it to the Trustee. The Co-Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Co-Issuers’ expense. Alternatively, if the Co-Issuers or the Trustee so determine, the Co-Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee and Collateral Trustee To Sign Amendments, Etc.

The Trustee or the Collateral Trustee, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Trustee, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or the Collateral Trustee’s own rights, duties or immunities under this Indenture. The Trustee and the Collateral Trustee shall each be entitled to receive, and, subject to Section 7.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate, each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and the Security Documents and that such amendment or supplement is the legal, valid and binding obligation of the Co-Issuers, the Guarantors, or any surviving Person as applicable, enforceable against them in accordance with their terms. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Upon the execution of any amended or supplemental indenture pursuant to and in accordance with this Article Nine, this Indenture shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE TEN

NOTE GUARANTEE

SECTION 10.01. Unconditional Guarantee.

Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Co-Issuers to the Holders, the Trustee or Collateral Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest, on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest on the Notes and (z) the due and punctual payment and performance of all other obligations of the Co-Issuers, in each case, to the Holders, the Trustee or Collateral Trustee hereunder or thereunder (including amounts due the Trustee and Collateral Trustee under Sections 7.07 and 11.16), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Co-Issuers to the Holders under this Indenture, under the Notes or the Security Documents, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, the Notes or the Security Documents shall constitute an Event of Default under the Note Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Co-Issuers.

Each of the Guarantors hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Co-Issuers, any action to enforce the same, whether or not a Notation of Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than payment). To the fullest extent permitted by law and subject to Section 6.06, each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Co-Issuers, any right to require a proceeding first against the Co-Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, this Note Guarantee and the Security Documents. This Note Guarantee is a guarantee of payment and not of collection. If any Holder, the Trustee or Collateral Trustee is required by any court or otherwise to return to any Co-Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to such Co-Issuer or such Guarantor, any amount paid by such Co-Issuer or such Guarantor to the Trustee, Collateral Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and Collateral Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

SECTION 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign, provincial or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, Collateral Trustee, the Holders and the Guarantors hereby irrevocably agree (to the extent required by such laws) that the obligations of such Guarantor under its Note Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

SECTION 10.03. Execution and Delivery of Guarantee.

To further evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto (each, a “Notation of Guarantee”), shall be endorsed on each Note authenticated and delivered by the Trustee. Such Notation of Guarantee shall be executed on behalf of each Guarantor by either manual, facsimile or other electronic signature of one Officer or other person duly authorized by all necessary corporate action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Notation of Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Notation of Guarantee is endorsed or at any time thereafter, such Guarantor’s Notation of Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04. Release of a Guarantor.

Notwithstanding Section 4.16(a), a Guarantor shall be automatically and unconditionally released from its obligations under its Note Guarantee and its obligations under this Indenture in accordance with Section 4.16(b) or as otherwise expressly permitted by this Indenture.

The Trustee shall execute such instruments prepared by and at the reasonable request of the Co-Issuers evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Co-Issuers or such Guarantor accompanied by an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Co-Issuers.

Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a Co-Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to a Co-Issuer or another Guarantor.

SECTION 10.05. Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Co-Issuers that arise from the existence, payment, performance or enforcement of the Co-Issuers’ obligations under the Notes or this Indenture and such Guarantor’s obligations under this Note Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Co-Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Co-Issuers, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself, the Collateral Trustee or such Holders to be credited and applied to the obligations in favor of the Trustee, Collateral Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Collateral Trustee and the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07. No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and, to the fullest extent permitted by law, shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08. Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09. Note Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it shall, upon request by the Trustee, deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments relating to this Indenture in such form as counsel to the Trustee may reasonably advise (it being understood that the Trustee has no duty to make such request).

SECTION 10.10. Note Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.11. Note Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Co-Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Co-Issuers or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Co-Issuers or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Co-Issuers or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12. Note Guarantee Obligations Not Affected.

To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall, subject to Section 10.04, not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Co-Issuers or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Co-Issuers or any other Person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Co-Issuers or any other Person under this Indenture, the Notes or any other document or instrument;

(c) any failure of the Co-Issuers or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;

(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Co-Issuers or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Co-Issuers or any other Person;

(f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Co-Issuers or a Guarantor;

(h) any merger or amalgamation of the Co-Issuers or a Guarantor with any Person or Persons;

(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and

(j) any other circumstance, including release of a Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Co-Issuers under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

SECTION 10.13. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Co-Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Co-Issuers or any Guarantor of any kind whatsoever.

SECTION 10.14. No Obligation To Take Action Against the Co-Issuers.

None of the Trustee, the Collateral Trustee or any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Co-Issuers or any other Person or any property of the Co-Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 10.15. Dealing with the Co-Issuers and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Co-Issuers or any other Person;

(b) take or abstain from taking security or collateral from the Co-Issuers or from perfecting security or collateral of the Co-Issuers;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Co-Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d) accept compromises or arrangements from the Co-Issuers;

(e) apply all monies at any time received from the Co-Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Co-Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16. Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17. Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture, the Notes and the Note Guarantees consents to and approves of the same.

SECTION 10.18. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee and Collateral Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, Collateral Trustee, their agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

SECTION 10.19. No Merger or Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Trustee, Collateral Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Co-Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.20. Survival of Note Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor, to the fullest extent permitted by law, without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by any Co-Issuer or any Guarantor.

SECTION 10.21. Note Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.22. Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.23. Successors and Assigns.

Subject to the provisions herein relating to the release of Note Guarantees, each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee, Collateral Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

SECURITY DOCUMENTS

SECTION 11.01. Collateral and Security Documents.

(a) In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Co-Issuers and the Guarantors under this Indenture, the Notes and the Guarantees when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Guarantees and this Indenture, each Co-Issuer and each of the Mortgaged Vessel Guarantors have granted security interests in and Liens on the Collateral owned by it to the Collateral Trustee on behalf of the Trustee for the benefit of the Holders pursuant to this Indenture and the Security Documents.

(b) Each Holder, by accepting a Note, consents and agrees to all of the terms, conditions and provisions of the Security Documents (including without limitation, provisions providing for release of Collateral) and this Indenture, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture and directs the Collateral Trustee to sign these documents.

SECTION 11.02. Recording, Etc.

(a) The Co-Issuers and the Secured Guarantors shall take or cause to be taken all action necessary or required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements (and amendments thereto), Ship Mortgages, Security Agreements and other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and shall execute and file such financing statements (and amendments thereto) and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the Trustee and the Collateral Trustee under this Indenture and the Security Documents to all property comprising the Collateral.

The Co-Issuers and the Secured Guarantors shall from time to time promptly pay and discharge all mortgage and financing, amendment and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

(b) The Co-Issuers shall furnish to the Trustee and Collateral Trustee at the time of execution and delivery of this Indenture, Opinion(s) of Counsel to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by each Security Document and all other instruments of further assurance or assignment have been properly recorded and filed to the extent necessary to perfect the security interests created by each such Security Document and reciting the details of such action.

SECTION 11.03. Disposition of Mortgaged Vessel Collateral Without Release.

(a) Notwithstanding the provisions of Section 11.04, so long as no Event of Default shall have occurred and be continuing, a Co-Issuer or any Mortgaged Vessel Guarantor may, without any release or consent by the Trustee or the Collateral Trustee:

(i) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; or

(ii) apply insurance proceeds received under such circumstances other than an Event of Loss to the repair of the Mortgaged Vessel to which such insurance proceeds related.

(b) In the event that the Co-Issuers or any Mortgaged Vessel Guarantor has taken any of the actions described in Section 11.03(a) without any release or consent of the Trustee or the Collateral Trustee, and the Co-Issuers or such Mortgaged Vessel Guarantor, as the case may be, requests the Collateral Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Collateral Trustee shall, at the cost and expense of the Co-Issuers and the Mortgaged Vessel Guarantors, promptly execute such an instrument prepared by the Co-Issuers or such Mortgaged Vessel Guarantor, as the case may be, upon delivery to the Trustee and the Collateral Trustee of (i) an Officer’s Certificate by the Co-Issuers or such Mortgaged Vessel Guarantor, as the case may be, reciting the action proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.03 may be dealt with by the Co-Issuers or such Mortgaged Vessel Guarantor, as the case may be, without any release or consent of the Trustee or the Collateral Trustee and (ii) an Opinion of Counsel stating that the proposed action was duly taken by the Co-Issuers or such Mortgaged Vessel Guarantor, as the case may be, in conformity with a designated subsection of Section 11.03(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.03.

Any disposition of Collateral made in compliance with the provisions of this Section 11.03 shall be deemed not to impair the security interests in contravention of the provisions of this Indenture.

Any such disclaimer, release or quitclaim shall be without recourse to, or any representation or warranty by, the Trustee or the Collateral Trustee.

SECTION 11.04. Release of Collateral.

(a) The Co-Issuers and each Secured Guarantor will have the right to sell or otherwise dispose of any of the Collateral owned by it upon compliance with the requirements and conditions of this Section 11.04(a), and the Collateral Trustee shall release the same (including, for the avoidance of doubt, in the case of any disposition of Mortgaged Vessel Collateral, the Pledged Equity Interests of the applicable Mortgaged Vessel Guarantor (unless such Mortgaged Vessel Guarantor shall have pledged one or more other Mortgaged Vessels as Collateral to secure the Notes)) from the Lien of this Indenture or the Security Documents, as the case may be, upon receipt by the Trustee and Collateral Trustee of a notice from the applicable Secured Guarantor requesting such release and describing the property to be so released, together with delivery of the following, among other matters:

(1) If the property to be released has a Fair Market Value equal to or greater than $10.0 million, a Board Resolution of the Co-Issuers or the relevant Mortgaged Vessel Guarantor in the case of release of Mortgaged Vessel Collateral, requesting such release and authorizing an application to the Trustee therefor;

(2) An Officer’s Certificate of the Co-Issuers or the relevant Mortgaged Vessel Guarantor in the case of release of Mortgaged Vessel Collateral, dated not more than five days prior to the date of the application for such release, in each case stating in substance as to certain matters, including the following:

(i) that either (1) the Collateral to be released is not Net Proceeds from an Asset Sale and is not being replaced by comparable property, has a book value of less than $1.0 million and is not necessary for the efficient operation of the Co-Issuers’ and the Restricted Subsidiaries’ remaining property or in the conduct of the business of the Co-Issuers and the Restricted Subsidiaries as conducted immediately prior thereto or (2) the Collateral to be released is being released in connection with an Asset Sale or an Event of Loss involving Mortgaged Vessel Collateral and the Net Proceeds from such Asset Sale or the Loss Redemption Amount with respect to such Event of Loss, as the case may be, are being or will be delivered to the Trustee to be held as Trust Monies and to be applied in accordance with the terms of this Indenture or (3) the Collateral to be released is Trust Monies representing (x) the Net Proceeds from an Asset Sale involving Collateral which if permitted by the terms of this Indenture are to be applied to the purchase of one or more Qualified Vessels (whether through the direct purchase of such Qualified Vessel or the equity interests of any person owning such Qualified Vessel and which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) and Permitted Repairs thereon as provided in Section 4.13(II) or (y) a portion of the Loss Redemption Amount with respect to an Event of Loss which is to be applied to the purchase of one or more Qualified Vessels (whether through the direct purchase of such Qualified Vessel or the equity interests of any person owning such Qualified Vessel and which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) and Permitted Repairs thereon as provided in Section 4.21 or (4) the Collateral to be released constitutes Trust Monies that if permitted by this Indenture are being applied to the purchase of one or more Qualified Vessels (whether through the direct purchase of such Qualified Vessel or the equity interests of any person owning such Qualified Vessel) and to make Permitted Repairs thereon in accordance with the provisions described under Section 11.09;

(ii) that no Default or Event of Default has occurred and is continuing;

(iii) the Fair Market Value, in the opinion of the signers, of the property (other than Trust Monies) to be released at the date of such application for release; provided that it shall not be necessary under this clause (iii) to state the Fair Market Value of any property whose Fair Market Value is certified in a certificate of an Independent Appraiser under paragraph (c) below; and

(iv) that all conditions precedent in this Indenture and the Security Documents relating to the release of the Collateral in question have been complied with;

(3) If the property to be released is one or more Mortgaged Vessels, the certificate of an Independent Appraiser which reflects the Appraised Value of such Mortgaged Vessel or Mortgaged Vessels; and

(4) One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect that all conditions precedent provided in this Indenture and the Security Documents relating to the release of the Collateral have been complied with.

(b) In connection with any release, the Co-Issuers and the applicable Secured Guarantors shall (i) execute, deliver and record or file and obtain such instruments as may be required, including, without limitation, amendments to the Security Documents to evidence such release and (ii) deliver to the Trustee and Collateral Trustee evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents, as set forth in this Indenture and the Security Documents.

(c) Notwithstanding any provision of this Section 11.04 to the contrary, the Co-Issuers may obtain a release of (i) Net Proceeds from an Asset Sale involving Collateral that are required to be applied to purchase Notes pursuant to a Collateral Sale Offer, or as set forth in Section 4.13(II) the date of such purchase or redemption by directing the Trustee in writing to cause to be applied such Net Proceeds to such purchase or redemption in accordance with Section 4.13(II) or (ii) all or any portion of a Loss Redemption Amount deposited with the Trustee in connection with an Event of Loss with respect to a Mortgaged Vessel that is required to purchase Notes pursuant to an Event of Loss Offer on the date of such purchase in accordance with Section 4.21 in the case of either (i) or (ii) above, by directing the Trustee in writing to cause to be applied such amount thereto in accordance with such covenants.

(d) In case a Default or an Event of Default shall have occurred and be continuing, the Co-Issuers, while in possession of the Collateral (other than cash and other personal property held by, or required to be deposited or pledged with, the Trustee or the Collateral Trustee under this Indenture or under any Security Document) may do any of the things enumerated in this Section 11.04 only if the Trustee, in its discretion, or the Holders of a majority in aggregate principal amount of the outstanding Notes shall consent to such action, in which event any certificate filed in accordance with this Section 11.04, shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing.

(e) All cash or Cash Equivalents in U.S. Dollars received by the Trustee or the Collateral Trustee pursuant to the provisions described in this Section 11.04 shall be held by the Trustee as Trust Monies under this Indenture subject to application as provided in this Section 11.04 or in Article Twelve.

(f) Any releases of Collateral made in strict compliance with this Section 11.05 shall be deemed not to impair the security interests created by this Indenture or the Security Documents, as the case may be, in favor of the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders, in contravention of the provisions of this Indenture.

SECTION 11.05. No Impairment of Security Interest.

The release of any Collateral, whether pursuant to Article Eleven or Twelve, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders acknowledges that a release of Collateral or Liens in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the security interests in contravention of the terms of this Indenture.

SECTION 11.06. Suits To Protect the Collateral.

Following an Event of Default, subject to the provisions of the Security Documents, the Collateral Trustee shall have the power but not the obligation (upon notice to the Trustee) to institute and to maintain such suits and proceedings to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders, the Trustee or the Collateral Trustee).

SECTION 11.07. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee to execute the release or to inquire as to the existence or satisfaction of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven to be sold or otherwise disposed of by the Co-Issuers or a Secured Guarantor be under obligation to ascertain or inquire into the authority of the Co-Issuers or any applicable Secured Guarantor to make any such sale or other transfer.

SECTION 11.08. Powers Exercisable by Receiver or Trustee.

In case the Collateral owned by the Co-Issuers or any Secured Guarantor shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven and the Security Documents upon the Co-Issuers and the Secured Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Co-Issuers or the relevant Secured Guarantor, as the case may be, or of any Officer or Officers thereof required by the provisions of this Article Eleven.

SECTION 11.09. Designation as Mortgaged Vessel; Assignment of Vale Port Contract.

(a) On the date on which a Vessel which is required to be designated as a “Mortgaged Vessel” is acquired by a Co-Issuer or a Restricted Subsidiary (whether through the direct purchase of such Vessel or the equity interests of any person owning such Vessel) (such date, a “Vessel Tender Date”), if a Restricted Subsidiary of the Co-Issuers that is not already a Guarantor is the owner of such Vessel (the “Tendered Vessel Owner”), it shall execute a Guarantee of the Notes and become a Mortgaged Vessel Guarantor under this Indenture and it (or a Co-Issuer if such Co-Issuer is the owner of such Vessel) shall deliver to the Trustee and the Collateral Trustee the documents and certificates required by this Indenture and the Security Documents, including among other things: (i) a Ship Mortgage with respect to such Vessel dated the Vessel Tender Date and substantially in the form of Exhibit F or otherwise in a customary form for the relevant jurisdiction (such Ship Mortgage having been duly received for recording in the appropriate registry office); (ii) an Assignment of Freights and Hires and Assignment of Insurance (if such exist) with respect to such Vessel dated the Vessel Tender Date and substantially in the form of Exhibits G-1 and G-2, respectively, to this Indenture (such Security Agreements having been duly received for recording in the appropriate registry office); (iii) the certificate of an Independent Appraiser dated not more than 30 days prior to the Vessel Tender Date setting forth its determination of the Appraised Value of such Vessel; (iv) a report of an insurance broker with respect to insurance policies maintained by the Tendered Vessel Owner with respect to such Vessel; (v) a current certificate from the American Bureau of Shipping, Det Norske Veritas or Lloyds Register of Shipping or other classification society of recognized international standing for such Vessel, which shall be free from any outstanding material recommendations; (vi) a certificate of ownership and encumbrances from the official registry of such Vessel; (vii) an Officer’s Certificate reasonably satisfactory to the Collateral Trustee certifying that all Indebtedness outstanding with respect to such Vessel has been repaid and that all security granted by, or covering assets or property of, such Co-Issuer or any of the Restricted Subsidiaries with respect to such Indebtedness shall have been released; (viii) a Pledge Agreement, dated the Vessel Tender Date and substantially in the form of Exhibit J, pursuant to which the parent of the applicable Mortgaged Vessel Guarantor will pledge the Pledged Equity Interests of such Mortgaged Vessel Guarantor to the Collateral Trustee for the benefit of the Trustee and the Holders; (ix) an Officer’s Certificate reasonably satisfactory to the Collateral Trustee certifying as to ownership of such Qualified Vessel or Qualified Collateral and such other matters as the Collateral Trustee or the Trustee may reasonably request and (x) one or more Opinions of Counsel which collectively shall opine as to the compliance with the terms of this Indenture, the perfection of the security interests of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders in such Qualified Vessel or Qualified Collateral and such other matters as the Collateral Trustee or the Trustee may reasonably request.

(b) If at any time CNSA transfers, novates or assigns its interest in the Vale Port Contract to the Company or any other Restricted Subsidiary, or the Company or any other Restricted Subsidiary in any other way succeeds to CNSA as party to the Vale Port Contract, the Company shall, or the Co-Issuers shall cause such Restricted Subsidiary to, as applicable, deliver to the Trustee and the Collateral Trustee the documents and certificates required by this Indenture and the Security Documents, including among other things: (i) if such Restricted Subsidiary is not at such time a Guarantor, a Guarantee of the Notes pursuant to which such Restricted Subsidiary shall become a Guarantor, (ii) an assignment (or, if recommended by counsel, another form of Lien, whether in addition to an assignment or otherwise) by way of security of all of the Company’s or such Restricted Subsidiary’s, as applicable, right, title and interest in, to and under the Vale Port Contract and all proceeds thereunder pursuant to an assignment (or, if recommended by counsel, another form of Lien, whether in addition to an assignment or otherwise) of the Vale Port Contract substantially in the form of the Assignment of the Vale Port Contract between CNSA and the Collateral Trustee dated as of the Issue Date (or in such other form as relevant counsel may recommend), and (iii) one or more Opinions of Counsel which collectively shall opine as to the compliance with the terms of this Indenture, the perfection of the security interests of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders in such assignment of the Vale Port Contract and such other matters as the Collateral Trustee or the Trustee may reasonably request.

SECTION 11.10. Determinations Relating to Collateral.

In the event (i) the Trustee or the Collateral Trustee shall receive any written request from the Co-Issuers or any Secured Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the obligations of the Co-Issuers or such Secured Guarantor with respect thereto or (ii) there shall be required from the Collateral Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Trustee shall become aware of any nonperformance by the Co-Issuers or any Secured Guarantor of any covenant or any breach of any representation or warranty of the Co-Issuers or such Secured Guarantor set forth in any Security Document, then, in each such event, the Collateral Trustee shall be entitled (but not obligated) (upon notice to the Trustee) at the expense of the Co-Issuers to hire experts, consultants, agents and attorneys (including, without limitation, those with appropriate experience and qualifications in all aspects of shipping, including operations and finance) to advise the Collateral Trustee on the manner in which the Collateral Trustee should respond to such request or render any requested performance or response to such nonperformance or breach or to act on its behalf, including without limitation, in connection with Collateral located outside the United States. The Collateral Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05 and for any action taken by such consultant, agent or attorney. Notwithstanding the grant of authority in this Section 11.10, neither the Trustee nor the Collateral Trustee has any obligation to hire any such experts, consultants, agents or attorneys and neither the Trustee nor Collateral Trustee shall have any liability to any Person, including any Holder, for failing to do so.

SECTION 11.11. Release upon Termination of the Co-Issuers’ Obligations.

In the event that the Co-Issuers deliver an Officer’s Certificate certifying that all of their obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight, the security interests shall automatically terminate, be released and have no further force and effect and the Collateral Trustee shall not be deemed to hold the security interests for the benefit of the Holders and shall, at the expense of the Co-Issuers and the Mortgaged Vessel Guarantors, promptly deliver such releases of the security interest as may be reasonably requested by the Co-Issuers.

SECTION 11.12. Collateral Trustee’s Duties in Respect of Collateral.

The Collateral Trustee, acting in its capacity as Collateral Trustee, beneficiary or mortgagee under each of the Security Documents, shall have only such duties with respect to the Collateral as are set forth in this Indenture and the Security Documents.

SECTION 11.13. Parallel Debt.

(a) Without prejudice to the provisions of this Indenture and the Security Documents and for the purpose of preserving the initial and continuing validity of the security rights granted and to be granted by the Co-Issuers and each Guarantor to the Collateral Trustee, an amount equal to and in the same currency of the obligations under the Notes and the Guarantees from time to time due by the Co-Issuers or such Guarantor in accordance with the terms and conditions of the Notes and Guarantees, including for the avoidance of doubt, the limitations set out under Section 10.02, shall be owing as a separate and independent joint and several obligation of the Co-Issuers and each Guarantor to the Collateral Trustee (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”).

(b) The Co-Issuers, each Guarantor and the Collateral Trustee acknowledge that (i) for this purpose the Parallel Debt constitutes undertakings, joint and several obligations and liabilities of the Co-Issuers and each Guarantor to the Collateral Trustee under this Indenture and the Security Documents which are separate and independent from, and without prejudice to, the corresponding obligations under the Notes and Guarantees which the Co-Issuers or such Guarantor has to the Holders and (ii) that the Parallel Debt represents the Collateral Trustee’s claims as Collateral Trustee to receive payment of the Parallel Debt; provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Notes and Guarantees; provided, further, that the Collateral Trustee shall exercise its rights with respect to the Parallel Debt solely in accordance with this Indenture and the Security Documents.

(c) Every payment of monies made by the Co-Issuers or a Guarantor to the Collateral Trustee shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Co-Issuers or such Guarantor contained in Section 11.13(a); provided that if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application the Collateral Trustee shall be entitled to receive the amount of such payment from the Co-Issuers or such Guarantor and the Co-Issuers or such Guarantor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d) Subject to the provision in paragraph (c) of this Section 11.13:

(i) the total amount due and payable as Parallel Debt under this Section 11.13 shall be decreased to the extent that the Co-Issuers or a Guarantor shall have paid any amounts to the Collateral Trustee or to the Trustee on behalf of the Holders or any of them to reduce the outstanding principal amount of the Notes or the Collateral Trustee or the Trustee on behalf of the Holders otherwise receives any amount in payment of the Notes and the Guarantees; and

(ii) to the extent that the Co-Issuers or a Guarantor shall have paid any amounts to the Trustee or to the Collateral Trustee under the Parallel Debt or the Trustee or the Collateral Trustee shall have otherwise received monies in payment of the Parallel Debt, the total amount due and payable under the Notes and the Guarantees shall be decreased as if said amounts were received directly in payment of the Notes and Guarantees.

SECTION 11.14. Change of Flag; Change of Jurisdiction.

(a) Notwithstanding anything to the contrary in this Indenture, the Co-Issuers or a Mortgaged Vessel Guarantor may transfer or change the flag of any of its Mortgaged Vessels to the flag of a Permitted Flag Jurisdiction, and in connection therewith the Collateral Trustee shall release the existing Ship Mortgage and related Security Documents to which any Mortgaged Vessel is subject in connection with the transfer or change of the flag of such Mortgaged Vessel to another Permitted Flag Jurisdiction if (i) the owner of the Mortgaged Vessel has executed (A) a new Ship Mortgage (granting the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders a security interest in such Mortgaged Vessel subject only to Permitted Liens) and (B) the related Security Documents with respect to such Mortgaged Vessel, dated the date such Mortgaged Vessel shall be released from the existing Ship Mortgage and related Security Documents to which it is subject, which Ship Mortgage and related Security Documents shall be in appropriate form for recording or registration in the appropriate governmental offices of the Permitted Flag Jurisdiction under which it is being reflagged and the appropriate governmental offices in the jurisdiction of incorporation and/or domicile of the applicable Co-Issuer or Mortgaged Vessel Guarantor if required by applicable law in order to perfect the security interest therein created (or, with respect to the Security Agreements, if no such perfection of security interest can be obtained in the jurisdiction and/or domicile, in the appropriate governmental offices specified in the New York Uniform Commercial Code), as to which the Trustee and the Collateral Trustee shall be entitled to conclusively rely on an Opinion of Counsel to the Company with respect thereto; and (ii) the Mortgaged Vessel Guarantor has recorded or made all arrangements necessary for recording the Ship Mortgage referred to in clause (i) above in the appropriate registry office of the Permitted Flag Jurisdiction under which the Mortgaged Vessel is being reflagged as soon as reasonably practicable and to make any other filing necessary to perfect the security therein.

(b) Notwithstanding anything to the contrary in this Indenture, for the purposes of changing the jurisdiction in which a Mortgaged Vessel is flagged, the Co-Issuers or a Mortgaged Vessel Guarantor may transfer any of its Mortgaged Vessels to another Restricted Subsidiary (a “Transferee Mortgaged Vessel Guarantor”) who shall become a Mortgaged Vessel Guarantor pursuant to Section 11.09, and in connection therewith, upon receipt of an Officer’s Certificate and Opinion of Counsel complying with Section 13.04 and the documents required by this Section, the Collateral Trustee shall release the existing Ship Mortgage and related Security Documents to which any Mortgaged Vessel is subject in connection with the transfer to the Transferee Mortgaged Vessel Guarantor if such Transferee Mortgaged Vessel Guarantor has (i) executed (A) a new Ship Mortgage (granting the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders a security interest in such Mortgaged Vessel subject only to Permitted Liens) and (B) the related Security Documents with respect to such Mortgaged Vessel, dated the date such Mortgaged Vessel shall be released from the existing Ship Mortgage and related Security Documents to which it is subject, which Ship Mortgage and related Security Documents shall be in appropriate form for recording or registration in the appropriate governmental offices in the jurisdiction of incorporation and/or domicile of the Transferee Mortgaged Vessel Guarantor if required by applicable law in order to perfect the security interests therein created (or if no such perfection of security interest can be obtained in the jurisdiction and/or domicile, in the appropriate governmental offices specified in the New York Uniform Commercial Code), as to which the Trustee and Collateral Trustee shall be entitled to conclusively rely on an Opinion of Counsel to the Company with respect thereto and (ii) the Transferee Mortgaged Vessel Guarantor has recorded or made all arrangements necessary for recording the Ship Mortgage referred to in clause (i) above as soon as reasonably practicable and to make any other filing necessary to perfect the security therein.

SECTION 11.15. Appointment of Collateral Trustee and Supplemental Collateral Trustees.

The parties hereto acknowledge and agree, and each Holder by accepting the Notes acknowledges and agrees that the Co-Issuers hereby appoint Wilmington Trust, National Association to act as Collateral Trustee (and, to the extent required in any particular jurisdiction, as security trustee, the “Security Trustee”; the term “Collateral Trustee” as used in this Indenture shall, as applicable, be deemed to also include Wilmington Trust, National Association, in its capacity as Security Trustee hereunder) hereunder, and Wilmington Trust, National Association accepts such appointment. The Trustee and the Holders acknowledge that the Collateral Trustee will be acting in respect to the Security Documents and the security granted thereunder on the terms outlined therein (which terms in respect of the rights and protections of the Collateral Trustee in the event of an inconsistency with the terms of this Indenture, will prevail). Notwithstanding anything to the contrary in any Security Document, in the event of any conflict between any provision set forth in any Security Document and any provision of this Indenture that affects any rights, privileges, protections and indemnities in favor of the Collateral Trustee, such provision set forth in this Indenture shall prevail.

It is recognized that among other things, in case of litigation under this Indenture or the Security Documents, and in particular in case of the enforcement thereof on default, or in the case the Collateral Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the

Collateral Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section and Section 11.17 are adopted therefor.

(a) The Collateral Trustee may perform any of its duties and exercise any of its rights and powers through one or more sub-trustees or co-trustees appointed by it. The Collateral Trustee and any such sub-trustee or co-trustee may perform any of its duties and exercise any of its rights and powers through its affiliates. All of the provisions of this Indenture applicable to the Collateral Trustee (other than covenants and obligations relating to the Parallel Debt), including, without limitation, its rights to be indemnified, shall apply to and be enforceable by any such sub-trustee and Affiliates of a Collateral Trustee and any such sub-trustee or co-trustee. All references herein to a “Collateral Trustee” (other than covenants and obligations relating to the Parallel Debt) shall include any such sub-trustee or co-trustee and Affiliates of a Collateral Trustee or any such sub-trustee or co-trustee.

(b) It is the purpose of this Indenture and the Security Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. Without limiting paragraph Section 11.15(a), it is recognized that in case of litigation under, or enforcement of, this Indenture or any of the Security Documents, or in case the Collateral Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the Security Documents or take any other action which may be desirable or necessary in connection therewith, the Collateral Trustee is hereby authorized to appoint an additional individual or institution selected by the Collateral Trustee in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral trustee, sub-trustee, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Trustee” and collectively as “Supplemental Collateral Trustees”).

(c) In the event that the Collateral Trustee appoints a Supplemental Collateral Trustee with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Indenture or any of the other Security Documents (other than the rights arising in respect of the Parallel Debt under Section 11.13) to be exercised by or vested in or conveyed to such Collateral Trustee with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Trustee to the extent, and only to the extent, necessary to enable such Supplemental Collateral Trustee to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Security Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Trustee (other than covenants and obligations relating to the Parallel Debt) shall run to and be enforceable by either such Collateral Trustee or such Supplemental Collateral Trustee, and (ii) the provisions of this Indenture (and, in particular, this Article Eleven) that refer to the Collateral Trustee shall inure to the benefit of such Supplemental Collateral Trustee and all references therein to the Collateral Trustee shall be deemed to be references to a Collateral Trustee and/or such Supplemental Collateral Trustee, as the context may require.

(d) Should any instrument in writing from the Co-Issuers or any other obligor be required by any Supplemental Collateral Trustee so appointed by the Collateral Trustee for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Co-Issuers and relevant Guarantor shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Trustee. In case any Supplemental Collateral Trustee, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Trustee, to the extent permitted by law, shall vest in and be exercised by the Collateral Trustee until the appointment of a new Supplemental Collateral Trustee.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Trustee and, where it is hereby expressly required, to the Co-Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 11.15.

(f) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Collateral Trustee deems sufficient.

(g) Subject to Section 9.02, the Collateral Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under any of the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents, in each case which will have an adverse effect on the interests of any Holder. The Collateral Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification will have an adverse effect on the interests of any Holder.

SECTION 11.16. Compensation and Indemnity of Collateral Trustee; Immunities of Collateral Trustee.

(a) The Co-Issuers shall pay to the Collateral Trustee from time to time such reasonable compensation as the Co-Issuers and the Collateral Trustee shall from time to time agree in writing for its services rendered by it hereunder and under the Security Documents. The Collateral Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Co-Issuers shall reimburse the Collateral Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Collateral Trustee’s gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Collateral Trustee’s agents and counsel.

(b) The Co-Issuers and the Guarantors shall, jointly and severally, indemnify the Collateral Trustee or any predecessor Collateral Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims, liability or reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of such Person), liability or expense incurred by them except for such actions to the extent caused by any gross negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or the Security Documents including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Collateral Trustee’s rights, powers or duties hereunder and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Collateral Trustee’s right to compensation, reimbursement or indemnification. The Collateral Trustee shall notify the Co-Issuers promptly of any claim asserted against the Collateral Trustee or any of its agents for which it may seek indemnity. The Co-Issuers shall defend the claim and the Collateral Trustee shall cooperate in the defense. The Collateral Trustee and its agents subject to the claim may have separate counsel and the Co-Issuers shall pay the reasonable fees and expenses of such counsel. The Co-Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Co-Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Trustee through the Collateral Trustee’s gross negligence or willful misconduct under this Indenture or the Security Documents, as finally adjudicated by a court of competent jurisdiction.

(c) To secure the Co-Issuers’ payment obligations in this Section 11.16, the Collateral Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Collateral Trustee, in its capacity as Collateral Trustee, except money or property held in trust to pay principal and interest on particular Notes.

(d) When either the Collateral Trustee incurs expenses or renders services after a Default specified in Section 6.01(9) or (10) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

(e) Notwithstanding any provision to the contrary elsewhere in this Indenture or any Security Documents, the Collateral Trustee will not have any duties, responsibilities or obligations other than those expressly assumed by it in this Indenture and the Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Indenture or the Security Documents to which it is a party or will adversely affect the rights, privileges, benefits and immunities of or be contrary to the interests of the Collateral Trustee. The Collateral Trustee shall not have any fiduciary relationship with the Holders or Trustee and no implied covenants, obligations or responsibilities shall be read into this Indenture or the Security Documents against the Collateral Trustee.

(f) The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers, consultants or other experts or advisors selected by it with due care as it may require and will not be responsible for any misconduct or negligence on the part of any of them.

(g) The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the Issue Date and, as directed in writing by an act of Holders or as otherwise provided for in this Indenture, the Collateral Trustee shall execute additional Security Documents delivered to it after the Issue Date; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.

(h) (i) The Collateral Trustee may at any time solicit written confirmatory instructions from the Holders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Indenture or the Security Documents.

(ii) No written direction given to the Collateral Trustee by the Holders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Indenture and the Security Documents shall be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

(i) The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Security Document, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(j) The Collateral Trustee shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Indenture, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

(k) The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Co-Issuer or any Guarantor in compliance with the provisions of this Indenture or delivered to it by any Holder without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Indenture or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or Opinion of Counsel is required or permitted under this Indenture to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or Opinion of Counsel as to such matter and such Officer’s Certificate or Opinion of Counsel shall be full protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture and the other Security Documents.

(l) As to any matter not expressly provided for by this Indenture or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed in writing by the Holders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the Holders. In the absence of written direction of the Holders described in the immediately preceding paragraph the Collateral Trustee shall have no duty to act, consent or request any action from any Co-Issuer or any Guarantor or any other Person in connection with this Indenture (including all exhibits attached hereto).

(m) The Collateral Trustee will not be required to take any action at the direction of any Holders, to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with pre-funding, security or indemnity satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(n) In the event there is any good faith disagreement between the other parties to this Indenture or any of the Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Indenture or any of the Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the Security Documents, it shall be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise (subject to Section 11.16(l)) in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

(o) (i) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee (and the Trustee) will not be responsible for filing any financing, amendment or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith. Pursuant to applicable law, each Co-Issuer and Secured Guarantor authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments without the signature of such Co-Issuer or Secured Guarantor in such form and in such offices as may be necessary or as the Collateral Trustee may determine appropriate to perfect the security interests of the Collateral Trustee under this Indenture. Notwithstanding the grant of authority herein, neither the Collateral Trustee nor the Trustee shall have any duty to make any filings or record any documents or instruments (including financing, amendment and continuation statements) to perfect or maintain the perfection of the Collateral Trustee’s liens on the Collateral.

(ii) Neither the Collateral Trustee nor the Trustee not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Co-Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee and Trustee hereby disclaim any representation or warranty to the current and future Holders concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(iii) Neither the Collateral Trustee, the Trustee nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Indenture or the Security Documents (except for its gross negligence or willful misconduct), or (b) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Indenture or any of the Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture or any of the Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any of the Security Documents or for any failure of the Co-Issuers or any other Person to perform their obligations hereunder and thereunder. The Collateral Trustee shall not be under any obligation to any Person to ascertain or to inquire as to (a) the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any of their Security Documents or to inspect the properties, books or records of any Co-Issuer, (b) whether or not any representation or warranty made by any Person in connection with this Indenture or any of the Security Documents is true, (c) the performance by any Person of its obligations under this Indenture or Security Documents or (d) the breach of or default by any Person of its obligations under this Indenture or any of the Security Documents.

(iv) The Collateral Trustee shall not be bound to (a) account to any Person for any sum or the profit element of any sum received for its own account; (b) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person or (c) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Indenture or any Security Documents or any order of any court or administrative agency.

(v) Notwithstanding anything in this Indenture or any Security Documents to the contrary, (a) in no event shall the Collateral Trustee or any officer, director, employee, representative or agent of the Collateral Trustee be liable under or in connection with this Indenture or any of the Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (b) the Collateral Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in this Indenture or any of Security Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such documents. In no event shall the Collateral Trustee be obligated to invest any amounts received by it hereunder.

(vi) The Collateral Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Trustee has received a written notice or a certificate from the Co-Issuers stating that a Default has occurred. The Collateral Trustee shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Indenture or any of the Security Documents shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or any Security Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Trustee may decline to act unless it receives indemnity satisfactory to it, including an advance of moneys necessary to take the action requested. The Collateral Trustee shall be under no obligation or duty to take any action under this Indenture or any of the Security Documents or otherwise if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

(vii) If, with respect to a proposed action to be taken by it, the Collateral Trustee shall determine in good faith that the provisions of this Indenture or any Security Documents relating to the functions or responsibilities or discretionary powers of the Collateral Trustee are or may be ambiguous or inconsistent, the Collateral Trustee shall notify the Trustee, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Trustee that the action proposed to be taken by the Collateral Trustee is consistent with the terms of this Indenture or of the Security Documents or is otherwise appropriate. The Collateral Trustee shall be fully protected in acting or refraining from acting upon the confirmation of the Trustee or Holders holding a majority in principal amount of the Notes, in this respect, and such confirmation shall be binding upon the Holders.

(viii) Upon receipt of indemnity requested by the Collateral Trustee and assuming the requested action does not conflict with other clauses of this Section 11.16(o), the Collateral Trustee shall act upon the specific instructions of the Trustee, except for any instructions that in the good faith judgment of the Collateral Trustee may be contrary to this Indenture or of the Security Documents or applicable law.

(p) Notwithstanding anything contained herein to the contrary, the right of the Trustee or the Collateral Trustee to perform any discretionary act enumerated herein or in any Security Documents to which it is a party (including the right to consent to or approve of any action or document which requires their consent or approval and the right to waive any provision of, or consent to any change or amendment to, any of the operative documents) shall not be construed as giving rise to any expressed or implied duty owed by the Trustee or Collateral Trustee.

(q) In the event that the Collateral Trustee or Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s or Trustee’s sole discretion may cause the Collateral Trustee or Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee or Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state, foreign or local law, the Collateral Trustee and Trustee reserve the right, instead of taking such action, either to resign as Collateral Trustee or Trustee, as the case may be, or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state, foreign or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment and shall be indemnified and held harmless by the Co-Issuers against any such claims, liabilities or actions.

(r) The Collateral Trustee shall not nor shall any receiver appointed by or any agent of the Collateral Trustee, by reason of taking possession of any Collateral or any part thereof or any other reason or on any basis whatsoever, be liable to account for anything except actual receipts or be liable for any loss or damage arising from a realization of the Collateral or any part thereof or from any act, default or omission in relation to the Collateral or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Collateral or any part thereof unless such loss or damage shall be caused directly by its own willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Collateral Trustee shall not have any responsibility or liability arising from the fact that the Collateral may be held in safe custody by a custodian. The Collateral Trustee assumes no responsibility for the validity, sufficiency or enforceability (which the Collateral Trustee has not investigated) of the Collateral purported to be created by any supplemental indenture or other document. In addition, the Collateral Trustee has no duty to monitor the performance by the Co-Issuers and the Guarantors of their obligations to the Collateral Trustee nor is it obliged (unless indemnified to its satisfaction) to take any other action which may involve the Collateral Trustee in any personal liability or expense.

(s) Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 11.16 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Collateral Trustee.

SECTION 11.17. Replacement of Collateral Trustee.

Subject to the appointment and acceptance of a successor Collateral Trustee as provided in this Section 11.17, the Collateral Trustee may resign at any time upon 30 days’ written notice to the Co-Issuers and the Trustee in writing. The Holders of a majority in principal amount of the outstanding Notes may, subject to the appointment and acceptance of a successor Collateral Trustee as provided in this Section 11.17, remove the Collateral Trustee upon 30 days written notice to the Co-Issuers, the Trustee and the Collateral Trustee and may appoint a successor Collateral Trustee (which Collateral Trustee shall be reasonably acceptable to the Co-Issuers). The Co-Issuers may remove the Collateral Trustee if:

(1) the Collateral Trustee fails to comply with Section 7.10;

(2) the Collateral Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Collateral Trustee or its property; or

(4) the Collateral Trustee becomes incapable of acting as Collateral Trustee hereunder.

If the Collateral Trustee resigns or is removed or if a vacancy exists in the office of the Collateral Trustee for any reason, the Co-Issuers shall notify each Holder of such event and shall promptly appoint a successor Collateral Trustee. Within one year after the successor Collateral Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Collateral Trustee to replace the successor Collateral Trustee appointed by the Co-Issuers.

A successor Collateral Trustee shall deliver a written acceptance of its appointment to the retiring Collateral Trustee and to the Co-Issuers. Immediately after that, the retiring Collateral Trustee shall transfer, after payment of all sums then owing to the Collateral Trustee pursuant to Section 11.16, all property held by it as Collateral Trustee hereunder and under the Security Documents to the successor Collateral Trustee, subject to the Lien provided in Section 11.16, the resignation or removal of the retiring Collateral Trustee shall become effective, and the successor Collateral Trustee shall have all the rights, powers and duties of the Collateral Trustee under this Indenture. A successor Collateral Trustee shall deliver electronically or mail notice of its succession to the Trustee and each Holder. The retiring or removed Collateral Trustee shall have no responsibility or liability for the action or inaction of any successor Collateral Trustee.

Any resignation or removal of the Collateral Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Collateral Trustee under the Security Documents and any appointment of a successor Collateral Trustee pursuant to this Indenture shall be deemed to be an appointment of such person as a successor to the Collateral Trustee under the Security Documents and such successor shall assume all of the obligations of the Collateral Trustee under the Security Documents.

If a successor Collateral Trustee does not take office within 60 days after the retiring Collateral Trustee resigns or is removed, the retiring Collateral Trustee, the Co-Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Co-Issuers, any court of competent jurisdiction for the appointment of a successor Collateral Trustee at the expense of the Co-Issuers.

If the Collateral Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Collateral Trustee and the appointment of a successor Collateral Trustee.

Notwithstanding replacement of the Collateral Trustee pursuant to this Section 11.17, the Co-Issuers’ and Guarantors’ obligations under Section 11.16 shall continue for the benefit of the retiring Collateral Trustee.

In addition to the foregoing and notwithstanding any provision to the contrary, any resignation, removal or replacement of the Collateral Trustee pursuant to this Section 11.17 shall not be effective until (a) a successor to the Collateral Trustee has agreed to act under the terms of this Indenture and (b) all of the security interests in the Collateral has been transferred to such successor. Any replacement or successor Collateral Trustee shall be a bank meeting the requirements of Section 7.10 applicable to a Collateral Trustee or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Trustee hereunder by a replacement or successor, such replacement or successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee hereunder, and the retiring Collateral Trustee shall be discharged from its duties and obligations hereunder.

SECTION 11.18. Future LNG Investments.

If the Company or any of its Restricted Subsidiaries make an Investment (other than pursuant to clause (15) of the definition of “Permitted Investments” or the acquisition of a Mortgaged Vessel by a Mortgaged Vessel Guarantor) in any Restricted Subsidiary whose operations relate primarily to the production, storage or transport of liquefied natural gas (such Restricted Subsidiary, a “Future LNG Entity”), the Company or such Restricted Subsidiary will promptly, but in any event within thirty (30) days of each such Investment, pledge to the Collateral Trustee on a first-priority basis, subject only to Permitted Liens, pursuant to a customary enforceable Pledge Agreement having terms no less favorable in any material respect to the Holders than the Pledge Agreements entered into on the Issue Date, for the benefit of the Trustee and the Holders, 100% of the Capital Stock of such Future LNG Entity owned by the Company or such Restricted Subsidiary (such pledged Capital Stock, the “Pledged LNG Equity”).

SECTION 11.19. Amendment of the Vale Port Contract.

CNSA may amend from time to time the terms of the Vale Port Contract and the Assignment of the Vale Port Contract so long as the terms of such amendments, taken as a whole, are not materially adverse to the interests of the Holders, as determined by the Company in good faith, it being understood that any amendment that triggers the receipt by the Company or any Restricted Subsidiary of Net Proceeds will automatically be deemed not materially adverse to the interests of the Holders if the Company elects to apply such Net Proceeds in accordance with the provisions under Section 4.13(II).

ARTICLE TWELVE

APPLICATION OF TRUST MONIES

SECTION 12.01. “Trust Monies” Defined.

All cash or Cash Equivalents received by the Collateral Trustee as, or in respect of, Collateral:

(a) upon the release of property from the Lien of any of the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

(b) as compensation for, or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

(c) as proceeds of insurance upon any, all or part of the Collateral (other than proceeds under any protection and indemnity or other third-party liability insurance); or

(d) pursuant to any of the Ship Mortgages; or

(e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

(f) consisting of the cash or Cash Equivalents component of Qualified Collateral; or

(g) any money held from time to time in the Collateral Account; or

(h) for application under this Article Twelve as elsewhere provided for in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called “Trust Monies”; provided, however, that Trust Monies shall not include (a) any property (i) deposited with the Collateral Trustee pursuant to Section 4.09, 4.13(I), Articles Three or Eight or (ii) delivered to or received by the Collateral Trustee pursuant to Section 6.10 hereof or (b) any interest earned on Trust Monies deposited with the Collateral Trustee, which interest shall be paid over to the Co-Issuers upon their request) shall be held by the Collateral Trustee on behalf of the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Collateral Trustee, from time to time as provided in Section 11.04 and Sections 12.02 through 12.04, inclusive. It is understood and agreed that any amounts received by the Collateral Trustee or the Trustee in respect of expenses, fees or indemnity amounts owed to the Collateral Trustee or the Trustee shall not be deemed to be Trust Monies.

On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Trustee an account which shall be entitled the “Collateral Account” (the “Collateral Account”). The Collateral Account shall be established and maintained by the Collateral Trustee in its own name at its Corporate Trust Offices. All Trust Monies which are received by the Collateral Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Trustee in accordance with the terms of this Article Twelve. Each Co-Issuer and each Secured Guarantor hereby pledges and grants a security interest to the Collateral Trustee in, and the Collateral Trustee shall have a Lien on and security interest in, the Collateral Account and all cash and Cash Equivalents therein from time to time, and any proceeds thereof, for the benefit of the Holders as part of the Collateral.

SECTION 12.02. Use of Trust Monies; Retirement of Notes.

The Collateral Trustee shall, at the request of the Trustee, direct Trust Monies to the Trustee for application from time to time (i) in the manner provided under Article Eleven and (ii) to the payment of the principal of (at a purchase price of not less than 100% of the principal amount of the relevant Notes), any Notes, on any Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an offer to purchase, redemption or defeasance under Section 4.13 or 4.21, a Change of Control Offer under Section 4.09 or defeasance under Article Eight (including, in each case, each related required interest payment), as the Co-Issuers shall request in writing (which may include payment over to the Co-Issuers for use in open market, private sales or other private transactions), upon receipt by the Collateral Trustee and the Trustee of the following:

(a) Board Resolutions of the Co-Issuers directing the application pursuant to this Section 12.02 of a specified amount of Trust Monies and, in case any such moneys are to be applied to payment, designating the Notes so to be paid and, in case any such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

(b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Collateral Trustee in trust for such purpose;

(c) an Officer’s Certificate, dated not more than five Business Days and not less than two Business Days prior to the date of the relevant application stating

(i) that no Default exists unless such Default would be cured thereby; and

(ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

(d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Collateral Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

Upon compliance with the foregoing provisions of this Section, the Collateral Trustee shall apply Trust Monies as directed and specified by such Board Resolution, up to, but not exceeding, the aggregate principal amount of the Notes so paid or purchased, using the cash deposited pursuant to clause (b) of this Section 12.02, to the extent necessary, to pay any accrued and unpaid interest required in connection with such purchase.

A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 12.02 to the payment of the principal of Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Collateral Trustee pursuant to clause (b) of this Section 12.02 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

With respect to any Trust Monies to be released by the Collateral Trustee to the Co-Issuers or any Mortgaged Vessel Guarantor in connection with the designation of any Qualified Vessel as Collateral, the requisite amount of Trust Monies (in each instance, the “Released Monies”) shall be released from escrow by the Collateral Trustee not more than five Business Days before the expected delivery date of the applicable Qualified Vessel (whether such Qualified Vessel has been or will be acquired through the direct purchase of such Qualified Vessel or the equity interests of any person owning such Qualified Vessel and which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) to a bank account designated by the Company or Mortgaged Vessel Guarantor and will then be remitted by the Company or such Mortgaged Vessel Guarantor to the seller (or as the seller may direct) of such Vessel in the form of a conditional payment to the seller’s bank (or as the seller may direct) in accordance with the terms of the acquisition contract and in a manner consistent with customary vessel acquisition practice. During such five Business Day period before the expected delivery date, such Released Monies shall be held in a bank account in the name of the Company or a Mortgaged Vessel Guarantor on an unsecured basis and the Trustee, Collateral Trustee and Holders will have no security interest or lien on such funds. In the event that the applicable Mortgaged Vessel Guarantor shall not have delivered and/or filed the Security Documents (including without limitation the Ship

Mortgage, an Assignment of Freights and Hires and an Assignment of Insurance) required by this Indenture and the Security Documents to perfect the security interest of the Collateral Trustee, the Trustee and the Holders in such Vessel and such Related Business Assets and the Capital Stock of such Mortgaged Vessel Guarantor, if not already pledged to the Collateral Trustee as required by this Indenture on or prior to the 15th calendar day following the day on which such Released Monies were released to the Company or such Mortgaged Vessel Guarantor as described above, then, on or before such 15th calendar day, the Company shall return to the Collateral Trustee an amount equal to the full amount of such Released Monies that were released in connection with such proposed Qualified Vessel delivery to be re-deposited into the Collateral Account. Any amount returned to the Collateral Trustee pursuant to the immediately preceding sentence shall immediately be subject to the security interest and Lien granted pursuant to this Indenture and the Security Documents. The foregoing provisions relating to the release of Trust Monies and the obligation of the Company to deliver Collateral or return such Trust Monies shall also apply to any Segregated Funds relating to the issuance of Additional Notes.

SECTION 12.03. Powers Exercisable Notwithstanding Default or Event of Default.

In case a Default or an Event of Default shall have occurred and shall be continuing, the Trustee or the Collateral Trustee, as the case may be, while in possession of the Collateral (including the cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder or under the Security Documents), may do any of the things enumerated in Section 12.02 at the request of the Co-Issuers and/or the applicable Mortgaged Vessel Guarantor, if the Holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing.

SECTION 12.04. Powers Exercisable by Trustee or Receiver.

In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article Twelve conferred upon the Co-Issuers and the Secured Guarantors with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officer’s Certificate required by this Article Twelve. If the Collateral Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Collateral Trustee, as directed by the Trustee, in its discretion.

SECTION 12.05. Disposition of Notes Retired.

All Notes received by the Trustee and for whose purchase Trust Monies are applied under this Article Twelve, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with Section 2.11. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Co-Issuers upon its request.

SECTION 12.06. Investment of Trust Monies.

(a) The Co-Issuers hereby irrevocably grant a security interest in and pledge, assign and set over to the Collateral Trustee on behalf of the Trustee for the benefit of the Holders all of the Co-Issuers’ right, title and interest in the Trust Monies, and all property now or hereafter placed or deposited in, or delivered to the Collateral Trustee for placement or deposit in, the Collateral Account held by (or otherwise maintained in the name of) the Collateral Trustee pursuant to this Section 12.06, and, subject to Section 12.01, all distributions relating thereto and proceeds thereof, in order to secure all obligations and indebtedness of the Co-Issuers under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Co-Issuers under this Indenture to the Holders or to the Collateral Trustee on behalf of the Trustee for the benefit of the Holders. The Co-Issuers shall take all actions and shall direct the Collateral Trustee to take all actions necessary on its part to ensure the continuance of a security interest in the Trust Monies in favor of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders in order to secure all such obligations and indebtedness. The Co-Issuers shall not grant a security interest, encumbrance, lien or other claim, direct or indirect, in the Co-Issuers’ right, title or interest in the Collateral Account or any other Collateral which is Trust Monies.

(b) The Collateral Trustee shall (A) maintain sole dominion and control over funds in the Collateral Account and all other Collateral which is Trust Monies for the benefit of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders and (B) maintain such Trust Monies free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Collateral Trustee of any nature now or hereafter existing in favor of anyone other than the Collateral Trustee.

(c) All Trust Monies deposited or held in the Collateral Account at any time shall be invested by the Collateral Trustee in Cash Equivalents in accordance with the Co-Issuers’ written instructions in the form of an Officer’s Certificate to the Collateral Trustee and completion of such documents as required by the Collateral Trustee’s internal procedures. Any such written instruction shall specify the particular investment to be made and shall state that such investment is authorized to be made hereby.

The Trustee and the Collateral Trustee shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Trust Monies to the extent such investment, reinvestment or liquidation is made in compliance with the terms of this Section 12.06. The Co-Issuers acknowledge that the Collateral Trustee is not providing investment supervision, recommendations, or advice. Any interest or other income received on such investment and reinvestment of the Trust Monies shall become part of the Trust Monies and any losses incurred on such investment and reinvestment of the Trust Monies shall be debited against the Trust Monies. If a selection is not made and a written direction not given to the Collateral Trustee, the Trust Monies deposited in cash shall remain uninvested with no liability for interest thereon. Notwithstanding the foregoing, the Collateral Trustee shall have the power to sell or liquidate the foregoing investments whenever the Collateral Trustee shall be required to release all or any portion of the Trust Monies pursuant to this Article Twelve. In no event shall the Collateral Trustee be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Collateral Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent or custodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments.

The Co-Issuers agree that confirmations of investments are not required to be issued by the Collateral Trustee for any month for which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month. The Co-Issuers may obtain confirmations at no additional cost upon their written request.

The Co-Issuers shall be obligated to and shall pay or reimburse the Collateral Trustee upon request for any transfer taxes or other taxes relating to the Trust Monies incurred in connection herewith. The Co-Issuers agree that, for tax reporting purposes, all interest and other income from investment of the Trust Monies shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

The Co-Issuers shall indemnify, defend and hold the Collateral Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Collateral Trustee on or with respect to the Trust Monies and the investment thereof unless such tax, late payment, interest, penalty or other cost or expense was directly caused by the gross negligence or willful misconduct of the Collateral Trustee. The indemnification provided by this Section 12.06 is in addition to the indemnification provided in Section 11.16 and shall survive the resignation or removal of the Collateral Trustee and the satisfaction and discharge of this Indenture.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. [Reserved].

SECTION 13.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to a Co-Issuer or a Guarantor:

c/o Navios South American Logistics Inc.

Aguada Park Free Zone

Paraguay 2141, Of. 1603

Montevideo

Uruguay

Attention: Executive Vice President—Legal

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Mark Hayek

Telephone: (212) 859-8000

Facsimile: (212) 859-4000

if to the Trustee or Collateral Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Navios South American Logistics Administrator

Telephone: (612) 217-5632

Facsimile: (612) 217-5651

Each of the Co-Issuers, each Guarantor, the Trustee or Collateral Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Co-Issuers, the Trustee and Collateral Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered electronically; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees as if the Trust Indenture Act applied to this Indenture. The Co-Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c) as if the Trust Indenture Act applied to this Indenture.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Trustee or the Collateral Trustee to take any action under this Indenture, the Co-Issuers shall furnish to the Trustee and Collateral Trustee, as applicable, (unless otherwise agreed by the Trustee or the Collateral Trustee, as the case may be):

(1) an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Co-Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel (who may rely upon Officer’s Certificates as to matters of fact), all such conditions precedent have been satisfied; provided, however, that such opinion shall not be required in connection with the initial issuance of the Notes hereunder.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been satisfied or complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06. Rules by Paying Agent or Registrar.

The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 13.07. Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day without the accrual of additional interest in the intervening period.

SECTION 13.08. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE CO-ISSUERS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Note Guarantees or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.02 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 13.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Co-Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, future or present director, Officer, employee, incorporator, member, manager, agent or shareholder of a Co-Issuer or any Guarantor, as such, shall have any liability for any obligations of the Co-Issuers or any Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability to the fullest extent permitted by law. Such waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 13.11. Successors.

All agreements of the Co-Issuers and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee and the Collateral Trustee in this Indenture shall bind its successor.

SECTION 13.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. Severability.

To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14. Force Majeure.

In no event shall the Trustee or Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.15. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) The Co-Issuers and each Guarantor hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them with respect to their obligations, liabilities or any other matter arising out of or in connection with this Indenture, by serving a copy thereof upon any employee of any of the Co-Issuers or any Guarantor (in such capacity, the “Company Process Agent”) at any business location that the Co-Issuers or any Guarantor may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation located at 825 Third Avenue, 34th Floor, New York, NY 10022 and each Co-Issuer and Guarantor hereby irrevocably designates, appoints and empowers the Company Process Agent as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Indenture and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.

(b) If at any time neither the Co-Issuers nor any Guarantor maintains a bona fide business location in the State of New York, then the Co-Issuers and the Guarantors shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or another third party corporate service provider of national standing), as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Indenture and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Company Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, each of the Co-Issuers and the Guarantors agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 13.15.

(c) Each of the Co-Issuers and the Guarantors further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) or (b) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Co-Issuers, at their address specified in or designated pursuant to this Indenture. Each of the Co-Issuers and the Guarantors agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d) Each of the Co-Issuers and each Guarantor agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall in any way be deemed to limit the ability of the Trustee, Collateral Trustee or any Holder to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Co-Issuers or the Guarantors or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(e) The provisions of this Section 13.15 shall survive any termination of this Indenture, in whole or in part.

(f) Each of the Co-Issuers and each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Co-Issuers and the Guarantors, and their obligations under this Indenture, the Notes and the Note Guarantees (and the Notations of Guarantee), are subject to civil and commercial law and to suit and none of the Co-Issuers, the Guarantors or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Argentinean, Marshall Islands, Brazilian, Panamanian, Paraguayan, Uruguayan, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes and the Note Guarantees (and the Notations of Guarantee); and, to the extent that the Co-Issuers, any Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Co-Issuers and the Guarantors waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Indenture, the Notes and the Note Guarantees (and the Notations of Guarantee).

SECTION 13.16. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. dollars are the sole currency of account and payment for all sums payable by the Co-Issuers and the Guarantors under or in connection with the Notes, the Note Guarantees or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Co-Issuers or otherwise) in respect of any sum expressed to be due to it from the Co-Issuers shall only constitute a discharge to the Co-Issuers to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Co-Issuers shall indemnify it against any loss sustained by it as a result as set forth in

Section 13.16(b). In any event, the Co-Issuers and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.16, it shall be sufficient for the Holder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 13.16 constitute separate and independent obligations from other obligations of the Co-Issuers and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b) The Co-Issuers and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Note Guarantees and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Co-Issuers and the Guarantors shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt shall produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of any Co-Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Note Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Co-Issuers and the Guarantors shall indemnify and hold the Holders, the Trustee and Collateral Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Note Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of any Co-Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of such Co-Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 13.16 shall constitute separate and independent obligations from the other obligations of the Co-Issuers and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Co-Issuers and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder, the Trustee or Collateral Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of any Co-Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders, the Trustee or Collateral Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by any Co-Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate of exchange” shall mean the rate of exchange quoted by Wall Street Journal at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

SECTION 13.17. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or Collateral Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee and Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

NAVIOS SOUTH AMERICAN LOGISTICS INC.,
as Co-Issuer

By:	/s/ Ioannis Karyotis
Name: Ioannis Karyotis
Title: Chief Financial Officer

NAVIOS LOGISTICS FINANCE (US) INC.,
as Co-Issuer

By:	/s/ Anna Kalathakis
Name: Anna Kalathakis
Title: Treasurer

[Signature Page to Indenture]

NAUTICLER S.A.
COMPANIA DE TRANSPORTE FLUVIAL INTERNACIONAL S.A.
HONEY BUNKERING S.A.
HS TANKERS INC.
HS NAVIGATION INC.
HS SHIPPING LTD. INC.
HS SOUTH INC.
DELTA NAVAL TRADE S.A.
NAVARRA SHIPPING CORPORATION
PELAYO SHIPPING CORPORATION
PETROVIA INTERNACIONAL S.A.
PONTE RIO S.A.
STABILITY OCEANWAYS S.A.
VARENA MARITIME SERVICES S.A.
CORPORACION NAVIOS GRANOS S.A.
EDOLMIX S.A.
RUSWE INTERNATIONAL S.A.
CARTISUR S.A.
ENERGIAS RENOVABLES DEL SUR S.A.
SIRIANDE S.A.

By:	/s/ George Akhniotis
Name: George Akhniotis
Title: Authorized Signatory

COMPANIA NAVIERA HORAMAR S.A.

By:	/s/ Francisco Tazelaar
Name: Francisco Tazelaar
Title: Authorized Signatory

[Signature Page to Indenture]

MERCOPAR S.A.C.I.
NAVIERA ALTO PARANA S.A.
PETROLERA SAN ANTONIO S.A.
TERRA NORTE GROUP S.A.

By:	/s/ Cesar Gonzales
Name: Cesar Gonzalez
Title: Authorized Signatory

CORPORACION NAVIOS S.A.

By:	/s/ Ioannis Karyotis
Name: Ioannis Karyotis
Title: Authorized Signatory

HIDRONAVE SOUTH AMERICAN LOGISTICS S.A.
HORAMAR DO BRASIL NAVEGAÇÃO LTDA.

By:	/s/ Paulo Henrique de Oliveira
Name: Paulo Henrique de Oliveira
Title: Authorized Signatory

NP TRADING S.A.

By:	/s/ Efstratios Desypris
Name: Efstratios Desypris
Title: Authorized Signatory

DOCAS FLUVIAL DO PORTO MURTINHO S.A.

By:	/s/ Edivaldo Francisco Mendes
Name: Edivaldo Francisco Mendes
Title: Authorized Signatory

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

NAVIOS SOUTH AMERICAN LOGISTICS INC.

NAVIOS LOGISTICS FINANCE (US) INC.

10.750% Senior Secured Notes 2025

CUSIP No.

ISIN No.

No.	$

NAVIOS SOUTH AMERICAN LOGISTICS INC., a Marshall Islands corporation, and NAVIOS LOGISTICS FINANCE (US) INC., (the “Co-Issuers”), for value received, jointly and severally, promise to pay to ____________ or its registered assigns, the principal sum of                  U.S. dollars or such other amount as is provided in a schedule attached hereto on July 1, 2025.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2021.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be signed manually or by facsimile by its duly authorized Officer.

Dated:

NAVIOS SOUTH AMERICAN LOGISTICS INC., as Co-Issuer

By:
Name:
Title:

NAVIOS LOGISTICS FINANCE (US) INC., as Co-Issuer

By:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 10.750% Senior Secured Notes due 2025 described in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

10.750% Senior Secured Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Navios South American Logistics Inc., a Marshall Islands corporation, and Navios Logistics Finance (US) Inc., a Delaware corporation as co-issuers, (the “Co-Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 10.750% per annum from July 8, 2020 until maturity. The Co-Issuers shall pay interest semi-annually in arrears on August 1 and February 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing February 1, 2021. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Co-Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; they shall pay interest, if any (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (in each case without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue on such payment as a result of the delay.

SECTION 2. Method of Payment. The Co-Issuers shall pay interest on the Notes to the Persons who are registered Holders at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The Co-Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Co-Issuers maintained in the United States for such purpose except that, at the option of the Co-Issuers, the payment of interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $100,000 aggregate principal amount of Notes that have given wire transfer instructions to the Co-Issuers at least ten (10) Business Days prior to the applicable payment date, the Co-Issuers shall make all payments of principal, interest and premium, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Co-Issuers, the Co-Issuers’ office or agency in the United States shall be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Co-Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Co-Issuers issued the Notes under an Indenture dated as of July 8, 2020 (the “Indenture”) by and among the Co-Issuers, the Guarantors (as defined therein), the Trustee and Collateral Trustee. The terms of the Notes include those stated in the Indenture and those explicitly incorporated by reference into the Indenture from the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption.

(a) On or after August 1, 2022, the Co-Issuers may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but excluding) the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2022	108.063%
2023	102.688%
2024 and thereafter	100.000%

(b) Prior to August 1, 2022, the Co-Issuers may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice at a Redemption Price equal to the sum of:

(i) 100% of the principal amount of the Notes to be redeemed, plus

(ii) the Applicable Premium, plus

accrued and unpaid interest, if any, on the Notes redeemed, to (but excluding) the applicable Redemption Date, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date (a “Make-Whole Redemption”).

SECTION 6. Redemption With Proceeds of Equity Offerings. At any time prior to August 1, 2022, the Co-Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes) at a Redemption Price of 110.750% of the principal amount, plus accrued and unpaid interest, if any, to (but excluding) the Redemption Date, with an amount not exceeding the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes but excluding Notes held by the Co-Issuers and their Restricted Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all remaining Notes are redeemed substantially concurrently; and

(2) such redemption occurs not more than 180 days after the date of the closing of the relevant such Equity Offering.

SECTION 7. Redemption for Changes in Withholding Tax. The Co-Issuers may, at their option, redeem all, but not less than all, of the Notes then outstanding at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, thereon to (but excluding) the Redemption Date, if the Co-Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts as a result of any change in law (including any regulations promulgated thereunder) or in the official interpretation or administration of law, if such change is announced and becomes effective on or after the Issue Date.

Notice of any such redemption must be given by the Co-Issuers to the Holders, with a copy to the Trustee, within 60 days of the earlier of the announcement and the effectiveness of any such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Co-Issuers shall deliver to the Trustee (i) an Officer’s Certificate stating that the Co-Issuers are entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Co-Issuers so to elect to redeem have occurred and (ii) if requested by the Trustee, an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Co-Issuers or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

SECTION 8. Redemption With Segregated Funds. The Company shall be permitted to apply all or a portion of Segregated Funds to redeem or repurchase all or any portion of Additional Notes it issues after the Issue Date without any requirement that the Company redeem or repurchase (or offer to redeem or repurchase) any other then-outstanding Notes.

SECTION 9. Selection and Notice of Redemption. Notes in denominations larger than $2,000 principal amount may be redeemed in part; provided that Notes shall be redeemed only in integral multiples of $1,000 unless all Notes held by a Holder are to be redeemed. Notice of redemption shall be delivered electronically or mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption subject to the satisfaction of any conditions precedent. On and after the Redemption Date, interest, if any, shall cease to accrue on Notes or portions thereof called for redemption, unless the Co-Issuers default in the payment of the Redemption Price or any conditions precedent are not satisfied.

SECTION 10. Mandatory Redemption. The Co-Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes (it being understood that the foregoing shall not limit Section 11 below).

SECTION 11. Repurchase at Option of Holder.

(a) Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Co-Issuers shall be required to offer to purchase all or any part (equal to a minimum of $2,000 principal amount or an integral multiple of $1,000 in excess thereof) of the outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, thereon to the date of repurchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) The Co-Issuers are, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes and certain other pari passu Indebtedness at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain Excess Proceeds of Asset Sales in accordance with the Indenture.

SECTION 12. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption, except the unredeemed portion of any Note being redeemed in part. Also, the Co-Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

SECTION 13. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

SECTION 14. Amendment, Supplement and Waiver. The Indenture, the Notes, the Guarantees or the Security Documents may be amended, supplemented or waived as set forth in, and subject to the terms and conditions of, the Indenture.

SECTION 15. Defaults and Remedies. The Events of Default relating to the Notes are set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee and Collateral Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium or interest, including an accelerated payment or the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment Date pursuant to an Asset Sale Offer) if it determines that withholding notice is in their interest. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee pursuant to the notice provisions in the Indenture and such notice references the Notes and this Indenture states that is a “Notice of Default.” The Trustee will have no duty to deliver a Notice of Acceleration. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes, subject to certain conditions being met. The Co-Issuers shall deliver to the Trustee a statement specifying any Default or Event of Default within 30 days of becoming aware thereof.

SECTION 16. Additional Amounts. All payments made by the Co-Issuers under or with respect to this Note or by a Guarantor under or with respect to its Note Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes to the extent provided in Section 4.20 of the Indenture.

SECTION 17. Security Documents. In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Co-Issuers and the Guarantors under the Indenture, the Notes and the Guarantees when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Guarantees and the Indenture, each of the Secured Guarantors have granted security interests in and Liens on the Collateral owned by it to the Collateral Trustee on behalf of the Trustee for the benefit of the Holders pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens and security interests in the Collateral that are subject only to Permitted Liens.

Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture.

The Collateral Trustee, the Trustee and each Holder acknowledge that a release of any of the Collateral or Lien in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

SECTION 18. No Recourse Against Others. No past, future or present director, Officer, employee, incorporator, member, manager, agent or shareholder of the Co-Issuers or any Guarantor, as such, shall have any liability for any obligations of the Co-Issuers or any Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting this Note and the Note Guarantees waives and releases all such liability. Such waiver and release are part of the consideration for issuance of this Note and the Note Guarantees.

SECTION 19. Note Guarantees. This Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee, Collateral Trustee and the Holders.

SECTION 20. Trustee Dealings with the Co-Issuers. Subject to certain terms set forth in the Indenture, the Trustee and Collateral Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers, the Guarantors their Subsidiaries or their respective Affiliates as if it were not the Trustee or Collateral Trustee.

SECTION 21. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 23. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 24. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Co-Issuers shall furnish to any Holder, upon written request to the address below and without charge, a copy of the Indenture.

c/o Navios South American Logistics Inc.

Aguada Park Free Zone

Paraguay 2141, Of. 1603

Montevideo, Uruguay

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Co-Issuers. The agent may substitute another to act for him.

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it is making the transfer pursuant to one of the following:

[Check One]

(1) ___ to the Co-Issuers or a subsidiary thereof; or

(2) ___ to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ___ outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(5) ___ pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Co-Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ transferee is an Affiliate of the Co-Issuers.

Unless one of the foregoing items (1) through (5) is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Co-Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Co-Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________
	NOTICE:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 4.09, Section 4.13(I), Section 4.13(II) or Section 4.21 of the Indenture, check the appropriate box:

Section 4.09	[ ]
Section 4.13(I)	[ ]
Section 4.13(II)	[ ]
Section 4.21	[ ]

If you want to elect to have only part of this Note purchased by the Co-Issuers pursuant to Section 4.09, Section 4.13(I), Section 4.13(II) or Section 4.21 of the Indenture, state the amount (in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof): $___________

Dated: _________________	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

[1]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof unless otherwise agreed by the Co-Issuers and the Holder thereof or if such legend is no longer required by Section 2.16(e) of the Indenture:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

B-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-ISSUERS OR THEIR RESPECTIVE AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-2

EXHIBIT C

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

[                ], [    ]

Wilmington Trust, National Association,

as Trustee and Registrar

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Telephone No.: 612-217-5632

Fax No.: 612-217-5651

Email: jschweiger@wilmingtontrust.com

Re:	Navios South American Logistics Inc. and Navios Logistics
Finance (US) Inc. (the “Co-Issuers”)
10.750% Senior Secured Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $_______ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

C-1

You, as Trustee, the Co-Issuers, counsel for the Co-Issuers and others are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , 20 , among                  (the “Guaranteeing Subsidiary”), a subsidiary of Navios South American Logistics Inc. (or its permitted successor), a Marshall Islands corporation (the “Company”), the Company and Navios Logistics Finance (US) Inc., a Delaware corporation, (together with the Company, the “Co-Issuers”) the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”) and as collateral trustee (or its permitted successor) under the Indenture referred to below (the “Collateral Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors has heretofore executed and delivered to the Trustee and Collateral Trustee an indenture (the “Indenture”), dated as of July 8, 2020 providing for the issuance of 10.750% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Co-Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NAVIOS SOUTH AMERICAN LOGISTICS INC.,

By:
Name:
Title:

NAVIOS LOGISTICS FINANCE (US) INC.,

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT E

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 8, 2020 (the “Indenture”), among Navios South American Logistics Inc. and Navios Logistics Finance (US) Inc. (collectively, the “Co-Issuers”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”), (a) (x) the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest on the Notes and (z) the due and punctual payment and performance of all other obligations of the Co-Issuers and all other obligations of the other Guarantors (including under the Note Guarantees). The obligations of the Guarantors to the Holders and to the Trustee and Collateral Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

E-1

IN WITNESS WHEREOF, each Guarantor has caused this Notation of Guarantee to be duly executed.

Date:

[Guarantors]

E-2

EXHIBIT F

FORM OF INCUMBENCY CERTIFICATE

The undersigned, __________________, being the ________________ of ________________ (the “Co-Issuer”), does hereby certify that the individuals listed below are qualified and acting officers of the Co-Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wilmington Trust, National Association, as Trustee and Collateral Trustee under the Indenture dated as of July 8, 2020, by and among Navios South American Logistics Inc., Navios Logistics Finance (US) Inc., the guarantors party thereto and Wilmington Trust, National Association.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the __________ day of __________, 20__.

Name:
Title:

F-1

EXHIBIT G

[                    ]

M/V [         ]

FORM OF ASSIGNMENT OF FREIGHTS AND HIRES

THIS ASSIGNMENT made as of the [ ] day of [ ], [ ], by [                 ], a [ ] organized and existing under the laws of the [ ], with registered agent [ ] (the “Assignor”), to WILMINGTON TRUST, NATIONAL ASSOCIATION, with its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, U.S.A., in its capacity as Collateral Trustee (as defined below) (in such capacity, together with each of its successors and assigns, the “Assignee”), for its benefit and for the benefit of the Trustee (as defined below) and the Holders of the Notes (as defined in the Indenture hereinafter defined) (the Collateral Trustee, the Trustee and the Holders of the Notes, collectively, the “Secured Parties”), issued under that certain Indenture dated as of July 8, 2020 among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”). Capitalized terms used herein and not otherwise defined shall be used herein as defined in the Indenture.

WHEREAS, the Guarantors (including the Assignor) have provided a guarantee of all of the obligations of the Co-Issuers under or in respect of the Notes (the “Guarantees”).

WHEREAS, the Assignor is an indirect wholly owned subsidiary of the Company.

WHEREAS, the Co-Issuers and each Guarantor have materially benefitted from and will continue to materially benefit from the issuance of the Notes and it is a requirement under the Indenture that the Assignor execute and deliver this Assignment as security for all of the obligations of the Assignor under its Guarantee, all principal, premium and interest on the Notes and all other sums of money payable under the Indenture, the Notes and the Security Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all interest, fees and expenses accruing on or after any petition in bankruptcy or for reorganization relating to the Co-Issuers or any Guarantor, whether or not a claim for post-filing interest, fees or expenses is allowed or allowable under such proceedings) under any of the Indenture, the Notes or the Security Documents (collectively, the “Obligations”), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment and the other Security Documents to which it is a party, and of the Co-Issuers in the Indenture and the Security Documents.

NOW, THERETOFORE, the Assignor agrees as follows:

1. Grant of Security. THE ASSIGNOR in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee, and as collateral security for all amounts due and to become due in respect of the Obligations now or hereafter existing, does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all charters (whether time or voyage charters), contract of affreightment or otherwise, and all freights, hire and other moneys earned and to be earned, due or to become due or, paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the use, operation or chartering by the Assignor or its agents of the Panamanian documented vessel M/V [             ] Official No. [             ], IMO No. [            ] (the “Vessel”), including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns arising out of or in any way connected with the present or future use, operation or chartering of the Vessel or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages and all insurances and other proceeds, in respect of the requisition of use of or title to the Vessel and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof (collectively, the “Collateral”).

2. Representations and Warranties. The Assignor hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that as of the date hereof (x) neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than the present assignment for the benefit of the Assignee and (y) neither the Company nor the Assignor has any office or place of business located in the United States.

3. Covenants. The Assignor hereby covenants to the Assignee that:

(a) If an Event of Default has occurred and is continuing and the Assignee has given the Assignor written notice thereof, and without derogation of the rights of the Assignee under Section 5 hereof to issue instructions to the charterers and other obligors directly, the Assignor shall specifically authorize and direct each charterer or other obligor to make payment of all of the freights, hire and other moneys hereby assigned directly to the Assignee in accordance with the terms of the Indenture, and shall deliver to the Assignee the written acknowledgement of such charterer or other obligor of such instructions. Notwithstanding anything herein to the contrary, the Assignor and the Assignee hereby agree that so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to exercise all its rights and remedies under the Collateral (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made, including, without limitation, to receive and retain any and all moneys otherwise assigned hereunder.

(b) The Assignor shall notify the Assignee in writing promptly of any and all time charter parties or series of successive voyage charter parties or contract of affreightment entered into by the Assignor respecting the Vessel having an indicated duration of at least twelve (12) months (each a “Charter”) and, upon the Assignee’s request, any other charter party. The Assignor shall also provide the Assignee with a true and complete copy of the agreements specified in this paragraph (b) upon the Assignee’s request. The Assignor shall execute a specific assignment of its rights, titles and interests pursuant to any and all such Charters in the form attached hereto as Exhibit A as promptly as possible after each such Charter has been entered into.

(c) So long as this Assignment is in effect, the Assignor shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or assigns without the prior written consent of the Assignee and it shall not take or omit to take any material action, the taking or omission of which might result in any alteration or impairment of this Assignment or any of the rights created by this Assignment.

(d) The Assignor covenants and agrees with the Assignee that the Assignor will duly perform and observe all of the terms and provisions of any Charter, other charter or contract of affreightment on the part of the Assignor to be performed or observed.

(e) At any time and from time to time, as may be necessary or upon the written request of the Assignee, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as may be necessary or as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

(f) Whenever requested by the Assignee, the Assignor shall deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and property hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit or deliver promptly to the Assignee upon the occurrence and during the continuance of an Event of Default and notice thereof given by the Assignee to the Assignor, all earnings, moneys and property hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. Each such addressee shall acknowledge directly to the Assignee receipt of the Assignor’s letter of notification and instructions.

(g) If the Assignor or the Company establishes an office or place of business in the United States, the Assignor shall give written notice thereof to the Assignee not later than 30 days after such establishment.

4. Freedom of Assignee from Obligations; Liability of Assignor. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any Charter, other charter or contract of affreightment by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any Charter, other charter or contract of affreightment nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times. The liability of the Assignor under this Assignment shall be subject to the provisions of Article Ten of the Indenture.

5. Payment Directions to Charterers; Power of Attorney; Financing Statements. Upon the occurrence and continuance of an Event of Default and issuance of notice thereof to the Assignor, the Assignee shall be entitled (but not obligated) to direct the charterers and other obligors to pay all moneys assigned hereunder to the Assignee for deposit in the Collateral Account (as defined in the Indenture) in New York City or elsewhere as the Assignee may from time to time designate. Upon request of the Assignor, the Assignee shall furnish the Assignor with information from time to time as to the Collateral Account into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. The Assignee, its successors and assigns, are hereby constituted lawful attorneys of the Assignor, irrevocably, with full power (in the name of the Assignor or otherwise) (such power of attorney becoming operative only upon the occurrence and continuance of an Event of Default and the issuance of notice thereof to the Assignor), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any Charter, other charter or contract of affreightment or otherwise, and any claim made by the Assignee hereunder or under any Charter, other charter or contract of affreightment, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor. The Assignor hereby (a) irrevocably authorizes the Assignee, at the Assignor’s expense, (i) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, without the Assignor’s signature, to the extent permitted by law in any relevant jurisdiction, as the Assignee at its option may deem reasonably appropriate and (ii) to file, upon request by the Co-Issuers or the Assignee, all lien releases, including, without limitation, financing statement amendments or papers of similar purpose, without the Assignor’s signature, to the extent permitted by law, that are necessary to release security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof and (b) appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect, continue and release the security interests conferred hereby in any relevant jurisdiction. Notwithstanding the foregoing, the Assignor hereby agrees, at its own expense, (a) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting or maintaining the perfection of the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, to the extent permitted by law in any relevant jurisdiction, as may be necessary or as the Assignee may reasonably request and (b) to file, as may be necessary or as the Assignee may reasonably request, all lien releases, including, without limitation, financing statement amendments or papers of a similar purpose, to the extent permitted by law, that are necessary to release security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof. Nothing herein shall impose an obligation on the Assignee to perform the foregoing actions and the grant of power to the Assignee under this Section 5 shall not impose an obligation on the Assignee to exercise such power.

6. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

7. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to principles of conflicts of laws. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts.

The Assignor hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against it by the Assignee or any Secured Party with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment, by serving a copy thereof upon any employee of the Assignor or the Co-Issuers or their respective subsidiaries (in such capacity, the “Assignor Process Agent”) at any business location that the Assignor or the Co-Issuers or their respective subsidiaries may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation located at 825 Third Avenue, 34th Floor, New York, NY 10022.

If at any time the Assignor does not maintain a bona fide business location in the State of New York, then the Assignor shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Assignee), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it by the Assignee or any Secured Party in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Assignor Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Assignor agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 7 satisfactory to the Assignee.

The Assignor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by (i) serving a copy thereof upon any of the relevant Process Agents specified in the two preceding paragraphs above, or (ii) by mailing copies thereof by registered or certified air mail, postage prepaid, to the Assignee, at its address specified in or designated pursuant to this Assignment or the Indenture. The Assignor agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Nothing herein shall in any way be deemed to limit the ability of the Assignee or any Secured Party to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Assignor or bring actions, suits or proceedings against the Assignor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

The Assignor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Assignment brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Assignor, and its obligations under the Assignment, are subject to civil and commercial law and to suit and none of the Assignor or any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Greek, Marshall Islands, the Republic of Panama, the Republic of Paraguay, the Oriental Republic of Uruguay, Argentina, the Federative Republic

of Brazil, the United Kingdom, British Virgin Islands, Hong Kong, Maltese, Belgian, Panamanian, Liberian or any other Permitted Flag Jurisdiction, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Assignment; and, to the extent that the Assignor or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Assignor waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Indenture and the other Security Documents.

8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made as provided in Section 13.02 of the Indenture.

9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

10. Assignee’s Capacity. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee under the Indenture and not in its individual or corporate capacity. The Assignor acknowledges and agrees that the Assignee will accept this Assignment upon the terms and conditions set forth in, and will be entitled to the rights, privileges, immunities and indemnities granted to the Collateral Trustee in, the Indenture, including without limitation those set forth in Article Seven and Article Eleven of the Indenture, with the same force and effect as if those terms and conditions were repeated herein and made applicable to the Assignee in respect of any action taken by the Assignee hereunder. Notwithstanding anything herein to the contrary, the Assignee shall be under no obligation to exercise any discretion in connection with its duties herein and shall act or refrain from acting as directed in writing by a request of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance with such direction.

11. Termination. This Assignment shall automatically terminate, and be of no further force and effect, upon (i) the payment in full of the outstanding principal amount and accrued and unpaid interest and any other amounts then due and owing in respect of the Notes and the other Obligations, (ii) the defeasance of the Notes in accordance with the terms of the Indenture or (iii) the substitution of Qualified Collateral for the Collateral or the release of the Collateral in accordance with the terms of the Indenture.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

[ ]

By:
Name:
Title:

The terms and conditions of this Assignment are hereby
ACCEPTED BY:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Exhibit A

ASSIGNMENT OF EARNINGS

[Form of]

SUPPLEMENTAL CHARTER ASSIGNMENT

No. [ ]

M/V [                ]

[                ], a [ ] organized and existing under the laws of [ ], with registered agent [ ] (the “Assignor”), refers to an Assignment of Freights and Hires, dated [ ], [ ] (the “Assignment”) between the Assignor and Wilmington Trust, National Association, solely in its capacity as Collateral Trustee (as defined below) (the “Assignee”), pursuant to the terms of the Indenture dated as of July 8, 2020 (the “Indenture”), among Navios South American Logistics Inc., a Marshall Islands corporation, Navios Logistics Finance (US) Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral trustee (the “Collateral Trustee”), as such Assignment may be amended, modified or supplemented, wherein the Assignor agreed to enter into a Supplemental Charter Assignment in the event the Assignor entered into any charter or other agreement for employment of a Vessel having an indicated duration of at least twelve (12) months. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Indenture.

The Assignor represents that it has entered into a charter dated [ ] (as supplemented and amended from time to time) between the Assignor and [ ](the “Charterer”), a true and complete copy of which is attached hereto as Annex A (as amended, the “Charter”), and agrees that the Assignment is hereby amended to add to the description of collateral contained therein the Charter and all of the Assignor’s right, title and interest in the Charter and to all amounts due to the Assignor under the Charter, and the Assignor does as collateral security for all the Obligations hereby assign, transfer and set over unto the Assignee for the benefit of the Holders of the Notes, and unto the Assignee’s successors and assigns, as collateral security for all the Obligations (as defined in the Assignment) all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all amounts due to the Assignor under the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor reconfirms that the Assignor has provided the Charterer with written notice of the Assignment substantially in the form attached hereto as Exhibit I.

IN WITNESS WHEREOF, the Assignor has caused this Supplemental Charter Assignment No. [ ] to be duly executed as of the date first written above.

[ ]

By:
Name:
Title:

Annex A

Charter

(See attached)

Exhibit I

FORM OF NOTICE TO CHARTERER

The undersigned, [                ], a [                ] organized and existing under the laws of [                ] (the “Assignor”), hereby notifies you that Assignor has assigned all of Assignor’s right, title and interest in and to, inter alia, the Charter and all amounts due under that certain charter party dated [___________,20__] relating to the [                ] flag Vessel m/v [                ] (the “Charter”), to [                ], as Collateral Trustee (the “Assignee”), pursuant to a Supplemental Charter Assignment dated as of __________, 20__ (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), and hereby instructs you, upon notice from the Assignee, to make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, direct to an account specified by the Assignee at such address as the Assignee shall request the undersigned, or at such other place as the Assignee may from time to time designate in writing, until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

Dated:

[NAME OF ASSIGNOR]

By:
Name:
Title:

EXHIBIT H-1

[                ]

M/V [         ]

FORM OF ASSIGNMENT OF INSURANCE

THIS ASSIGNMENT made as of the [ ] day of [ ], [ ], by [ ], a corporation organized and existing under the laws of [ ], with registered agent [ ] (the “Assignor”), to WILMINGTON TRUST, NATIONAL ASSOCIATION, with its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, U.S.A., in its capacity as Collateral Trustee (as defined below) (in such capacity, together with each of its successors and assigns, the “Assignee”) for its benefit and for the benefit of the Trustee (as defined below) and the Holders of the Notes (as defined in the Indenture hereinafter defined) (the Collateral Trustee, the Trustee and the Holders of the Notes, collectively, the “Secured Parties”), issued under that certain Indenture dated as of July 8, 2020 among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”). Capitalized terms used herein and not otherwise defined shall be used herein as defined in the Indenture.

WHEREAS, the Guarantors (including the Assignor) have provided a guarantee of all of the obligations of the Co-Issuers under or in respect of the Notes (the “Guarantees”).

WHEREAS, the Assignor is an indirect wholly owned subsidiary of the Company.

WHEREAS, the Co-Issuers and each Guarantor have materially benefitted from and will continue to materially benefit from the issuance of the Notes and it is a requirement under the Indenture that the Assignor execute and deliver this Assignment as security for all of the obligations of the Assignor under its Guarantee, all principal, premium and interest on the Notes and all other sums of money payable under the Indenture, the Notes and the Security Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all interest, fees and expenses accruing on or after any petition in bankruptcy or for reorganization relating to the Co-Issuers or any Guarantor, whether or not a claim for post-filing interest, fees or expenses is allowed or allowable under such proceedings) under any of the Indenture, the Notes or the Security Documents (collectively, the “Obligations”), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment and the other Security Documents to which it is a party, and of the Co-Issuers in the Indenture and the Security Documents.

H-1-1

NOW, THERETOFORE, the Assignor agrees as follows:

1. Grant of Security. THE ASSIGNOR in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee, and as collateral security for all amounts due and to become due in respect of the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all insurances in respect of the [    ], a vessel documented in the name of the Assignor under the [    ] flag with Official No. [    ], IMO No. [         ] (the “Vessel”), whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said Insurances, (iii) all other rights of the Assignor under or in respect of said Insurances and (iv) any proceeds of any of the foregoing (collectively, the “Collateral”); provided, however, that the Insurances as well as the Collateral shall not include and no right, title and interest is assigned hereby in any policies of insurance issued to the Assignor or for the Assignor’s benefit that provide coverage for a credit default by a charterer under any charter party concerning the Vessel. The liability of the Assignor under this Assignment shall be subject to the provisions of Article Ten of the Indenture.

2. Representations, Warranties and Covenants. The Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder. The Assignor hereby further warrants and represents that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said Insurances in any material respect, or this Assignment or of any of the rights created by said Insurances or this Assignment.

The Assignor hereby further covenants and agrees to procure that notice of this Assignment substantially in the form of Exhibit A hereto shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain a letter of undertaking by the underwriters or clubs, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as loss payee and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

H-1-2

The Assignor agrees that at any time and from time to time, as may be necessary or upon the written request of the Assignee, its successors and assigns, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as may be necessary or as the Assignee, its successors and assigns may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

3. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

4. Power of Attorney; Financing Statements. The Assignee, its successors and assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) (such power of attorney becoming operative only upon the occurrence and continuance of an Event of Default and the issuance of notice thereof to the Assignor) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of said Insurances or otherwise, and any claim made by the Assignee hereunder or under said Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor. The Assignor hereby (a) irrevocably authorizes the Assignee, at the Assignor’s expense, (i) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, without the Assignor’s signature, to the extent permitted by law in any relevant jurisdiction, as the Assignee at its option may deem reasonably appropriate and (ii) to file, upon request by the Co-Issuers or the Assignee, all lien releases, including, without limitation, financing statement amendments or papers of a similar purpose, without the Assignor’s signature, to the extent permitted by law, that are necessary to release security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof and (b) appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s

H-1-3

name and to perform all other acts which the Assignee may deem appropriate to perfect, continue and release the security interests conferred hereby in any relevant jurisdiction. Notwithstanding the foregoing, the Assignor hereby agrees, at its own expense, (a) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting or maintaining the perfection of the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, to the extent permitted by law in any relevant jurisdiction, as may be necessary or as the Assignee may reasonably request and (b) to file, as may be necessary or as the Assignee may reasonably request, all lien releases, including, without limitation, financing statement amendments or papers of a similar purpose, to the extent permitted by law, that are necessary to release security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof. Nothing herein shall impose an obligation on the Assignee to perform the foregoing actions and the grant of power to the Assignee under this Section 4 shall not impose an obligation on the Assignee to exercise such power.

5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

6. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Indenture, the Assignor shall be entitled to exercise all its rights and remedies under the Collateral (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made. All proceeds of insurances shall be applied as set forth in the Indenture and the Ship Mortgage.

7. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to principles of conflicts of laws. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts.

The Assignor hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against it by the Assignee or any Secured Party with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment, by serving a copy thereof upon any employee of the Assignor or the Co-Issuers or their respective subsidiaries (in such capacity,

H-1-4

the “Assignor Process Agent”) at any business location that the Assignor or the Co-Issuers or their respective subsidiaries may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation located at 825 Third Avenue, 34th Floor, New York, NY 10022.

If at any time the Assignor does not maintain a bona fide business location in the State of New York, then the Assignor shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Assignee), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it by the Assignee or any Secured Party in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Assignor Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Assignor agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 7 satisfactory to the Assignee.

The Assignor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by (i) serving a copy thereof upon any of the relevant Process Agents specified in the two preceding paragraphs above, or (ii) by mailing copies thereof by registered or certified air mail, postage prepaid, to the Assignee, at its address specified in or designated pursuant to this Assignment or the Indenture. The Assignor agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Nothing herein shall in any way be deemed to limit the ability of the Assignee or any Secured Party to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Assignor or bring actions, suits or proceedings against the Assignor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

The Assignor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Assignment brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

H-1-5

The Assignor, and its obligations under the Assignment, are subject to civil and commercial law and to suit and none of the Assignor or any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Greek, Marshall Islands, the Republic of Panama, the Republic of Paraguay, the Oriental Republic of Uruguay, the Federative Republic of Brazil, the United Kingdom, British Virgin Islands, Argentina or any other Permitted Flag Jurisdiction, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Assignment; and, to the extent that the Assignor or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Assignor waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Indenture and the other Security Documents.

8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made as provided in Section 13.02 of the Indenture.

9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

10. Assignee’s Capacity. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee under the Indenture and not in its individual or corporate capacity. The Assignor acknowledges and agrees that the Assignee will accept this Assignment upon the terms and conditions set forth in, and will be entitled to the rights, privileges, immunities and indemnities granted to the Collateral Trustee in, the Indenture, including without limitation those set forth in, Article Seven and Article Eleven of the Indenture, with the same force and effect as if those terms and conditions were repeated herein and made applicable to the Assignee in respect of any action taken by the Assignee hereunder. Notwithstanding anything herein to the contrary, the Assignee shall be under no obligation to exercise any discretion in connection with its duties herein and shall act or refrain from acting as directed in writing by a request of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance with such direction.

11. Termination. This Assignment shall automatically terminate, and be of no further force and effect, upon (i) the payment in full of the outstanding principal amount and accrued and unpaid interest and any other amounts then due and owing in respect of the Notes and the other Obligations, (ii) the defeasance of the Notes in accordance with the terms of the Indenture or (iii) the substitution of Qualified Collateral for the Vessel relating to the Collateral or the release of such Vessel and the Collateral, in each case, in accordance with the terms of the Indenture.

H-1-6

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

H-1-7

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

[ ]

By:
Name:
Title:

H-1-8

The terms and conditions of this Assignment are hereby
ACCEPTED BY:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

H-1-9

EXHIBIT A

NOTICE OF ASSIGNMENT

[                ]

[                ] (the “Owner”), owner of the [            ] documented vessel m/t [            ], Registration No. [        ], IMO No. [    ] (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment dated [            ], [    ] and made by the Owner to Wilmington Trust, National Association, a national banking association solely in its capacity as Collateral Trustee (as defined below) (the “Assignee”), pursuant to, and for the benefit of the Holders of the Notes (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of July 8, 2020, among Navios South American Logistics Inc. (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee and as collateral trustee (the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”), the Owner assigned to the Assignee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances, heretofore, now or hereafter taken out in respect of the Vessel. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances. Capitalized terms used in the Loss Payable Clauses and not otherwise defined shall have the meanings given such terms in this Notice.

[ ]

By:
Name:
Title:

H-1-10

LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to Wilmington Trust, National Association, a national banking association, in its capacity as Collateral Trustee (as defined below) (the “Mortgagee”) pursuant to, and for the benefit of the Holders of the Notes (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of July 8, 2020 among Navios South American Logistics Inc. (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee and as collateral trustee (the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”), for distribution by it to the Mortgagee and then to [                ] (the “Owner”) as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S.$ 3,000,000 (U.S. Dollars Three Million) or its equivalent, the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the [    ], dated as of [    ], [    ], between the Owner and the Mortgagee, relating to the Vessel (the “Mortgage”).

H-1-11

Protection and Indemnity

Payment of any recovery the Owner is entitled to receive from the funds of the Association in respect of any liability, costs or expenses incurred by him shall be made to the Owner or to his order unless and until the Association receives notice from Wilmington Trust, National Association, in its capacity as Collateral Trustee (hereinafter called the Mortgagee) that the Owner is in default under the abovementioned Mortgage, in which event all such recoveries shall thereafter be paid to the Mortgagee or to its order.

The Association undertakes:

(a) to inform the Mortgagee in writing if notice is given to the Owner of the above ship that his insurance in the Association in respect of such ship is to cease; and

(b) to give the Mortgagee 21 days’ written notice of the Association’s intention to cancel the insurance of the Owner by reason of his failure to pay when due and demanded any sum due from him to the Association.

H-1-12

EXHIBIT H-2

[                    ]

M/V [         ]

FORM OF ASSIGNMENT OF INSURANCE

THIS ASSIGNMENT made as of the [ ] day of [ ], [ ], by [ ], a corporation organized and existing under the laws of [ ] having an address at [ ] (the “Assignor”), to Wilmington Trust, National Association, with its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, U.S.A., in its capacity as Collateral Trustee (as defined below) (in such capacity, together with each of its successors and assigns, the “Assignee”) for its benefit and for the benefit of the Trustee (as defined below) and the Holders of the Notes (as defined in the Indenture hereinafter defined) (the Collateral Trustee, the Trustee and the Holders of the Notes, collectively, the “Secured Parties”), issued under that certain Indenture dated as of July 8, 2020 among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”). Capitalized terms used herein and not otherwise defined shall be used herein as defined in the Indenture.

WHEREAS, the Guarantors (including the Assignor) have provided a guarantee of all of the obligations of the Co-Issuers under or in respect of the Notes (the “Guarantees”).

WHEREAS, the Assignor is an indirect wholly owned subsidiary of the Company.

WHEREAS, the Co-Issuers and each Guarantor have materially benefitted from and will continue to materially benefit from the issuance of the Notes and it is a requirement under the Indenture that the Assignor execute and deliver this Assignment as security for all of the obligations of the Assignor under its Guarantee, all principal, premium and interest on the Notes and all other sums of money payable under the Indenture, the Notes and the Security Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all interest, fees and expenses accruing on or after any petition in bankruptcy or for reorganization relating to the Co-Issuers or any Guarantor, whether or not a claim for post-filing interest, fees or expenses is allowed or allowable under such proceedings) under any of the Indenture, the Notes or the Security Documents (collectively, the “Obligations”), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment and the other Security Documents to which it is a party, and of the Co-Issuers in the Indenture and the Security Documents.

H-2-1

NOW, THERETOFORE, the Assignor agrees as follows:

1. Grant of Security. THE ASSIGNOR in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee, and as collateral security for all amounts due and to become due in respect of the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all insurances in respect of the [ ], a vessel documented in the name of [ ], a [ ] organized and existing under the laws of [ ], as owner (the “Owner”), under the [ ] flag with Official No. [ ], IMO No. [ ] (the “Vessel”), which the Assignor has bareboat chartered from the Owner under and pursuant to a bareboat charter agreement dated [ ], as amended and supplemented from time to time, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said Insurances, (iii) all other rights of the Assignor under or in respect of said Insurances and (iv) any proceeds of any of the foregoing (collectively, the “Collateral”); provided, however, that the Insurances as well as the Collateral shall not include and no right, title and interest is assigned hereby in any policies of insurance issued to the Assignor or for the Assignor’s benefit that provide coverage for a credit default by a charterer under any charter party concerning the Vessel. The liability of the Assignor under this Assignment shall be subject to the provisions of Article Ten of the Indenture.

2. Representations, Warranties and Covenants. The Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder. The Assignor hereby further warrants and represents that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said Insurances in any material respect, or this Assignment or of any of the rights created by said Insurances or this Assignment.

The Assignor hereby further covenants and agrees to procure that notice of this Assignment substantially in the form of Exhibit A hereto shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain a letter of undertaking by the underwriters or clubs, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection

H-2-2

with the Insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as loss payee and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, as may be necessary or upon the written request of the Assignee, its successors and assigns, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as may be necessary or as the Assignee, its successors and assigns may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

3. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

4. Power of Attorney; Financing Statements. The Assignee, its successors and assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) (such power of attorney becoming operative only upon the occurrence and continuance of an Event of Default and the issuance of notice thereof to the Assignor) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of said Insurances or otherwise, and any claim made by the Assignee hereunder or under said Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor. The Assignor hereby (a) irrevocably authorizes the Assignee, at the Assignor’s expense, (i) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, without the Assignor’s signature, to the extent permitted by law in any relevant jurisdiction, as the Assignee at its option may deem reasonably appropriate and (ii) to file, upon request by the Co-Issuers or the Assignee, all lien releases, including, without limitation, financing statement amendments or papers of a similar purpose, without the Assignor’s signature, to the extent permitted by law, that are necessary to release

H-2-3

security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof and (b) appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect, continue and release the security interests conferred hereby in any relevant jurisdiction. Notwithstanding the foregoing, the Assignor hereby agrees, at its own expense, (a) to file, at any time and from time to time, this Assignment and/or such financing and continuation statements or papers of similar purpose or effect relating to this Assignment for the purpose of perfecting or maintaining the perfection of the Assignee’s security interests granted under this Assignment in any relevant jurisdiction, to the extent permitted by law in any relevant jurisdiction, as may be necessary or as the Assignee may reasonably request and (b) to file, as may be necessary or as the Assignee may reasonably request, all lien releases, including, without limitation, financing statement amendments or papers of a similar purpose, to the extent permitted by law, that are necessary to release security interests conferred hereby which are to be released in connection with the termination of this Assignment pursuant to Section 11 hereof. Nothing herein shall impose an obligation on the Assignee to perform the foregoing actions and the grant of power to the Assignee under this Section 4 shall not impose an obligation on the Assignee to exercise such power.

5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

6. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Indenture, the Assignor shall be entitled to exercise all its rights and remedies under the Collateral (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made. All proceeds of insurances shall be applied as set forth in the Indenture and the Ship Mortgage.

7. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to principles of conflicts of laws. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts.

The Assignor hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against it by the Assignee or any Secured Party with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment, by serving a copy thereof upon

H-2-4

any employee of the Assignor or the Co-Issuers or their respective subsidiaries (in such capacity, the “Assignor Process Agent”) at any business location that the Assignor or the Co-Issuers or their respective subsidiaries may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation located at 825 Third Avenue, 34th Floor, New York, NY 10022.

If at any time the Assignor does not maintain a bona fide business location in the State of New York, then the Assignor shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Assignee), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it by the Assignee or any Secured Party in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Assignment and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Assignor Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Assignor agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 7 satisfactory to the Assignee.

The Assignor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by (i) serving a copy thereof upon any of the relevant Process Agents specified in the two preceding paragraphs above, or (ii) by mailing copies thereof by registered or certified air mail, postage prepaid, to the Assignee, at its address specified in or designated pursuant to this Assignment or the Indenture. The Assignor agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Nothing herein shall in any way be deemed to limit the ability of the Assignee or any Secured Party to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Assignor or bring actions, suits or proceedings against the Assignor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

The Assignor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Assignment brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

H-2-5

The Assignor, and its obligations under the Assignment, are subject to civil and commercial law and to suit and none of the Assignor or any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Greek, Marshall Islands, the Republic of Panama, the Republic of Paraguay, the Oriental Republic of Uruguay, the Federative Republic of Brazil, the United Kingdom, British Virgin Islands, Argentina or any other Permitted Flag Jurisdiction, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Assignment; and, to the extent that the Assignor or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Assignor waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Indenture and the other Security Documents.

8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made as provided in Section 13.02 of the Indenture.

9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

10. Assignee’s Capacity. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee under the Indenture and not in its individual or corporate capacity. The Assignor acknowledges and agrees that the Assignee will accept this Assignment upon the terms and conditions set forth in, and will be entitled to the rights, privileges, immunities and indemnities granted to the Collateral Trustee in, the Indenture, including without limitation those set forth in Article Seven and Article Eleven of the Indenture with the same force and effect as if those terms and conditions were repeated herein and made applicable to the Assignee in respect of any action taken by the Assignee hereunder. Notwithstanding anything herein to the contrary, the Assignee shall be under no obligation to exercise any discretion in connection with its duties herein and shall act or refrain from acting as directed in writing by a request of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance with such direction.

11. Termination. This Assignment shall automatically terminate, and be of no further force and effect, upon (i) the payment in full of the outstanding principal amount and accrued and unpaid interest and any other amounts then due and owing in respect of the Notes and the other Obligations, (ii) the defeasance of the Notes in accordance with the terms of the Indenture or (iii) the substitution of Qualified Collateral for the Vessel relating to the Collateral or the release of such Vessel and the Collateral, in each case, in accordance with the terms of the Indenture.

H-2-6

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

H-2-7

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

[ ]

By:
Name:
Title:

H-2-8

The terms and conditions of this Assignment are hereby
ACCEPTED BY:

Wilmington Trust, National Association as Collateral Trustee

By:
Name:
Title:

H-2-9

EXHIBIT A

NOTICE OF ASSIGNMENT

[                ]

[                ] (the “Owner”), owner of the [                ] documented vessel m/t [                ], Registration No. [                ], IMO No. [                ] (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment dated [                ], [                ] and made by the Owner to Wilmington Trust, National Association, a national banking association, solely in its capacity as Collateral Trustee (as defined below) (the “Assignee”), pursuant to, and for the benefit of the Holders of the Notes (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of July 8, 2020, among Navios South American Logistics Inc. (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee and as collateral trustee (the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”), the Owner assigned to the Assignee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances, heretofore, now or hereafter taken out in respect of the Vessel. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances. Capitalized terms used in the Loss Payable Clauses and not otherwise defined shall have the meanings given such terms in this Notice.

[ ]

By:
Name:
Title:

H-2-10

LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to Wilmington Trust, National Association, a national banking association, in its capacity as Collateral Trustee (as defined below) (the “Mortgagee”) pursuant to, and for the benefit of the Holders of the Notes (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of July 8, 2020 among Navios South American Logistics Inc. (the “Company”), Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together with the Company, the “Co-Issuers”), certain subsidiaries of the Company and Wilmington Trust, National Association, as trustee and as collateral trustee (the “Collateral Trustee”) (as amended and supplemented through the date hereof, the “Indenture”), for distribution by it to the Mortgagee and then to [                ] (the “Owner”) as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S.$ 3,000,000 (U.S. Dollars Three Million) or its equivalent, the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the First Naval Mortgage, dated as of [ ], [ ], between the Owner and the Mortgagee, relating to the Vessel (the “Mortgage”).

H-2-11

Protection and Indemnity

Payment of any recovery the Owner is entitled to receive from the funds of the Association in respect of any liability, costs or expenses incurred by him shall be made to the Owner or to his order unless and until the Association receives notice from Wilmington Trust, National Association, in its capacity as Collateral Trustee (hereinafter called the Mortgagee) that the Owner is in default under the abovementioned Mortgage, in which event all such recoveries shall thereafter be paid to the Mortgagee or to its order.

The Association undertakes:

(a) to inform the Mortgagee in writing if notice is given to the Owner of the above ship that his insurance in the Association in respect of such ship is to cease; and

(b) to give the Mortgagee 21 days’ written notice of the Association’s intention to cancel the insurance of the Owner by reason of his failure to pay when due and demanded any sum due from him to the Association.

H-2-12

EXHIBIT I

ASSIGNMENT OF EARNINGS

SUPPLEMENTAL CHARTER ASSIGNMENT

No. [    ]

[                    ]

[•], 2020

[ ], a [ ] organized and existing under the laws of the [ ], with registered agent [ ] (the “Assignor”), refers to an Assignment of Freights and Hires, dated [•], 2020 (the “Assignment”) between the Assignor and Wilmington Trust, National Association, solely in its capacity as Collateral Trustee pursuant to the terms of the Indenture dated as of July 8, 2020 (the “Indenture”) Navios South American Logistics Inc., a Marshall Islands corporation, Navios Logistics Finance (US) Inc., the Guarantors named therein and [•], as the Trustee and as Collateral Trustee (the “Collateral Trustee”), as such Assignment may be amended, modified or supplemented, wherein the Assignor agreed to enter into a Supplemental Charter Assignment in the event the Assignor entered into any charter or other agreement for employment of a Vessel having an indicated duration of at least twelve (12) months. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Indenture.

The Assignor represents that it has entered into a charter dated [ ] (as supplemented and amended from time to time) between the Assignor and [ ] (the “Charterer”), a true and complete copy of which is attached hereto as Annex A (as amended, the “Charter”), and agrees that the Assignment is hereby amended to add to the description of collateral contained in the Charter and all of the Assignor’s right, title and interest in the Charter and to all amounts due to the Assignor under the Charter, and the Assignor does as collateral security for all the Obligations hereby assign, transfer and set over unto the Assignee for the benefit of the Holders of the Notes, and unto the Assignee’s successors and assigns, as collateral security for all the Obligations (as defined in the Assignment) all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all amounts due to the Assignor under the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor reconfirms that the Assignor has provided the Charterer with written notice of the Assignment substantially in the form attached hereto as Exhibit I.

IN WITNESS WHEREOF, the Assignor has caused this Supplemental Charter Assignment No. [ ] to be duly executed as of the date first written above.

[ ]

By:
Name:
Title:

Annex A

Charter

(See attached)

Exhibit I

FORM OF NOTICE TO CHARTERER

[_____], [_____]

The undersigned, [                ], a [                ] organized and existing under the laws of [                ] (the “Assignor”), hereby notifies you that Assignor has assigned all of Assignor’s right, title and interest in and to, inter alia, the Charter and all amounts due under that certain charter party dated [___________,20__] relating to the [                ] flag Vessel m/v [                ] (the “Charter”), to [                ], as Collateral Trustee (the “Assignee”), pursuant to a Supplemental Charter Assignment dated as of __________, 20__ (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), and hereby instructs you, upon notice from the Assignee, to make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, direct to an account specified by the Assignee at such address as the Assignee shall request the undersigned, or at such other place as the Assignee may from time to time designate in writing, until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

[NAME OF ASSIGNOR]

By:
Name:
Title:

Exhibit J

FORM OF PLEDGE AGREEMENT

[Attached]

J-1

Execution Version

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of July 8, 2020 (this “Pledge Agreement”), made by Nauticler Sociedad Anónima, a corporation organized under the laws of the Oriental Republic of Uruguay (the “Pledgor”), in favor of Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), Navios Logistics Finance (US) Inc., a Delaware corporation and a Wholly Owned Restricted Subsidiary of the Company (together with the Company, the “Co-Issuers”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and the Collateral Trustee, the Holders have agreed to purchase the Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, the Pledgor, a Wholly Owned Restricted Subsidiary of the Company, is the owner of the Pledged Equity Interests (as hereinafter defined) issued by each Mortgaged Vessel Guarantor (as defined in the Indenture) listed on Schedule I hereto;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that the Pledgor shall have executed and delivered this Pledge Agreement to the Collateral Trustee, for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Holders to purchase the Notes, the Pledgor hereby agrees with the Collateral Trustee, for the benefit of the Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Indenture and used herein are so used as so defined, and the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” means the Pledged Equity Interests and all Proceeds of each thereof.

“Obligations” means all principal, premium and interest on the Notes and all other sums of money payable under the Indenture, the Notes and the Security Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all interest, fees and expenses accruing on or after any petition in bankruptcy or for reorganization relating to the Co-Issuers or any Secured Guarantor, whether or not a claim for post-filing interest, fees or expenses is allowed or allowable under such proceedings) under any of the Indenture, the Notes or the Security Documents.

“Pledge Agreement” means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Equity Interests” means the Capital Stock of the Mortgaged Vessel Guarantors, whether now owned or hereafter acquired, including Capital Stock listed on Schedule I hereto, together with all certificates, instruments, agreements, options or rights of any nature whatsoever that may be issued or granted by the Mortgaged Vessel Guarantors to the Pledgor while this Pledge Agreement is in effect.

“Proceeds” means all “proceeds”, as such term is defined in Section 9-102 of the Code, of the Pledged Equity Interests and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Equity Interests, collections thereon or distributions with respect thereto.

“Secured Parties” means the Collateral Trustee, the Trustee and the Holders.

2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Collateral Trustee, for the benefit of the Secured Parties, all certificates or instruments representing or evidencing the Pledged Equity Interests on the date hereof, and hereby transfers and grants to the Collateral Trustee, for the benefit of the Secured Parties, a first priority security interest in all of the Pledgor’s right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

3. Powers. Concurrently with the delivery to the Collateral Trustee of each certificate, instrument or agreement representing the Pledged Equity Interests, the Pledgor shall deliver an undated instrument of transfer covering such certificate, duly executed in blank by the Pledgor.

4. Representations and Warranties. The Pledgor represents and warrants that:

(a) the Pledged Equity Interests constitute all the issued and outstanding shares or units of all classes of the Capital Stock of each Mortgaged Vessel Guarantor;

(b) all of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable;

(c) the Pledgor is the record and beneficial owner of the Pledged Equity Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and Permitted Liens; and

(d) by virtue of the execution and delivery by the Pledgor of this Pledge Agreement and delivery of the Collateral to and continued possession by the Collateral Trustee in the State of New York, assuming the Collateral consists of certificated securities (as such term is defined in Section 8-102 of the Code), the Collateral Trustee for the benefit of the Secured Parties has a legal, valid and perfected first priority lien upon and security interest in such Collateral.

5. Covenants. The Pledgor covenants and agrees with the Collateral Trustee and the other Secured Parties that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

(a) If the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in Capital Stock in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Capital Stock of the Mortgaged Vessel Guarantors, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares or units of the Pledged Equity Interests, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Trustee and the other Secured

Parties, hold the same in trust for the Collateral Trustee for the benefit of the Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by the Pledgor to the Collateral Trustee, if required, and, in the case of stock certificates, together with an undated transfer instrument covering such certificate duly executed in blank by the Pledgor and with, if the Collateral Trustee so reasonably requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Obligations.

(b) Except as set forth herein, including pursuant to Section 6, the Pledgor shall not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral except that, subject to the rights of the Collateral Trustee hereunder, the Pledgor may sell, assign, transfer, exchange or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Indenture whereupon, in the case of any such disposition, the Liens created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Trustee in accordance with the terms of the Indenture, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Permitted Liens. The Pledgor will defend the right, title and interest of the Collateral Trustee and the other Secured Parties in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute, deliver and have recorded such further instruments and documents and take such further actions as necessary, or as the Collateral Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted including, without limitation, filing any financing statements, amendments thereto or continuation statements under the Code (or similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(d) The Pledgor will not (i) change its jurisdiction of organization or (ii) change its name without (x) delivering not more than ten (10) days’ subsequent written notice to the Collateral Trustee and (y) filing with the applicable filing office and delivering to the Collateral Trustee, within ten (10) days of such change of organization or name, all additional financing statements or amendments thereto and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein at all times following such change until the termination of this Pledge Agreement in accordance with Section 22.

6. Cash Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given notice to the Pledgor of the Collateral Trustee’s intent to exercise its rights pursuant to Section 7, the Pledgor shall be permitted to receive, retain and utilize all dividends, interest, distributions, cash, instruments or other payments or other distributions paid by the Mortgaged Vessel Guarantors in respect of the Pledged Equity Interests, and to exercise all voting, corporate rights and other consensual rights and powers with respect to the Pledged Equity Interests or any part thereof, provided, however, that the Pledgor agrees that it shall not vote in any way which would result in any violation of any provision of the Indenture, the Notes or any other Security Document or which would materially impair the Collateral. So long as an Event of Default has not occurred and is not then continuing, the Collateral Trustee shall, at the sole cost and expense and written request of the Pledgor, execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to (i) exercise the voting and other rights that it is entitled to exercise pursuant to this Section 6 and (ii) to receive, retain and utilize the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive, retain and utilize pursuant to this Section 6.

7. Rights of the Secured Parties and the Collateral Trustee.

(a) If an Event of Default shall occur and be continuing and the Collateral Trustee shall give at least fifteen (15) Business Days written notice including details of the Event of Default and stating its intent to exercise its rights under this Pledge Agreement to the Pledgor, (i) the Collateral Trustee shall have the right (but not the obligation) to receive any and all cash dividends or distributions paid in respect of the Pledged Equity Interests and make application thereof to the Obligations in such order as set forth in the Indenture, and (ii) all shares or units of the Pledged Equity Interests may be registered in the name of the Collateral Trustee or its nominee, and, subject to the terms of this Pledge Agreement, the Collateral Trustee or its nominee may (but shall not be obligated to) thereafter exercise (A) all voting, corporate and other rights pertaining to such shares or units of the Pledged Equity Interests at any meeting of holders of membership interests of the Mortgaged Vessel Guarantors or otherwise; provided that the Collateral Trustee shall have the right (but not the obligation) from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares or units of the Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Mortgaged Vessel Guarantors, or upon the exercise by the Pledgor or the Collateral Trustee of any right, privilege or option pertaining to such shares or units of the Pledged Equity Interests and, in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction, but the Collateral Trustee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Collateral Trustee and the other Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Trustee or any other Secured Party of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Collateral Trustee nor any other Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Collateral Trustee be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee agrees to release promptly to the Pledgor any dividends, distributions, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Collateral which it may receive under Section 7(a) if, prior to the occurrence of an acceleration of any of the Obligations, all Defaults and Events of Default have been waived or are no longer continuing.

(c) The Collateral Trustee may execute any of its duties under this Pledge Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(d) Wilmington Trust, National Association is entering into this Pledge Agreement solely in its capacity as Collateral Trustee under the Indenture and not in its individual capacity. In acting hereunder, the Collateral Trustee shall be afforded all of the rights, powers, protections, immunities and indemnities of the Collateral Trustee set forth in the Indenture as if the same were specifically set forth herein. Notwithstanding anything herein to the contrary, the Collateral Trustee shall be under no obligation to exercise any discretion in connection with its duties herein, and shall act or refrain from acting as directed in writing by a request of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance with such direction.

8. Remedies. If an Event of Default has occurred and is continuing and if the Collateral Trustee shall give at least fifteen (15) Business Days written notice, the Collateral Trustee, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party upon default under the Code. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Co-Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Trustee or any other Secured Party or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem best for cash or on credit or for future delivery without assumption of any credit risk; provided that the Collateral Trustee shall have given at least ten (10) days prior written notice of the time and place of any public sale or other disposition of the Collateral or the time after which any private sale or other disposition is to be made. The Collateral Trustee and each Secured Party shall have the right (but not the obligation) upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Collateral Trustee promptly shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Collateral Trustee, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.10 of the Indenture, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Trustee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Trustee or any other Secured Party arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any other Secured Party to collect such deficiency.

9. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Collateral Trustee or any Secured Party, or the receipt of any amounts by the Collateral Trustee or any other Secured Party with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Collateral Trustee or any other Secured Party against the Mortgaged Vessel Guarantors or any other obligor or against any other collateral security held by the Collateral Trustee or any other Secured Party for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Mortgaged Vessel Guarantors or any other obligor in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Collateral Trustee or any other Secured Party in connection with the Collateral, and any such rights of subrogation and reimbursement of the Pledgor are hereby waived until all amounts owing to the Collateral Trustee and the other Secured Parties on account of the Obligations are paid in full and the Commitments are terminated.

10. Amendments, etc. with Respect to the Obligations; Additional Pledged Equity Interests.

(a) The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by the Collateral Trustee or such other Secured Party, and any of the Obligations continued, and the Obligations, or the liability of the Mortgaged Vessel Guarantors or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Trustee or any other Secured Party, and the Indenture, the Notes, the Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the Indenture and any guarantee, right of offset or other collateral security at any time held by the Collateral Trustee or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Trustee or any other Secured Party shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Trustee or any other Secured Party upon this Pledge Agreement; the Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Mortgaged Vessel Guarantors and the Pledgor, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mortgaged Vessel Guarantors, the Pledgor or any other obligor with respect to the Obligations.

(b) Upon the Pledgor becoming required to enter into a Pledge Agreement pursuant to Section 11.09 of the Indenture in the case of a Restricted Subsidiary that owns a Mortgaged Vessel, such requirement shall be satisfied by supplementing Schedule I hereto to include the equity of the relevant Mortgaged Vessel Guarantor as additional Pledged Equity Interests and such Pledgor delivering to the Collateral Trustee, for the benefit of the Secured Parties, all certificates or instruments representing or evidencing such Pledged Equity Interests.

11. Limitation on Duties Regarding Collateral. Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing statements, amendments thereto, termination statements or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith. None of the Collateral Trustee nor any other Secured Party, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. Rules of Construction. The rules of construction specified in Section 1.04 of the Indenture shall be applicable to this Pledge Agreement.

16. No Waiver; Cumulative Remedies. Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 17 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation under the Indenture or any Security Document or in any breach of any of the terms and conditions hereof or thereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Intention: Waivers and Amendments; Successors and Assigns; Governing Law. This Pledge Agreement represents the entire agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Collateral Trustee or any other Secured Party relative to the subject matter hereof not reflected herein or in the Indenture or any other Security Document. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Trustee subject to any consent required by the Indenture. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18. Notices. Notices by the Collateral Trustee to the Pledgor or the Mortgaged Vessel Guarantors may be given by mail or by facsimile or other electronic transmission, addressed or transmitted to the Pledgor or the Mortgaged Vessel Guarantors at the address or transmission number set forth in Section 13.02 of the Indenture and shall be effective (a) in the case of mail, three Business Days after being deposited in the mail, postage prepaid, and (b) in the case of telecopy notice, when received. The Pledgor and the Mortgaged Vessel Guarantors may change their respective addresses and transmission numbers by written notice to the Collateral Trustee.

19. Counterparts. This Pledge Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

20. Irrevocable Authorization and Instruction to the Mortgaged Vessel Guarantors. The Pledgor hereby authorizes and instructs the Mortgaged Vessel Guarantors to comply with any instruction received by it from the Collateral Trustee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Mortgaged Vessel Guarantors shall be fully protected in so complying.

21. Authority of Collateral Trustee.

(a) The Pledgor acknowledges that the rights and responsibilities of the Collateral Trustee under this Pledge Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Pledgor, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgor, the Mortgaged Vessel Guarantors nor any other obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Pursuant to any applicable law, the Pledgor authorizes the Collateral Trustee to file or record financing statements with respect to the Collateral (without the signature of the Pledgor) in such form and in such offices as the Collateral Trustee determines appropriate to perfect the security interests of the Collateral Trustee under this Pledge Agreement; provided, however, that the Pledgor agrees to file any financing statements, amendments thereto, termination statements or continuation statements and be responsible for maintaining the security interests purported to be created as described herein and nothing herein shall require or be construed to impose an obligation on the Collateral Trustee to file financing statements, amendments thereto, termination statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein.

(b) The Pledgor hereby appoints the Collateral Trustee its attorney in fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Collateral Trustee’s discretion to take any action and to execute any instrument consistent with the terms of this Agreement, the Indenture and the other Security Documents which the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The grant of power to the Collateral Trustee under this Section 21(b) shall not impose an obligation on the Collateral Trustee to exercise such power.

22. Termination. This Pledge Agreement shall terminate when all the Obligations have been fully paid and performed (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable). Upon such termination, the Collateral Trustee shall on its behalf and on behalf of the other Secured Parties reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Trustee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by the Collateral Trustee (other than a representation that the Collateral Trustee has not assigned its rights and interests hereunder to any other Person) and at the sole cost and expense of the Pledgor. In addition, at any time and from time to time prior to such termination of the Liens, the Collateral Trustee may release any of the Collateral as contemplated by and in accordance with the terms of the Indenture. Upon any such termination of the Liens or release of Collateral, the Collateral Trustee will, upon written request by and at the expense of the Pledgor, without recourse upon or representation or warranty by the Collateral Trustee, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Liens or the release of such Collateral, as the case may be. Upon any release of Collateral pursuant to this Section 22, none of the Secured Parties shall have any continuing right or interest in such Collateral.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

NAUTICLER SOCIEDAD ANONIMA
By: NAVIOS SOUTH AMERICAN LOGISTICS INC., its Sole Member

By:
Name:
Title:

[Signature Page to Pledge Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

[Signature Page to Pledge Agreement]

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of July 8, 2020 (the “Agreement”), made by the Pledgor party thereto for the benefit of Wilmington Trust, National Association, as Collateral Trustee (the “Collateral Trustee”). The undersigned agrees for the benefit of the Collateral Trustee and the other Secured Parties (as defined in the Agreement) as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 5 of the Agreement.

3. The undersigned agrees to comply with any instruction received from the Collateral Trustee, in writing, that states that an Event of Default (as defined in the Agreement) has occurred and is continuing.

[Signature Page Follows]

HS TANKERS INC.
HS SOUTH INC.
HONEY BUNKERING S.A.
DELTA NAVAL TRADE S.A.

By:
Name:
Title:

[Signature Page to Acknowledgement to Pledge Agreement]

SCHEDULE I

Pledge Agreement

DESCRIPTION OF PLEDGED EQUITY INTERESTS

Pledgor	Issuer	Certificate No.	Number of Shares Represented by Certificate
Nauticler S.A.	Honey Bunkering S.A.	1	100
Nauticler S.A.	Delta Naval Trade S.A.	1	100
Nauticler S.A.	HS South Inc.	5	2,247,231 Class A shares
		6	1,348,339 Class B shares
Nauticler S.A.	HS Tankers Inc.	7	615,519 Class A shares
		8	591,318 Class B shares

Exhibit K

FORM OF MORTGAGE

[Attached]

K-1

FIRST NAVAL MORTGAGE

ON THE PANAMANIAN FLAG MOTOR VESSEL

[ • ]

THIS FIRST NAVAL MORTGAGE (hereinafter called the “Mortgage”) is made this 8th day of July, 2020,

B E T W E E N

(1)

[ • ] (hereinafter called the “Shipowner”), a corporation organized and existing under the laws of the Republic of the Panama, registered in the Mercantile Section of the Public Registry of Panama File No. [ • ] with domicile in the City of Panama, Republic of Panama and whose registered agent is [Vives y Asociados, at present of Proconsa II Building, Floor 8, Beatriz M. de Cabal Street, Panama City, Republic of Panama]; and

(2)

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee (as defined in the Indenture referred to hereinafter) (hereinafter called the “Mortgagee”), a national banking association organized and existing under the laws of the United States of America and with its office situated at 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402, U.S.A.

W H E R E A S :

I. The Shipowner is the sole, legal, absolute and unencumbered owner of the whole of the motor vessel “[ • ]”, duly documented in the name of the Shipowner under and pursuant to the laws of the Republic of Panama, the detailed description of which is as follows:

motor vessel [ • ], ex [ • ], steel hull, gross tonnage [ • ], tons, net tonnage [ • ] tons, length [ • ] mts, breadth [ • ] mts, depth [ • ] mts, radio call letters in the International Code of Signals [ • ], type, number and horsepower of Engine: one (1) motor diesel [ • ] [HP/KW], Register No. [ • ], IMO No. [ • ], together with all her boilers, engines, machinery, outfit, spare parts, bunkers, lubricants and gear and all other constituent parts, and appurtenances thereto belonging, whether now owned or hereafter acquired, and all additions, improvements and replacements made in or to the Vessel (all of the foregoing being herein encompassed by the term “Vessel”).

II. NAVIOS SOUTH AMERICAN LOGISTICS INC., a Marshall Islands corporation (the “Company”) and NAVIOS LOGISTICS FINANCE (US) Inc., a Delaware corporation (collectively with the Company, the “Co-Issuers”), have jointly and severally issued on July 8, 2020, in U.S.A., US Dollars Five Hundred Million ($500,000,000) of their 10.750% Senior Secured Notes due 2025 (hereinafter referred to as the “Note Issue”) in an offering intended to be exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), including Rule 144A and Regulation S thereunder. The said notes issued under the Indenture referred to below and constituting the Note Issue and any additional notes issued under the Indenture, are hereinafter collectively called the “Notes” and individually a “Note”. The Notes bear interest at the rate of 10.750% per annum. Interest is payable semi-annually in arrears on the first (1st) day of each February and August, commencing on February 1, 2021. The form of the Notes with the guarantees mentioned therein (such guarantees as from time to time amended or supplemented being hereinafter called collectively the “Guarantees” and individually a “Guarantee”, which term shall also include any addenda thereto, supplements thereof and any notation of guarantee (each a “Notation of Guarantee”)), is attached hereto as Exhibit “A” and made an integral part hereof.

III. The Note Issue is guaranteed under the Guarantees irrevocably and unconditionally, jointly and severally, by certain subsidiaries of the Company, including the Shipowner (collectively the “Guarantors” and individually a “Guarantor”). In order to secure its obligations under its Guarantee, the Shipowner has agreed to execute and deliver, inter alia, this Mortgage as collateral security therefore.

IV. The Notes and related Guarantees have been issued and Wilmington Trust, National Association has been appointed Trustee and Collateral Trustee for the Notes pursuant to a New York law governed indenture dated July 8, 2020 (such indenture as from time to time amended or supplemented being hereinafter called the “Indenture”) by and among Wilmington Trust, National Association, as Trustee (the “Trustee”) and Collateral Trustee (the “Collateral Trustee”), the Co-Issuers and the Guarantors. The Indenture contains in detail the terms and conditions of the Note Issue and the contents thereof constitute an integral part hereof. It being agreed that terms used herein and not otherwise defined are used as defined in the Indenture and that, in the event of any inconsistency between the provisions of the Indenture and the provisions of this Mortgage, the provisions of the Indenture shall be paramount and shall prevail. A copy of the Indenture is kept at the office of the Mortgagee. An excerpt thereof containing the form of Article Ten of the Indenture in respect of the Notation of Guarantee together with a form of Notation of Guarantee executed by each Guarantor (including the Shipowner) for its endorsement on each Note are attached hereto as Exhibits “B” and “C” respectively, and made an integral part hereof.

V. Under the terms of the Indenture and applicable New York law, each of the Mortgagee and the Trustee for the benefit of the holders of the Notes (the “Holders”), has inter alia the right, power and authority in its own name and as lawful owner of the relevant claims, rights and actions to:

(a) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest, if any, on the Notes or to enforce the performance of any provision of the Notes, the Indenture or this Mortgage,

(b) recover judgment in its own name and as trustee of an express trust against the Co-Issuers or the Shipowner or any other obligor on the Notes for the whole amount of principal and accrued interest (if any) remaining unpaid, together with interest, if any, overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue payments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Mortgagee, the Trustee, their agents and counsel, and

(c) file such proofs of claim and other papers of documents as may be necessary or advisable in order to have the claims of the Mortgagee and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Mortgagee, the Trustee, their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Co-Issuers, the Shipowner or any other obligor under the Notes, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian or public or court officer in any such judicial proceedings is authorized to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Mortgagee, the Trustee, their agents and counsel, and any other amounts due the Mortgagee and the Trustee under the Indenture.

All rights of action and claims under the Indenture and the purchase agreement relating to the Notes Issue or this Mortgage may be enforced by the Mortgagee or the Trustee even if the Mortgagee or the Trustee does not possess any of the Notes or does not produce any of them in the proceedings.

VI. It was one of the conditions of the Indenture and the purchase agreement relating to the Notes Issue that the Shipowner executes this first preferred Mortgage on the Vessel as security for the Indebtedness as defined herein below; and

VII. The Shipowner in order to secure the due and punctual payment of the indebtedness aforesaid and the performance and observance of and compliance with the covenants, terms and conditions in the Indenture, the Notes, the Guarantee and this Mortgage contained, expressed or implied to be performed, observed or complied with by and on the part of the Shipowner, has duly authorized the execution and delivery of this Mortgage under and pursuant to the provisions of Law 55 of 6th August, 2008 and the pertinent provisions of the Civil Code and other legislation of the Republic of Panama.

VIII. The Shipowner hereby acknowledges that: (i) the aggregate amount of the Notes, being the principal amount of US Dollars Five Hundred Million ($500,000,000), have been duly issued by the Co-Issuers, as provided in the Indenture, (ii) the Co-Issuers and the Guarantors are justly indebted to the Holders for the repayment of the Notes up to the said aggregate principal amount of US Dollars Five Hundred Million ($500,000,000), and (iii) pursuant to its Guarantee, the Shipowner has guaranteed the repayment of the Notes issued.

NOW THEREFORE THIS MORTGAGE WITNESSETH and it is hereby agreed as follows:

1. The Mortgage

In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged THE SHIPOWNER as REGISTERED AND BENEFICIAL OWNER DOES HEREBY MORTGAGE AND CHARGE to and in favor of the Mortgagee, for the account of the Trustee and the Holders, all its interest, present and future, in the Vessel, BY WAY OF SECURITY for the repayment to the Mortgagee of any and all monies payable by the Shipowner under the Indenture and/or the Notes and/or the Guarantee and any all other monies including interest, premium (if any), commissions, expenses (including reasonable attorneys’ fees and expenses), taxes, indemnities and other charges due to the Mortgagee and the Trustee under the terms of the Indenture and/or the Notes and/or the Guarantee and/or hereof and under any eventual subsequent amendment of the terms of the Indenture and/or the Notes and/or the Guarantee and/or this Mortgage (including by way of indication the variation of the manner of computation or the time of payment of interest and the variation of the time of repayment of principal) or any claim of the Mortgagee or the Trustee against the Shipowner and/or the officers, representatives, employees and servants thereof out of tort and/or unjust enrichment and/or payment of monies not due relating to the Note Issue and/or the execution of the Indenture and/or the Guarantee and/or the Notes and/or this Mortgage, same constituting additional indebtedness secured by this Mortgage (all such monies being hereinafter collectively referred to as the “Indebtedness”) and the performance of and compliance with all the covenants, terms, conditions and obligations on the part of the Shipowner contained in this Mortgage and in the Indenture, the Notes and the Guarantee.

2. Amount and Maturity Date of this Mortgage

The Shipowner hereby executes this Mortgage to secure the Indebtedness in the total principal amount of Five Hundred Million United States Dollars ($500,000,000) in respect of the obligations arising from the principal amount of the Note Issue, and in addition applicable premium thereon, plus interest, fees, court costs, collection expenses, amounts resulting from fluctuation in exchange rates and any additional amounts agreed upon which are secured in accordance with Article 260 of Law 55 of 6th August, 2008 of the Republic of Panama for which the Shipowner may become liable in connection with the performance of the covenants of this Mortgage, the Indenture, the Guarantee and the Notes.

The Shipowner will effect payment of any monies due under this Mortgage, the Indenture, the Guarantee and the Notes upon written demand by the Mortgagee. The maturity date of the primary obligations secured by this Mortgage is July 1, 2025.

3. Interest Rate

For purposes of this Mortgage, the applicable interest to the Notes will be ten point seven hundred fifty per cent (10.750%) per annum. Interest will be payable semi-annually in arrears on the first (1st) day of each February and August, commencing on February 1, 2021, as established in Section 1 of the Notes attached hereto as Exhibit A

4. Assignment of Insurance and Assignment of Freights and Hires

In pursuance of this Mortgage, the Shipowner under the terms of a certain first priority Assignment of Insurance and a certain first priority Assignment of Freights and Hires dated the date hereof, has further assigned and transferred to the Mortgagee, all the Shipowner’s right, title and interest in and to:

(a)

the policies of insurance and entries in a mutual insurance association or club that have now or may thereafter be taken out in respect of the Vessel for hull and machinery, freights, disbursements, profits or otherwise howsoever and for protection and indemnity and all the benefits thereof including all claims of whatsoever nature, return of premiums, etc.; provided, however, that such insurances shall not include any policies of insurances issued to the Shipowner or for the Shipowner’s benefit that provide coverage for a credit default by a charterer under any charter party concerning the Vessel; and

(b)

all hires of the Vessel which shall include all freights, passage monies, hire monies, requisition compensation, salvage, charter remuneration, demurrage, detention monies or claims for damage arising out of the breach of any contract relating to the employment of the Vessel and in general all the earnings of the Vessel.

5. Continuing Security

It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee, for the account of the Trustee and the Holders, as a continuing security for the payment of the Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Mortgagee for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be in addition to and not in limitation of any and every other power or remedy vested in the Mortgagee under any such other collateral or security and that all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

6. Termination of the Mortgage

The Mortgagee hereby agrees that, upon payment of all monies hereby secured before this security shall have become enforceable and upon payment of all costs and expenses and the discharge of all liabilities incurred by the Mortgagee in relation to these presents, it will, at the expense and written request of the Shipowner, without recourse, representation or warranty by the Mortgagee, execute and deliver such instruments or documents reasonably requested by the Shipowner to discharge this security and retransfer or re-assign to the Shipowner all charterparties, freights, policies, certificates of entry and other documents relating to the Vessel, as may remain in its possession, freed and discharged from the provisions herein contained.

7. Successors and assigns

All of the covenants, promises, stipulations and agreements of the Shipowner contained in this Mortgage shall bind the Shipowner and its successors and permitted assigns and shall inure to the benefit of the Mortgagee and its permitted successors and assigns, whether so expressed or not. In the event of any assignment of this Mortgage, the term “Mortgagee” as used in this Mortgage, shall be deemed to mean any such assignee.

8. Notices

For the purpose of any notice or service of process under or in connection with this Mortgage, the Shipowner hereby agrees that the notice or service of process, made to the Shipowner at the address mentioned below, shall be sufficient and binding upon the Shipowner for any and all such purposes:

c/o Navios Shipmanagement Inc., at 85, Akti Miaouli, Piraeus 185 38, Greece.

9. Registration of the Mortgage

The parties hereby confer a special power of attorney with the right of substitution upon Messrs. Vives y Asociados, lawyers in the City of Panama, with its office at Proconsa II Building, Floor 8, Beatriz M. de Cabal Street, Panama City, Republic of Panama, empowering them to take all necessary steps to record this mortgage deed in the appropriate registry in the Republic of Panama.

10. Delegation of Powers

The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Vessel. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit.

11. Language

In the event of any conflict between the English text of this Mortgage and the Spanish translation recorded in Panama City, the text in English shall prevail.

12. Counterparts

This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

13. Mortgage Conditions

The Shipowner hereby covenants, declares and agrees that the property above described is to be held subject to the further covenants, terms and conditions, stipulated in Exhibit “D” attached hereto and made an integral part of this Mortgage.

14. Applicable Law

This Mortgage shall be governed by and construed in accordance with, the laws of the Republic of Panama.

15. Miscellaneous

Any provision of this Mortgage which is prohibited or unenforceable by reason of any present or future law in any jurisdiction or court shall, as to such jurisdiction or court, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction or court shall not invalidate or render unenforceable such provision in any other jurisdiction or court. The Shipowner further agrees that, in the event that this Mortgage or any provisions herein shall (i) be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or (ii) be deemed by the Mortgagee for any reason insufficient to secure the Indebtedness, then from time to time the Shipowner will promptly (and in the case of (ii) above, upon demand by the Mortgagee) execute on its own behalf such other and further assurance and documents as in the opinion of the Mortgagee’s counsel are reasonably necessary for the repayment of the Indebtedness or the creation of the security hereby agreed to be given.

16. Capacity of the Mortgagee

Wilmington Trust, National Association is entering into this Mortgage solely in its capacity as Collateral Trustee under the Indenture and not in its individual or corporate capacity. In acting hereunder, the Mortgagee shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Trustee under the Indenture, as if such rights, privileges, immunities and indemnities were expressly set forth herein. Notwithstanding anything herein to the contrary, the Mortgagee shall be under no obligation to exercise any discretion in connection with its duties herein, and shall act or refrain from acting as directed in writing by a request of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance with such direction and in compliance with the terms of the Indenture.

IN WITNESS WHEREOF the parties hereto have caused this Mortgage to be duly signed and delivered by their respective authorized representatives the day and year first hereinabove written.

The Shipowner

SIGNED by [ • ]	)
as Attorney-in-fact for and on behalf of	)
[ • ]		)
as mortgagor

The Mortgagee

SIGNED by		)
as Attorney-in-fact for		)
and on behalf of		)
WILMINGTON TRUST,		)
NATIONAL ASSOCIATION,		)
as Collateral Trustee, as mortgagee		____________________)

EXHIBIT “A”

FORM OF NOTES

[To be attached]

EXHIBIT “B”

ARTICLE TEN OF THE INDENTURE

NOTE GUARANTEE

SECTION 10.01. Unconditional Guarantee.

Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Co-Issuers to the Holders, the Trustee or Collateral Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest, on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest on the Notes and (z) the due and punctual payment and performance of all other obligations of the Co-Issuers, in each case, to the Holders, the Trustee or Collateral Trustee hereunder or thereunder (including amounts due the Trustee and Collateral Trustee under Sections 7.07 and 11.16), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Co-Issuers to the Holders under this Indenture, under the Notes or the Security Documents, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, the Notes or the Security Documents shall constitute an Event of Default under the Note Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Co-Issuers.

Each of the Guarantors hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Co-Issuers, any action to enforce the same, whether or not a Notation of Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than payment). To the fullest extent permitted by law and subject to Section 6.06, each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Co-Issuers, any right to require a proceeding first against the Co-Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, this Note Guarantee and the Security Documents. This Note Guarantee is a guarantee of payment and not of collection. If any Holder, the Trustee or Collateral Trustee is required by any court or otherwise to return to any Co-Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to such Co-Issuer or such Guarantor, any amount paid by such Co-Issuer or such Guarantor to the Trustee, Collateral Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and Collateral Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

SECTION 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign, provincial or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, Collateral Trustee, the Holders and the Guarantors hereby irrevocably agree (to the extent required by such laws) that the obligations of such Guarantor under its Note Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

SECTION 10.03. Execution and Delivery of Guarantee.

To further evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto (each, a “Notation of Guarantee”), shall be endorsed on each Note authenticated and delivered by the Trustee. Such Notation of Guarantee shall be executed on behalf of each Guarantor by either manual, facsimile or other electronic signature of one Officer or other person duly authorized by all necessary corporate action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Notation of Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Notation of Guarantee is endorsed or at any time thereafter, such Guarantor’s Notation of Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04. Release of a Guarantor.

Notwithstanding Section 4.16(a), a Guarantor shall be automatically and unconditionally released from its obligations under its Note Guarantee and its obligations under this Indenture in accordance with Section 4.16(b) or as otherwise expressly permitted by this Indenture.

The Trustee shall execute such instruments prepared by and at the reasonable request of the Co-Issuers evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Co-Issuers or such Guarantor accompanied by an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Co-Issuers.

Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a Co-Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to a Co-Issuer or another Guarantor.

SECTION 10.05. Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Co-Issuers that arise from the existence, payment, performance or enforcement of the Co-Issuers’ obligations under the Notes or this Indenture and such Guarantor’s obligations under this Note Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Co-Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Co-Issuers, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself, the Collateral Trustee or such Holders to be credited and applied to the obligations in favor of the Trustee, Collateral Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Collateral Trustee and the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07. No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and, to the fullest extent permitted by law, shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08. Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09. Note Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it shall, upon request by the Trustee, deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments relating to this Indenture in such form as counsel to the Trustee may reasonably advise (it being understood that the Trustee has no duty to make such request).

SECTION 10.10. Note Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.11. Note Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Co-Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Co-Issuers or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Co-Issuers or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Co-Issuers or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12. Note Guarantee Obligations Not Affected.

To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall, subject to Section 10.04, not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

any limitation of status or power, disability, incapacity or other circumstance relating to the Co-Issuers or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Co-Issuers or any other Person;

any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Co-Issuers or any other Person under this Indenture, the Notes or any other document or instrument;

any failure of the Co-Issuers or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;

the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Co-Issuers or any other Person or their respective assets or the release or discharge of any such right or remedy;

the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Co-Issuers or any other Person;

any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Co-Issuers or a Guarantor;

any merger or amalgamation of the Co-Issuers or a Guarantor with any Person or Persons;

the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and

any other circumstance, including release of a Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Co-Issuers under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

SECTION 10.13. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Co-Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Co-Issuers or any Guarantor of any kind whatsoever.

SECTION 10.14. No Obligation To Take Action Against the Co-Issuers.

None of the Trustee, the Collateral Trustee or any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Co-Issuers or any other Person or any property of the Co-Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 10.15. Dealing with the Co-Issuers and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Co-Issuers or any other Person;

take or abstain from taking security or collateral from the Co-Issuers or from perfecting security or collateral of the Co-Issuers;

release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Co-Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

accept compromises or arrangements from the Co-Issuers;

apply all monies at any time received from the Co-Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

otherwise deal with, or waive or modify their right to deal with, the Co-Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16. Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17. Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture, the Notes and the Note Guarantees consents to and approves of the same.

SECTION 10.18. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee and Collateral Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, Collateral Trustee, their agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

SECTION 10.19. No Merger or Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Trustee, Collateral Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Co-Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.20. Survival of Note Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor, to the fullest extent permitted by law, without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by any Co-Issuer or any Guarantor.

SECTION 10.21. Note Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.22. Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.23. Successors and Assigns.

Subject to the provisions herein relating to the release of Note Guarantees, each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee, Collateral Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

EXHIBIT “C”

NOTATION OF GUARANTEE

[To be attached]

EXHIBIT “D”

MORTGAGE CONDITIONS

Article I – Certain Definitions

As used in this Mortgage, the following terms shall have the meaning provided below and all other terms used, but not otherwise defined herein, shall have the meanings provided therefore in the Indenture.

Bareboat Charter” means the bareboat charterparty dated [ • ] as amended [ • ] and made between the Shipowner and the Bareboat Charterer as bareboat charterer in respect of the Vessel, as the same may be amended and supplemented from time to time, in such form as the Mortgagee may approve or require;

“Bareboat Charter Assignment” means the specific assignment of the Shipowner’s rights, title and interest pursuant to the Bareboat Charter executed or to be executed between the Shipowner in favour of the Mortgagee in the form attached as Exhibit A to the Assignment of Freights and Hires;

“Bareboat Charterer” means Compania Naviera Horamar S.A., a company incorporated in Argentina with its registered office at Av. Juana Manso 205, 6th floor, Buenos Aires, Argentina, and includes its successors in title.

“brokers” means such insurance brokers appointed by the Shipowner;

“Casualty Amount” means US Dollars Three Million ($3,000,000) (or the equivalent amount in any other currency or currencies);

“Charter” means, at any relevant time and in relation to the Vessel, any charter party, pool agreement or other employment contract relating to the Vessel whether now existing or hereinafter entered into by the Shipowner or any person, firm or company on its behalf including, without limitation, the Bareboat Charter;

“Classification Society” means, in relation to the Vessel, any classification society which is a member of the International Association of Classification Societies (IACS) (or any successor organisation thereof) or such other classification society which the Mortgagee shall, at the request of the Shipowner, have agreed in writing shall be treated as the Classification Society in relation to the Vessel for the purposes of the relevant Security Documents;

“Contract of Affreightment” means any contract or engagement for the carriage or transportation of cargo, mail or passengers or any of them relating to the Vessel whether now existing or hereinafter entered into by the Shipowner or any person, firm or company on its behalf;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Earnings” means, in relation to the Vessel, all moneys whatsoever from time to time due or payable to the Shipowner during the period any Indebtedness remains unpaid, arising out of the use or operation of the Vessel including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the Shipowner in the event of requisition of the Vessel for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of the Vessel, including without limitation, of the Bareboat Charter;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to the Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Vessel required under any Environmental Laws;

“Environmental Claim” means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with material claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from the Vessel;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to the Vessel pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“excess risks” means the proportion of claims for general average and for salvage charges and under the ordinary running-down clause not recoverable in consequence of the excess of the value at which the Vessel is assessed for the purposes of such claims over her insured value;

“Insurances” means all policies and contracts of insurances and all entries in a protection and indemnity or war risks association which are now or may hereafter be taken out or effected in respect of the Vessel, her freight, disbursement, profits or otherwise howsoever, and all the benefits thereof including all claims whatsoever and returns of premia; provided, however, that Insurances shall not include any policies of insurances issued to the Shipowner or for the Shipowner’s benefit that provide coverage for a credit default by a charterer under any charter party concerning the Vessel;

“Insurers” means the underwriters or insurance companies with whom any Insurance is effected and the manager of any protection and indemnity or war risks association in which the Vessel may at any time be entered;

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms attached as Exhibit A to the Assignment of Insurance or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

“Obligatory Insurance” means any policy or contract of insurance and any entry in a protection and indemnity or war risks association effected under or pursuant to Clause 3.01(a) hereof;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision);

“Requisition Compensation” means the sum of money or other compensation from time to time payable or paid by any person in connection with or by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire or use;

“Total Loss” means:

(a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Shipowner within one hundred and twenty (120) days after the occurrence of such damage (and evidenced by an Officer’s Certificate to such effect delivered to the Mortgagee, within such 120-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence), or (d) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked. A Total Loss shall be deemed to have occurred (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss; (iii) in the case of any event referred to in clause (c) above, upon the delivery by the Shipowner of the Company’s Officer’s Certificate to the Mortgagee; or (iv) in the case of any event referred to in clause (d) above, on the date that is six (6) months or, in case of any of the foregoing events resulting from an act of piracy covered by insurance, twelve (12) months, after the occurrence of such event.

“war risks” includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls—Time (1/11/95) attached or similar cover.

Article II - Covenants of the Shipowner

2.01. The Shipowner will immediately pay, when due, the Indebtedness, represented by the Indenture, the Notes, the Guarantee and the Security Documents, and will observe, perform and comply with the covenants, terms and conditions therein, herein and in the Indenture expressed or implied, on its part to be observed, performed or complied with.

2.02. The Shipowner represents and warrants to the Mortgagee that the Shipowner:

(a) was duly organized and is now existing as a corporation under the laws of its jurisdiction of incorporation and is duly authorized to mortgage the Vessel and all corporate action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken and this Mortgage is and will be a valid and enforceable obligation of the Shipowner in accordance with its terms;

(b) lawfully owns and is lawfully possessed of One Hundred per cent (100%) of the Vessel free from any lien or other encumbrance whatsoever prior to the lien of the Mortgagee under this Mortgage, except for liens for crew’s wages and other Permitted Liens (as defined in the Indenture) and, subject to such liens, will warrant and defend the title and possession thereof and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever;

(c) has not heretofore assigned or pledged or in any other way encumbered the Earnings, or the Requisition Compensation or any Charter or Contract of Affreightment or any part thereof; and

(d) is not in default in any material respect under any Charter or Contract of Affreightment.

2.03. The Shipowner shall at all times comply with and satisfy and shall ensure that the Bareboat Charterer at all times complies with and satisfies all of the applicable provisions of the laws of the flag of the Vessel (including without limitation all rules and regulations issued thereunder) in order to maintain this Mortgage, as a first preferred mortgage upon the Vessel and upon all renewals, replacements and improvements made in or to the same. The Shipowner will take all such action and execute all such instruments, as may be necessary or as the Mortgagee may reasonably request from time to time in order to give full effect to this Mortgage and to further assure to the Mortgagee the security and benefit of this Mortgage and the right in rem and lien granted hereby. The Shipowner shall pay all reasonable fees and expenses (including reasonable attorneys’ fees and expenses) in connection with the foregoing.

2.04. The Shipowner shall notify the Mortgagee in writing forthwith by fax or other electronic means, thereafter confirmed by letter, of:

(a) any damage to the Vessel requiring repairs the cost of which will exceed the Casualty Amount;

(b) any occurrence in consequence of which the Vessel has or may become a Total Loss;

(c) any requisition of the Vessel for hire;

(d) any requirement or recommendation made by any insurer or Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms and within such time periods and any extensions thereof set by such insurer or Classification Society;

(e) any exercise of a lien or other material claim on the Earnings or Insurances or any part thereof;

(f) any petition or notice of meeting to consider any resolution to wind-up the Shipowner (or any event analogous thereto under the laws of the place of its incorporation);

(g) the occurrence of any Default; and

(h) the occurrence of any Environmental Claim against the Shipowner or the Bareboat Charterer or the Vessel, or any incident, event, or circumstance which may give rise to any such Environmental Claim.

2.05. The Shipowner shall take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Vessel in any jurisdiction in or to which the Vessel shall be employed or located or trade or which may otherwise be applicable to the Vessel and/or the Shipowner and/or the Bareboat Charterer and, if the Mortgagee shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Shipowner and/or the Bareboat Charterer, as applicable.

2.06. The Shipowner shall comply and shall ensure that the Bareboat Charter complies with all Environmental Laws in relation to the Vessel including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, all Environmental Approvals in relation to the Vessel.

2.07. The Shipowner will:

(a) promptly take all steps necessary or appropriate to preserve for the benefit of the Shipowner and the Mortgagee their respective interests in each Charter or each Contract of Affreightment;

(b) promptly and diligently perform the obligations on its part contained in any Charter or Contract of Affreightment, and, in the case of a default by any charterer (including without limitation the Bareboat Charterer) or any shipper under any Charter or Contract of Affreightment, institute and maintain all such proceedings as may be reasonably necessary or expedient to preserve or protect the interest of the Shipowner and the Mortgagee, in such Charter or Contract of Affreightment;

(c) not assign, charge, pledge or otherwise create any encumbrances over the whole or any part of its rights under any Charter or Contract of Affreightment or in respect of the Requisition Compensation, in favor of anyone other than the Mortgagee,

(d) not grant nor agree to any material waiver or release of any material obligation of any charterer or any shipper under any such Charter or Contract of Affreightment;

(e) save for the Bareboat Charter, not let the Vessel:

(A) on demise charter for any period without the prior written consent of the Mortgagee;

(B) on terms whereby more than two (2) month’s hire (or the equivalent) is payable in advance; or

(C) on terms other than reasonable commercial terms or any non-arms’ length terms; and

(f) not enter into any agreement or arrangement whereby the Earnings may be shared with any other person, without prior written notice to the Mortgagee, except for agreements or arrangements existing on the date hereof and except for agreements and/or arrangements with any charterer of the Vessel.

2.08. The Shipowner will not cause or permit the Vessel to be operated in a manner contrary to any material law, will not engage in any unlawful trade, violate any applicable law or carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture, condemnation and will not do or suffer or permit to be done anything which will cause the loss of registration or enrollment of the Vessel under the laws and regulations of its country of registry.

2.09. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom unless the same shall be contested in good faith and by appropriate proceedings.

2.10. In the event of requisition of the title or requisition of the use of the Vessel for a period of longer than six (6) months, the Mortgagee shall be entitled to receive directly all amounts payable to the Shipowner by reason of such requisition, such amounts to be applied to the payment of any and all amounts becoming due and payable in respect of the Indebtedness and crediting the Shipowner with the surplus, if any; and the Shipowner hereby irrevocably constitutes and appoints the Mortgagee attorney-in-fact, to demand, collect and receive all amounts which may become payable to the Shipowner by reason of such requisition. The Shipowner agrees to notify promptly the Mortgagee in writing and execute and deliver to the Mortgagee promptly upon demand any and all documents and instruments which may be necessary in order to put into effect and carry out the foregoing.

2.11. Except for this Mortgage and Permitted Liens under the Indenture, the Shipowner shall not have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any liens, encumbrance, or charge on the Vessel for longer than forty five (45) days after the same becomes due and payable.

2.12. The Vessel shall, and the Shipowner covenants that she shall, at all times comply with all applicable laws, treaties and conventions of the state of registration of the Vessel and rules and regulations issued thereunder and shall have on board certificates showing compliance therewith. The Shipowner shall do everything necessary under the laws of the state of registration of the Vessel and the state of incorporation and/or of the domicile, as the case may be, of the Shipowner for the purpose of perfecting and maintaining this Mortgage as a good and valid mortgage. and, in particular (but without prejudice to the generality of the foregoing), shall carry on board the Vessel with the Vessel’s papers a properly certified copy of this Mortgage and exhibit the same to any person having a legal interest therein, to any person having business with the Vessel and to any representative of the Mortgagee and shall place and keep prominently displayed in the chartroom and in the master’s cabin of the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

“This Vessel is covered by a first preferred Mortgage in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee, under the terms of said Mortgage. Neither the Shipowner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens for crew’s wages and salvage.”

2.13. If a libel be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court and not released within fifteen (15) days, the Shipowner shall promptly notify the Mortgagee in writing and within thirty (30) days shall cause the Vessel to be released from any such attachment, levy or custody and shall promptly notify the Mortgagee in writing of such release.

2.14. The Shipowner shall at all times at its own cost and expense and without cost or expense to the Mortgagee:

(a) maintain and preserve, or cause to be maintained and preserved, in all material respects the Vessel in good running order and repair as will keep her or cause her to be kept, in such condition, as will entitle her to the highest classification and rating for vessels of the same age and type in Lloyds Register of Shipping or such other Classification Society and annually will furnish the Mortgagee a certificate by such Classification Society that such classification is maintained. The Shipowner will promptly furnish to the Mortgagee full information in respect of any casualty or other accident or damage to the Vessel involving an amount estimated by the Shipowner as likely to be in excess of the Casualty Amount;

(b) submit the Vessel to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Mortgagee upon request copies of all survey reports issued in respect thereof;

(c) ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose (but at the expense of the Shipowner), may board the Vessel at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections;

(d) deliver to the Mortgagee upon request but no more than once during any twelve (12) month period, a report prepared by surveyors or inspectors appointed by the Mortgagee, in relation to the seaworthiness and safe operation of the Vessel, produce evidence to the Mortgagee that any recommendations made in such reports have been complied with or will be complied with in accordance with their terms, in full and thereafter procure that such recommendations are so complied with;

(e) not without the prior written consent of the Mortgagee to, or suffer any other persons to:

(i) make any modification to the Vessel in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(ii) remove any material part of the Vessel or any equipment the value of which is such that its removal from the Vessel would materially reduce the value of the Vessel without replacing the same with equivalent parts or equipment which are owned by the Shipowner free from Encumbrances; or

(iii) install on the Vessel any equipment owned by a third party which cannot be removed without causing material damage to the structure or fabric of the Vessel.

2.15. Save for affiliates of the Co-Issuers and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer, the Shipowner shall not appoint any person, firm or company to act as manager or managers of the Vessel unless the Mortgagee shall have first given its written approval to such appointment, which approval shall not be unreasonably withheld, and to the material terms of the management contract and no alteration to such material terms shall be made without the prior written approval of the Mortgagee.

2.16. The Shipowner will from time to time upon the request of the Mortgagee deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not and upon the request of the Mortgagee, will give the Mortgagee all other reasonable information regarding the Vessel, her employment, position and engagements.

2.17. Except as permitted under the Indenture and the Security Documents, the Shipowner will not transfer or change the flag or port of documentation of the Vessel, or sell, transfer, mortgage or demise charter the Vessel without the written consent of the Mortgagee first had and obtained, which consent shall be granted for flags that are permitted by the terms of the Indenture.

2.18. The Shipowner, at its own cost and expense, shall insure the Vessel and keep the same insured in accordance with the terms stipulated in Article III below and/or shall ensure that during the tenor of the Bareboat Charter, the Bareboat Charterer keeps the Vessel insured in accordance with the above terms.

2.19. The Shipowner will not cause or permit the Vessel to undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list in effect from time to time of exclusions attached to the war risks insurance policies in the form of war risks trading warranties, without first notifying thereof the war risks underwriters of the Vessel and paying any additional insurance premiums required.

2.20. The Shipowner shall pay to the Mortgagee on demand, together with interest at the rate applicable from time to time to the overdue portion of the Indebtedness, all monies whatsoever which the Mortgagee shall or may reasonably expend or become liable for in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and in particular, but without limitation as to the generality of the foregoing, in respect of discharge or purchase of liens, lifting or arrest (whether enforced or conservative), taxes (including taxes in connection with or incidental to the registration of this Mortgage), dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees and out-of-pocket expenses and other matters which the Shipowner is obligated herein to provide but fails to provide. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of the consequences of any Event of Default (as hereinafter defined). Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness of the Shipowner secured by this Mortgage.

Article III – Insurance

3.01. The Shipowner covenants that it will at all times:

(a) insure and keep the Vessel insured free of cost and expense to the Mortgagee, in the sole name of the Manager (Compania Naviera Horamar S.A.) and/or in the name of the Shipowner and/or during the tenor of the Bareboat Charter, in the name of the Bareboat Charterer and/or in the name of the Company and/or in the name of Ponte Rio S.A. and/or in the name of other subsidiaries of the Company;

(i) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, according to English or American or Norwegian hull clauses or any other similar clauses with a reasonable deductible (but in no event in excess of US Dollars One Million ($1,000,000) save for war risks, in which case the deductible shall in no event be in excess of US Dollars Five Million ($5,000,000)), for an amount in US Dollars not less than the Fair Market Value of the Vessel, and upon such terms as shall from time to time be approved in writing by the Mortgagee; Provided that if and when the Vessel is laid up, in lieu of such Insurances as contemplated in this clause 3.01(a), the Shipowner may keep such Vessel insured under a policy of port or lay up risk insurance;

(ii) against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for vessels of the same type, size, age and flag as the Vessel and a freight, demurrage and defence cover) for the full value and tonnage of the Vessel; and

(iii) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of a vessel of the same type and age as the Vessel;

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of any mortgagee’s interest insurance (including, if the Mortgagee shall so require, mortgagee’s additional perils (including all P&I risks) coverage) which the Mortgagee may from time to time effect in respect of the Vessel, upon such terms and in such amounts as the Mortgagee shall deem desirable;

(b) effect the insurances aforesaid in US Dollars and through the brokers (other than the said mortgagee’s interest insurance which shall be effected through brokers nominated by the Mortgagee, if so requested by the Mortgagee) and with reputable and recognized creditworth insurance companies and/or underwriters; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Vessel with reputable and recognized creditworth war risks and protection and indemnity associations;

(c) punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(d) at least twenty one (21) days before the relevant policies, contracts or entries expire, notify the Mortgagee in writing of the names of the brokers proposed to be employed by the Shipowner or the Bareboat Charterer or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 3.01, procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the brokers and/or to the war risks and protection and indemnity associations at least three (3) days before the relevant policies, contracts or entries expire, and that the brokers and/or the approved war risks and protection and indemnity associations will at least one (1) day before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(e) arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(f) deposit with the brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 3.01(a) as are effected through the brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurance (in the form attached as Exhibit A to the Assignment of Insurance and signed by the Shipowner and/or the Bareboat Charterer or such other form as may be agreed to by the Mortgagee and by any other assured who shall have assigned its interest in the insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the approved brokers in such form as shall from time to time be required by the Mortgagee;

(g) procure that any protection and indemnity and/or war risks associations in which the Vessel is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be requested by the Mortgagee;

(h) take and ensure that the Bareboat Charterer takes all necessary action and comply and ensure that the Bareboat Charterer complies with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications which are not customary for vessels of the same or similar type as the Vessel and engaged in business that the Vessel is ordinarily engaged in or would impair the Mortgagee’s rights to the Insurance;

(i) provide to the Mortgagee upon request, copies of all written communications between the Shipowner, the Bareboat Charterer and the brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 3.01(h);

(j) do all things necessary and provide all documents, evidence and information reasonably requested by the Mortgagee to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances; and

(k) not employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

3.02. The Shipowner also covenants that:

(a) without prejudice to the generality of the foregoing:

(A) the insurances taken out pursuant to clause 3.01(a)(i) shall be on a full cover or all risks cover basis, according to either English or American or Norwegian or Codex 2006 hull clauses or such other generally accepted hull clauses used by prudent shipowners of the same type of vessel as the Vessel with only reasonable deductibles, in no event shall such deductibles be in excess of US Dollars One Million ($1,000,000) save for war risks, in which case the deductible shall in no event be in excess of US Dollars Five Million ($5,000,000);

(B) the insurances taken out pursuant to clause 3.01(a)(ii) shall be according to London Institute War Clauses or such other generally accepted war clauses used by prudent shipowners of the same type of vessel as the Vessel, attaching also the so-called War Protection Clause, and the Shipowner shall be required to insure separately crew war liabilities; and

(C) if any crew liabilities have been entirely excluded from protection and indemnity association cover or insured on a deductible/excess basis, such liabilities shall be further separately insured;

(b) if the Shipowner and/or during the tenor of the Bareboat Charterer, the Bareboat Charterer insures the Vessel with a self-insurance or mutual insurance schemes or any of the Obligatory Insurances are placed with an insurance company which the Mortgagee reasonably determines to be captive insurance company, then if the Mortgagee so requires, the Shipowner will ensure that such captive insurance company or mutual insurance scheme (A) reinsures the risks, and (B) assigns to the Mortgagee its rights, title and interest in and to such reinsurance policies; and

(c) it is hereby agreed that if the Shipowner and/or during the tenor of the Bareboat Charterer, the Bareboat Charterer fails to take out or maintain any insurance required to be effected by it pursuant to clause 3.01, the Mortgagee on behalf of the Shipowner, may (but shall not be obligated to) effect any such insurance (without prejudice to any other right of the Mortgagee arising hereunder, under the Indenture, the Notes, the Guarantee or under the other Security Documents by reason of such default) and the Shipowner will on demand pay to the Mortgagee the amount of any payment made in connection therewith, together with interest thereon at the rate specified in the Notes from the date of payment was made to the date of receipt.

3.03 The Shipowner:

(a) forthwith upon the effecting of any Obligatory Insurances, will give or ensure that the Bareboat Charterer will give written notice thereof to the Mortgagee stating the full particulars (including the dates and amounts) thereof;

(b) will cause and/or ensures that Bareboat Charterer will cause the brokers and the managers of any protection and indemnity or war risks association in which the Vessel may be entered:

(A) to hold to the order of the Mortgagee the original of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel, and to deliver certified copies thereof to the Mortgagee on its request; and

(B) to agree to advise the Mortgagee promptly in writing:

(1) if any underwriter, insurance company or protection and indemnity or war risks association cancels any Obligatory Insurance;

(2) of any alteration to any Obligatory Insurance or any default in the payment of any premium, call or contribution or any failure to renew any of the Insurances at least twenty one (21) days before its expiry; and

(3) of any other act, omission or event of which they have knowledge which would or might render invalid or unenforceable any of the Obligatory Insurances in whole or in part;

(c) represents and warrants that it or the Bareboat Charterer has not heretofore assigned, charged or pledged the Insurances in whole or in part, and will not hereafter assign, charge or pledge the Insurances in whole or in part to anyone other than the Mortgagee;

(d) will not and will ensure that the Bareboat Charterer will not settle, compromise or abandon any claim under any of the Obligatory Insurances other than a claim of less than US Dollars Three Million ($3,000,000) and not being a claim arising out of the Total Loss of the Vessel;

(e) if and whenever any of the Obligatory Insurances comes into effect, will give and/or cause the Bareboat Charterer to give written notice thereof to the Mortgagee stating the full particulars (including the dates and amounts) thereof; and

(f) will, at its own expense and without expense to the Mortgagee, make and/or cause the Bareboat Charterer to make all proofs of loss and take any and all other steps necessary to effect collection from brokers, underwriters or protection and indemnity or war risk associations of any loss under any Insurance and shall do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances.

3.04. Until the occurrence of an Event of Default:

(a) any claim under any such insurance (other than in respect of actual or constructive or arranged or compromised total loss) whether such claim is under the terms of the relevant loss payable clause payable directly to the Manager (Compania Naviera Horamar S.A.) and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer and/or the Company and/or Ponte Rio S.A. and/or other subsidiaries of the Company or not, shall be applied by the Manager (Compania Naviera Horamar S.A.) and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer and/or the Company and/or Ponte Rio S.A. and/or other subsidiaries of the Company in making good the loss or damage in respect of which it has been paid or paid to the Shipowner in reimbursement of moneys expended by it for such purpose, in each case in an manner consistent with the terms of the Indenture;

(b) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or the Manager (Compania Naviera Horamar S.A.) and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer and/or the Company and/or Ponte Rio S.A. and/or other subsidiaries of the Company, in reimbursement of moneys expended in satisfaction of such liability;

(c) the Mortgagee shall promptly consent to the payment to the Manager (Compania Naviera Horamar S.A.) and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer and/or the Company and/or Ponte Rio S.A. and/or other subsidiaries of the Company, of any claim under any of the Obligatory Insurances, upon receipt by the Mortgagee of a written undertaking by the Shipowner to apply such payment as provided herein in this clause 3.04.

3.05. Any claim under any such insurance and entry in respect of actual or constructive or arranged or compromised total loss shall be paid to the Mortgagee to be applied in accordance with the terms of the Indenture.

3.06. Upon the occurrence of an Event of Default, any claim under any such insurance and entry will be paid to the Mortgagee and will be applied by the Mortgagee in accordance with the terms of the Indenture.

Article IV - Events of Default and Remedies of the Mortgagee

4.01. The following events, herein called “Events of Default” (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), constitute Events of Default under this Mortgage:

(a) If any Event of Default (as defined in the Indenture) shall occur under the terms of the Indenture, the Notes or the Guarantee; or

(b) If the Shipowner fails to perform or observe the terms, covenants or provisions contained in this Mortgage and such failure shall continue unremedied for a period exceeding thirty (30) days after written notice thereof is provided by the Mortgagee to the Shipowner; or

(c) if any concerned governmental authority shall refuse or shall fail to deliver any required consent or approval to any of the transactions or instruments described or contemplated by this Mortgage in respect of the Shipowner or any Guarantor or the Bareboat Charter or if any such governmental authority shall terminate or shall suspend any consent or approval heretofore granted by such governmental authority or if any exchange control or other law or regulation of the state of registration of the Vessel or any other country or political subdivision of any thereof shall exist which makes any transaction under this Mortgage or the continuation thereof unlawful or would prevent the performance of any term of this Mortgage or of any instrument delivered in connection herewith; or

(d) if the Vessel shall be libeled or levied upon or taken by virtue of any attachment or execution or conservative arrest or seized by any judicial, governmental or other authority and shall not be released from such libel, levy, attachment, execution, conservative arrest or seizure within sixty (60) days after the date on which written notice of such event was required to be delivered to the Mortgagee; or

(e) if the Shipowner shall do or omit, or cause to be done or omitted, any act or shall incur or cause to be incurred any expense which shall imperil the security of the Mortgagee created by this Mortgage or the registration of the Vessel under the laws of the state of registration of the Vessel; or

(f) if the Shipowner or any competent governmental authorities take steps to have the Vessel flagged in a jurisdiction not permitted be the terms of this Mortgage; or

(g) if any account, bill, charge, claim, bottomry bond or other document shall come into existence in respect of the Vessel or any share therein which the Mortgagee may be called upon to take up or which it may think necessary or advisable to take up or which may confer upon the holder thereof a maritime lien or any other claim upon the Vessel, or any share therein, in priority to the claim of the Mortgagee hereunder other than any applicable Permitted Lien and such lien is not removed from the Vessel within sixty (60) days after any of the Shipowner and/or the Manager (Compania Naviera Horamar S.A.) and/or the Shipowner and/or during the tenor of the Bareboat Charter, the Bareboat Charterer and/or the Company and/or Ponte Rio S.A. and/or other subsidiaries of the Company, becomes aware of such lien; or

(h) if contrary to the entry in the appropriate ships registry, the Shipowner is not the owner of the Vessel or any share therein or if its ownership is the subject of a final non-appealable judgment determined in a manner adverse to the Shipowner or the rank or validity of the Mortgage entered in favor of the Mortgagee is the subject of a final non-appealable judgment determined in a manner adverse to the Mortgagee; or

(i) if the state of the flag of the Vessel becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means and such hostilities, civil war or seizure of power affects the registration of the Vessel or the enforceability of this Mortgage unless the Shipowner registers the Vessel under another flag approved by the Mortgagee and in accordance with the terms of the Indenture; or

(j) if any of the Shipowner or the Bareboat Charterer fails to comply with any Environmental Law or any Environmental Approval or the Vessel is involved in any incident which gives rise or may give rise to an Environmental Claim.

4.02. In case any one or more Events of Default shall have occurred and be continuing, then, in each and every such case the Mortgagee will have the right to, upon written notice of such Event of Default to the Shipowner and failure by the Shipowner to cure such Event of Default within five (5) days after such notice, and subject to the terms of Indenture and this Mortgage, without notice or further demand, immediately to put into force and exercise all the powers and remedies possessed by it according to law as mortgagee and chargee of the Vessel and in particular but without limitation as to the generality of the foregoing:

(a) declare immediately due and payable all of the Notes (in which case all of the same shall be immediately due and payable together with accrued interest until the date of the actual payment, such interest to be computed at the default interest specified in the Indenture), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Notes and collect the same out of any and all property of the applicable Co-Issuer or the Shipowner, whether covered by this Mortgage or otherwise;

(b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the Mortgagee may, without being responsible for loss or damage, except in case of willful misconduct or gross negligence of the Mortgagee (as determined by a final non-appealable decision of a court of a competent jurisdiction), hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return of premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale hereunder all costs, fees, expenses, charges, damages or losses by reason of such use, and if at any time the Mortgagee shall avail itself of the right herein given to it to take the Vessel: (i) the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock the Vessel at any other place at the cost and expense of the Shipowner, (ii) the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and (iii) the Shipowner hereby irrevocably instructs the master of the Vessel so long as this Mortgage is outstanding to deliver the Vessel to the Mortgagee as demanded;

(d) sell the Vessel or any share therein with or without the benefit of any charterparty or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the Mortgagee may, at its option, become the purchaser of the Vessel on behalf of the Holders, and shall have the right to set off the purchase price against the Indebtedness. In case of non-judicial sale of the Vessel, the Mortgagee shall give a twenty (20) calendar days prior notice of the date of such sale to the Shipowner and all other registered mortgagees. Any sale of the Vessel or any share therein made by the Mortgagee in pursuance of this Mortgage, whether under the power of sale granted in this provision or the power of attorney granted in sub-paragraph (a) of clause 4.03 below, or any judicial proceedings shall operate to divest all title, right and interest of any nature whatsoever of the Shipowner therein and thereto and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. Upon any such sale, the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefore.

4.03. The Shipowner hereby irrevocably (because such appointment is also to the interest of the Mortgagee) appoints the Mortgagee its attorney-in-fact with full power in the name of the Shipowner:

(a) to sell and transfer the Vessel or any share therein, to make a good conveyance of the title to the Vessel so sold and to execute and deliver to any such purchaser a legal bill of sale of the Vessel and any and all other documents, instruments and writings necessary or advisable for such sale and transfer;

(b) to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return of premiums or otherwise, salvage awards and recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Shipowner acquaintances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing; and

(c) to appear in the name of the Shipowner its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel, or any share therein, from which the Vessel has not been released and to take such proceedings as to it may seem proper towards the defense of such suit and the purchase or discharge of such lien and all reasonable expenditures made or incurred by it for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee secured by this Mortgage secured by this Mortgage in like manner and extent as if the amount and description thereof were written herein;

Provided however that the Mortgagee shall not exercise the power contained in this clause 4.03, unless and until the Indebtedness shall have become immediately due and payable pursuant to clause 4.01 above. The exercise of such power by the Mortgagee shall not put any person dealing with it, including, without limitation, any master or charterer or purchaser of the Vessel and/or ships registrar of government authority, upon any inquiry as to whether the Indebtedness shall have become immediately due and payable as aforesaid, nor shall any such person be in anywise affected by notice to the contrary and the exercise by the Mortgagee of this power shall be conclusive evidence of its right to exercise the same.

4.04. Upon the occurrence and during the continuance of an Event of Default and after the Indebtedness represented by the Notes, has become immediately due and payable, the Mortgagee may from time to time appoint in writing any person to be a receiver of the Vessel and may from time to time in writing remove any receiver so appointed and appoint another in his place. A receiver so appointed shall be the receiver of the Shipowner and the Shipowner shall be solely responsible for his acts and defaults and remuneration. Such receiver shall have the power to exercise all or any of the powers conferred on the Mortgagee by law and by this Mortgage. The Shipowner hereby irrevocably appoints any receiver, appointed as aforesaid, its attorney for and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any assurance, agreement, instrument or act which may be required or may be deemed proper for any of the purposes hereof. The net proceeds of sale and all other monies received by the receiver shall be applied by it, subject to the claims of all secured creditors (if any) ranking in priority to this security, as provided in the Indenture.

4.05. The powers conferred upon the Mortgagee by this Mortgage are and shall be in addition to and not to the prejudice of all statutory and other powers (whether of sale, appointment of a receiver or otherwise) conferred upon mortgagees and may be exercised by it without restriction and at such times (with or without notice) and in such manner as the Mortgagee in its sole discretion may think fit.

4.06. The exercise by the Mortgagee or any receiver, referred to in clause 4.04 above, of any power, power of attorney, right or remedy granted to any of them hereunder shall not put any person dealing with them (including without limitation any master or purchaser or charterer of the Vessel and/or any ships registrar or government authority) upon any inquiry as to whether notice has been given or any Event of Default has occurred or as to the propriety of any sale or charter of the Vessel or as to the application of the proceeds thereof, nor shall any such person be in anywise affected by notice to the contrary and the exercise by the Mortgagee or any such receiver of any power, power of attorney, right or remedy hereunder shall be conclusive evidence of its right to exercise the same.

4.07. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any and all Events of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercises thereof or the exercise of any such right, power or remedy hereunder; nor shall the acceptance by the Mortgagee of any security or any payment of or on account of the Indebtedness after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. No modification or waiver of any provision hereof nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only on the specific instances and for the purpose for which given.

4.08. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the Vessel and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

4.09. The Shipowner hereby empowers the Mortgagee to apply any credit balance from time to time standing upon any account of the Shipowner with the Mortgagee in or towards satisfaction of the Indebtedness represented by the Indenture, the Notes, the Guarantee and the Security Documents and in the name of the Mortgagee or of the Shipowner or any of them to do all such acts and execute all such documents, at the expense of the Shipowner, as may be required to effect such application.

4.10. The Shipowner hereby further covenants with the Mortgagee that the Shipowner will from time to time as may be reasonably necessary or at the request in writing of the Mortgagee do all such things and execute all such documents as may be reasonably necessary or as the Mortgagee may consider reasonably necessary or desirable for giving full effect to the Mortgage or for securing the rights of the Mortgagee hereunder.

4.11. The proceeds of any sale, requisition or taking of the Vessel and the net earnings from any management, charter or other use of the same by the Mortgagee under any of the powers herein specified and any and all other monies received by the Mortgagee pursuant to and under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied by the Mortgagee as provided in the Indenture.

In the event that the proceeds are insufficient to pay the amount payable to anyone other than the Shipowner, as provided in the Indenture, the Mortgagee shall be entitled to collect the balance from the Shipowner or any other person liable therefore.

4.12. Until one or more of the Events of Defaults shall happen and the Mortgagee shall have served notice on the Shipowner that the Notes are immediately due and payable, the Shipowner:

(a) shall be suffered and permitted to retain actual possession and use of the Vessel; and

(b) shall have the right, from time to time, in its discretion and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, mast spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture fittings, equipment or other appurtenances of at least substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage.

4.13. If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee as preferred mortgagee hereunder or prior to any foreclosure proceedings, the Shipowner offers completely to cure all Events of Default and to pay all reasonable expenses (including reasonable attorneys’ fees and expenses), advances and damages to the Mortgagee consequent on such Events of Default with interest, at the default interest rate as provided in this Mortgage, the Mortgagee shall subject to the terms of the Indenture, accept such offer and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights of the Mortgagee consequent thereon.

4.14. In addition to any other provisions hereof for the enforcement of the rights of the Mortgagee under this Mortgage, the Mortgagee may, at its option, upon the occurrence of an Event of Default and after serving notice on the Shipowner that the Notes are immediately due and payable bring:

(a) an action, suit or other proceeding in rem against the Vessel to foreclose the Mortgage and sell the Vessel in any court of any country in which the Vessel may be found, and/or

(b) an action, suit or other proceeding in personam against the Shipowner and/or any person obligated to the Mortgagee in connection with the Indebtedness to recover payment thereof and interest, charges and expenses and/or to foreclose this Mortgage and sell the Vessel in any court in any country in which the Vessel or the Shipowner or any person liable may be found; and for the purpose of conferring jurisdiction on any such court in any country the Shipowner hereby irrevocably submits itself and the Vessel to the jurisdiction of any court in any country wherein the Vessel may be located at any time of an Event of Default hereunder, and to all proceedings in the courts of said country or place, instituted by the Mortgagee and the Shipowner irrevocably appoints the master and the charterer for the time being of the Vessel and the Shipowner of the Vessel for the time being at any port as the Shipowner and representatives of the Shipowner, upon any one of whom service of process may be made in any legal action, suit or proceeding in any such court. Notice of the commencement of any such suit, action or proceeding shall be promptly given by the Mortgagee to the Shipowner.

4.15. All the covenants, promises, stipulations and agreements of the Shipowner contained in this Mortgage shall bind the Shipowner and its successors and permitted assigns, and all the covenants, promises, stipulations and agreements of the Mortgagee contained in this Mortgage shall inure to the benefit of the Mortgagee and its successors and assigns, whether so expressed or not.

4.16. Any provision of this Mortgage which is prohibited or unenforceable by reason of any present or future law in any jurisdiction or court shall, as to such jurisdiction or court, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction or court shall not invalidate or render unenforceable such provision in any other jurisdiction or court. The Shipowner further agrees that, in the event that this Mortgage or any provisions herein shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or be deemed by the Mortgagee for any reason insufficient to secure the Indebtedness, then from time to time the Shipowner will promptly as reasonably necessary or upon demand by the Mortgagee execute on its own behalf such other and further assurance and documents as are reasonably necessary for the repayment of the Indebtedness or the creation of the security hereby agreed to be given.